UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 2)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 6, 2011 (May 13, 2011)
SMSA Treemont Acquisition Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-54096	27-2969090

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ruixing Industry Park Dongping County Shandong Province, People’s Republic of China	271509

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 86-538-241-7858
174 FM 1830, Argyle, TX 76226
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates,” “believes,” “estimates,” “expects,” “plans,” “projects,” “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.
USE OF DEFINED TERMS AND TREATMENT OF STOCK
Except as otherwise indicated by the context, references in this report to:
•	“SMSA,” “the Company,” “we,” “us,” or “our,” refers to the combined business of SMSA Treemont Acquisition Corp., and its wholly-owned subsidiaries, Xiangrui Pharmaceutical International Limited, and Shandong Xiangrui Pharmacy Co., Ltd.;

•	“SMSA” refers to SMSA Treemont Acquisition Corp.;

•	“Xiangrui” refers to Xiangrui Pharmaceutical International Limited, a BVI company and our direct, wholly owned subsidiary, and/or its direct and indirect subsidiaries, as the case may be;

•	“WFOE” refers to Tai’an Yisheng Management & Consulting Co., Ltd., a PRC company and our direct, wholly owned subsidiary, and/or its direct and indirect subsidiaries, as the case may be;

•	“Shandong Xiangrui” refers to Shandong Xiangrui Pharmacy Co., Ltd., a PRC company;

•	“China,” “Chinese” and “PRC,” refer to the People’s Republic of China;

•	“BVI” refers to the British Virgin Islands;

•	“RMB” refers to Renminbi, the legal currency of China;

•	“U.S. dollar,” “$” and “US$” refer to the legal currency of the United States;

•	“Securities Act” refers to the U.S. Securities Act of 1933, as amended; and

•	“Exchange Act” refers to the U.S. Securities Exchange Act of 1934, as amended.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On May 13, 2011, we entered into a share exchange agreement (the “Share Exchange Agreement”) with Xiangrui, and Mr. Chongxin Xu, the sole shareholder of Xiangrui. Pursuant to the Share Exchange Agreement, on May 13, 2011, Mr. Xu transferred to us all of the shares of the capital stock of Xiangrui in exchange for 12,363,885 newly issued shares of our common stock, which constituted 93% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Share Exchange Agreement. Mr. Chongxin Xu has no relationships with any members of the Company’s management or its affiliates.
ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
On May 13, 2011, we completed an acquisition of Xiangrui pursuant to the Share Exchange Agreement. The acquisition was accounted for as a recapitalization effected by a share exchange. Xiangrui is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.
FORM 10 DISCLOSURE
As disclosed elsewhere in this report, on May 13, 2011, we acquired Xiangrui in a reverse acquisition transaction. Item 2.01(f) of Form 8-K states that if the registrant was a shell company like we were immediately before the reverse acquisition transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.
Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined enterprises after the acquisition of Xiangrui, except that information relating to periods prior to May 13, 2011, the date of the reverse acquisition, only relate to Xiangrui unless otherwise specifically indicated.
BUSINESS
Our Corporate Structure
We are a Nevada holding company for several direct and indirect subsidiaries in the BVI and China. We own all of the issued and outstanding capital stock of Xiangrui, a BVI company. Xiangrui is a holding company that owns 100% of the outstanding capital stock of WFOE, a PRC company, which has contractual arrangements with Shandong Xiangrui and its shareholders that enable us to substantially control Shandong Xiangrui.
The following chart reflects our organizational structure as of the date of this report.

Our Corporate History
We were originally incorporated in the State of Nevada on May 3, 2010 to effect the reincorporation of Treemont Management Services, Inc., a Texas corporation, mandated by the plan of reorganization discussed below.
On January 17, 2007 Treemont Management Services, Inc. and its affiliated companies (collectively “SMS Companies”), filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code. On August 1, 2007, the bankruptcy court confirmed the First Amended, Modified Chapter 11 Plan (the “Plan”), as presented by SMS Companies and their creditors. The effective date of the Plan was August 10, 2007.
On May 12, 2011, the Company sold to New Fortress Group, Ltd., 400,000 restricted shares of common stock at a price of $0.001 per share in consideration for in country due diligence services provided to SMSA in connection with the evaluation of merits of the exchange transaction with Xiangrui. Neither New Fortress Group, Ltd. nor its controlling shareholder, Mr. John Zhang, are affiliated with Xiangrui. New Fortress Group, Ltd. has no continuing relationship with either SMSA or Xiangrui, except in its capacity as a seven percent (7%) shareholder of the Company.
On May 13, 2011, we entered into the Share Exchange Agreement with Xiangrui and its sole shareholder, Mr. Xu. Pursuant to the Share Exchange Agreement we issued 12,363,885 newly created shares to Mr. Xu, and became the sole shareholder of Xiangrui. The shares we issued to Mr. Xu constitute 93% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Share Exchange Agreement.
Upon the closing of the share exchange transaction, Mr. Timothy P. Halter, our sole director and officer, submitted a resignation letter pursuant to which he resigned from all offices that he held effective immediately and from his position as our director that will become effective on the tenth day following the mailing by us of an information statement, or the Information Statement, to our stockholders that complies with the requirements of Section 14f-1 of the Exchange Act. The information statement was mailed out on or about May 18, 2011. Mr. Dianshun Zhang and Mr. Guangyin Meng were appointed as our directors effective upon the closing of the reverse acquisition. In addition, our executive officers were replaced by two of the Shandong Xiangrui executive officers, namely Mr. Guo Wang and Mr. Qingtai Wang, upon the closing of the reverse acquisition as indicated in more detail below. Effective July 12, 2011, Mr. Qingtai Wang resigned from his position as Chief Financial Officer of our Company and was replaced by Mr. Wencai Pan. The announcement was made on the Company’s Current Report on Form 8-K filed on July 13, 2011.
For accounting purposes, the share exchange transaction was treated as a reverse acquisition with Xiangrui as the acquirer and SMSA as the acquired party. When we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Shandong Xiangrui on a single entity basis unless the context suggests otherwise.
Background and History of Xiangrui and the WFOE
Xiangrui was incorporated in the British Virgin Islands on November 29, 2010. Xiangrui is a holding company that has no operations or assets other than its ownership of all of the capital stock of the WFOE. Mr. Chongxin Xu, the sole shareholder of Xiangrui, has no relationships with any members of the Company’s management or affiliates.
The WFOE was incorporated in China on May 6, 2011, as a wholly foreign owned enterprise in China, with total registered capital of $20,000. The WFOE’s business license is valid from May 6, 2011 to May 3, 2031. The sole shareholder of the WFOE is Xiangrui. The registered capital shall be fully contributed within 90 days of the issuance of the WFOE’s business license on May 6, 2011. As of the date of this Current Report, the registered capital of the WFOE has been fully contributed by Xiangrui and its Entity Code Certificate has been obtained. The WFOE’s business scope includes enterprise management and consulting. The WFOE is still in the process of completing its tax registration with the PRC government. We believe that the absence of such registration will not affect the incorporation of the WFOE. The management of the WFOE consists of: (1) Mr. Zhongzhang Li, who simultaneously holds the positions of legal representative, executive director and general manager, and (2) Mr. Zhiyong Wang, the supervisor. Neither Mr. Zhongzhan Li nor Mr. Zhiyong Wang has any relationships with the members of the Company’s management or its affiliates. The potential conflicts of interest of our WFOE with the interests of Shandong Xiangrui and our affiliates are discussed in the section below entitled “Risk Factors — Risks Related to Our Corporate Structure.”
The WFOE has entered into a series of contractual arrangements, agreements known as variable interest agreements, with Shandong Xiangrui and its shareholders which enable us to substantially control Shandong Xiangrui, through which we conduct our corn refinery business in China. These contracts are discussed in more detail in the section below entitled “VIE Arrangements.”

Background and History of Shandong Xiangrui
Shandong Xiangrui was originally founded as a limited liability company on April 15, 2005 by five shareholders: (1) Mr. Xuchun Wang, (2) Mr. Lingfa Huang, (3) Mr. Binglong Qiao, (4) Shandong Ruixing Chemical Co., Ltd. (the former name of Ruixing Group, as discussed below), and (5) Mr. Guo Wang, our current CEO. Mr. Xuchun Wang, Mr. Lingfa Huang, Mr. Binglong Qiao and Mr. Guo Wang are option right holders under four option agreements. The Company understands that the Shandong Xiangrui shareholders were advised that entering into the option agreements with Mr. Chongxin Xu would allow them to obtain beneficial ownership of Xiangrui but reduce the risk that the governmental approval of the PRC Ministry of Commerce, or MOFCOM, under the M&A Rule, which the Shandong Xiangrui shareholders had not obtained, could be required under PRC law. The particular details of the Chinese regulatory environment concerning the Company’s restructuring options are discussed in more detail below in the section entitled “Government Approvals and Regulations — SAFE Regulations on Round Trip Investments.” For the risks involved in this type of arrangement and a discussion of the M&A Rule, refer to the section entitled “Risk Factors — If the China Securities Regulatory Commission, or CSRC, or another PRC regulatory agency determines that CSRC or other approval is required in connection with the reverse acquisition of Xiangrui, the reverse acquisition may be unwound, or we may become subject to penalties.” These option agreements are discussed in more detail in the section below entitled “Option Agreements.”
On March 2, 2006, Shandong Xiangrui was issued a new business license amending its name from its former name “Shandong Ruixing Starch Co., Ltd.” to its current name “Shandong Xiangrui Pharmacy Co., Ltd.” On December 20, 2008, Shandong Ruixing Chemical Co., Ltd. (the former name of Ruixing Group, as discussed below) transferred its entire equity interest in Shandong Xiangrui to Mr. Xuchun Wang resulting in a change of shareholding of the company with Mr. Xuchun Wang, Mr. Lingfa Huang, Mr. Binglong Qiao and Mr. Guo Wang holding eight-eight percent (88%), eight percent (8%), two percent (2%) and two percent (2%), respectively, of the equity interests in Shandong Xiangrui. Shandong Xiangrui has operated in the corn refinery industry since its establishment in 2005. Shandong Xiangrui’s business scope has remained the same before and after both the name change and the share transfer. Shandong Xiangrui’s total registered capital is RMB 20,000,000 ($3.1 million), which was fully paid on April 8, 2005. Of the payment of registered capital, RMB 17,200,000 ($2.7 million) was paid by Shandong Ruixing Chemical Co., Ltd. in the form of tangible goods, Mr. Lingfa Huang contributed RMB 1,600,000 ($250,528), and Mr. Xuchun Wang, Mr. Binglong Qiao and Mr. Guo Wang each respectively contributed RMB 400,000 ($62,632). The management of Shandong Xiangrui consists of: Mr. Guangyin Meng, as director; Mr. Yanpeng Zhao, as director; Mr. Guo Wang, as CEO; and Mr. Lingfa Huang as legal representative and chairman of the board. Our former CFO Mr. Qingtai Wang served as the CFO of Shandong Xiangrui from 2009 until July 12, 2011 when Mr. Wencai Pan assumed the position as CFO of our Company.
Background and History of the Affiliated Companies
Ruixing Group Co., Ltd. (“Ruixing Group”), was incorporated in China on October 24, 2003 under its former name Shandong Ruixing Chemical Co., Ltd. Shandong Ruixing Chemical Co., Ltd.’s name was changed to Ruixing Group Co., Ltd. on September 6, 2007. Ruixing Group is principally engaged in the industries of electricity generation and chemical products manufacturing. Ruixing Group has been engaged in these industries since its establishment on December 24, 2003. The following persons hold equity interests in Ruixing Group: Mr. Guangying Meng, 41.67%; Mr. Dianshun Zhang, 2.08%; Mr. Lingfa Huang, 2.40%; Mr. Binglong Qiao, 2.29%; Mr. Xuchun Wang, 1.53%; and Mr. Qintai Wang, 1.53%. The management of Ruixing Group consists of: Mr. Guangying Meng, as chairman and CEO; Mr. Dianshun Zhang, as director and vice president; Mr. Lingfa Huang, as director; Mr. Binglong Qiao, as vice president of the purchasing department; and Mr. Xuchun Wang, as a manager in the production department. None of the Company’s other executive officers hold any positions or have any interest in Ruixing Group.
Shandong Runyin Bio-chemical Co., Ltd. (“Runyin Bio-chemical”), was incorporated in China on November 8, 1993 and is principally engaged in chemical products manufacturing. Runyin Bio-chemical’s major shareholder is Ruixing Group, which holds 84.38% of its total equity interests. The following persons indirectly hold equity interests in Runyin Bio-chemical through their ownership interests in Ruixing Group: Mr. Guangying Meng, 35.16%; Mr. Dianshun Zhang, 1.75%; Mr. Lingfa Huang, 2.03%; Mr. Binglong Qiao, 1.93%; and Mr. Xuchun Wang, 1.29%. Mr. Xuchun Wang has a direct ownership of 0.23%. Our former CFO Mr. Qingtai Wang directly holds 0.05% and through Ruixing Group indirectly holds 1.29% of Runyin Bio-chemical’s total equity interests. Our chairman Mr. Guangying Meng and our director Mr. Dianshun Zhang also hold the positions of chairman and director, respectively, in Runyin Bio-chemical. None of the Company’s other executive officers hold any positions or have any interest in Runyin Bio-chemical.
Shandong Xinrui Chemical Devices Co., Ltd. (“Xinrui Chemical”), was incorporated in China on May 31, 2006 and principally engages in chemical installment and repairing of water supply and drainage devices, heating and ventilation machinery, construction lighting and also manufacturing of chemical products. Our chairman Mr. Guangying Meng is a director of Xinrui Chemical. None of the Company’s other directors or executive officers hold any positions or have any interest in Xinrui Chemical.
The term in office that each of our directors and executive officers has served in each of our affiliate companies is detailed below in the section entitled “Directors and Executive Officers.”
We do not currently share office space, facilities, employees and general administrative expenses with our affiliated entities. Ruixing Group, Runyin Bio-chemical and Xinrui Chemical are under common control of our Company by virtue of our chairman Mr. Guangying Meng’s concurrent executive positions in each of the respective affiliates. Mr. Meng also holds more than ten percent equity interests in Ruixing Group and Runyin Bio-chemical, respectively. As disclosed above, our other directors and executive officers also hold executive positions and have equity interests in our affiliates. Runyin Bio-chemical and Xinrui Chemical support our business and operations by providing utilities that are necessary for the manufacturing of our products. The total energy costs represent approximately 7.5% of our product costs, among which electricity accounts for approximately 2.5% while steam accounts for approximately 5%. Our affiliates have also provided cross guarantees under certain loan agreements entered into by Shandong Xiangrui. Refer to the section entitled “Risk Factors — The directors, executive officers, shareholders and ultimate beneficial shareholders of our variable interest entity and our affiliates may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.”

VIE Arrangements
Foreign ownership of companies within the corn refinery industry is subject to significant restrictions under current PRC laws and regulations.
Every foreign investment in China falls into one of four categories, which are (i) encouraged, (ii) permitted, (iii) restricted, and (iv) prohibited. The guidelines under which industries are classified are quite specific, and are outlined in the 2007 amendment of the Foreign Investment Industrial Guidance Catalogue, or the Catalogue. Pursuant to the Catalogue, the corn refinery industry is a restricted industry for foreign investment. Restricted industries are subject to higher-level government approvals, i.e., by the Ministry of Commerce. The process to obtain such approvals is time-consuming and uncertain.
In addition, in February 2011, the State Council and the Ministry of Commerce respectively promulgated regulations that require national security review on mergers and acquisitions and obtaining of control by foreign investors of domestic enterprises in significant or sensitive industries. Industries that fall within the scope of these regulations will be subject to review by the Ministry of Commerce. The review process is time-consuming and uncertain. Moreover, because these regulations were recently promulgated, the scope of the regulations and the effect of their enforcement remain unclear. There is uncertainty, for example, as to whether the corn refinery industry falls within the scope of a significant or sensitive industry subject to national security review.
In order to comply with these foreign ownership restrictions, we conduct our operations in China through our variable interest entity, Shandong Xiangrui. Xiangrui owns 100% of the equity interests of the WFOE. On May 9, 2011, the WFOE entered into a series of variable interest entity contractual agreements (the “VIE Agreements”) with Shandong Xiangrui and the shareholders of Shandong Xiangrui namely, Mr. Xuchun Wang, Mr. Lingfa Huang, Mr. Binglong Qiao and Mr. Guo Wang, or the Shandong Xiangrui shareholders, who are all PRC citizens. Pursuant to the VIE Agreements, we control Shandong Xiangrui. The VIE Agreements are comprised of a series of agreements, including an Exclusive Technical and Consulting Service Agreement, Management Fee Payment Agreement, Equity Interest Pledge Agreement, Exclusive Equity Interest Purchase Agreement, Operating Agreement and Proxy Agreement. Through these agreements the WFOE has the right to advise, manage and operate Shandong Xiangrui for an annual consulting service fee in an amount equal to Shandong Xiangrui’s yearly net income before tax. In order to further reinforce the WFOE’s rights to control Shandong Xiangrui, the Shandong Xiangrui shareholders have entrusted their shareholders’ rights in Shandong Xiangrui to a person to be designated by the WFOE. The terms of the VIE Agreements are more fully described below:
Exclusive Technical and Consulting Service Agreement
The WFOE and Shandong Xiangrui have entered into an Exclusive Technical and Consulting Service Agreement. This agreement provides that the WFOE will be the exclusive provider of technical and consulting services to Shandong Xiangrui. The annual consulting service fee is one hundred percent of the pre-tax net income of Shandong Xiangrui for each year for twenty-five years. Shandong Xiangrui agrees to reimburse all the WFOE’s costs, except income tax, related to performance of the agreement and surrenders all rights held by it in any intellectual property arising out of performance of this agreement. Any payment to the WFOE would need to comply with applicable Chinese laws affecting payments from Chinese Companies to foreign companies. See “Risk Factors — Risks Associated With Doing Business in China.”
Management Fee Payment Agreement
The WFOE, Shandong Xiangrui and the Shandong Xiangrui shareholders have entered into a Management Fee Payment Agreement for a term of twenty-five years. Under this agreement, the Shandong Xiangrui shareholders have agreed to pay the WFOE a management fee in an amount equal to a transfer fee that the Shandong Xiangrui shareholders will receive from the WFOE if the WFOE exercises its purchase right under the Exclusive Equity Interest Purchase Agreement. According to the Exclusive Equity Interest Purchase Agreement, the transfer fee payable by the WFOE shall not be significantly lower than the value of the net assets of Shandong Xiangrui, as determined by an appraiser. Such payment would be in consideration of the management and proxy services performed by the WFOE under the VIE Agreements.
Exclusive Equity Interest Purchase Agreement
The WFOE, Shandong Xiangrui and the Shandong Xiangrui shareholders have entered into an Exclusive Equity Interest Purchase Agreement. Under this agreement the Shandong Xiangrui shareholders irrevocably grant the WFOE the exclusive right, over the term of twenty-five years, to purchase or designate another person to purchase the equity interest in Shandong Xiangrui from the Shandong Xiangrui shareholders. When the purchase right is exercised, the transfer fee payable by the WFOE shall not be significantly lower than the value of the net assets of Shandong Xiangrui, as determined by an appraiser. Compliance with Chinese laws is a condition precedent to exercise of the purchase right by the WFOE. Moreover, Shandong Xiangrui agrees that, without the prior consent of the WFOE, Shandong Xiangrui will not engage in any transactions that could materially affect its equity structure, obligations, rights or operations, including assumption of indebtedness, incurrence of encumbrance on its assets or entry into a material agreement outside the ordinary course of business. The Shandong Xiangrui shareholders agree that without the prior consent of the WFOE, the Shandong Xiangrui shareholders will not sell or mortgage their equity interests in Shandong Xiangrui and will also exercise reasonable efforts to prevent the other shareholders of Shandong Xiangrui from effecting any change of control of Shandong Xiangrui.

Equity Interest Pledge Agreement
The WFOE and the Shandong Xiangrui shareholders have entered into an Equity Interest Pledge Agreement for a term of twenty-five years. Under this agreement, the Shandong Xiangrui shareholders pledge one hundred percent of their equity interests in Shandong Xiangrui, respectively, as security for the WFOE’s collection of 100% of the pre-tax net income of Shandong Xiangrui according to the terms of the Exclusive Technical Consulting Service Agreement. Shandong Xiangrui agrees to bear all expenses including tax burdens relating to the performance of this agreement. This agreement entitles the WFOE to collect dividends from Shandong Xiangrui during the term of the pledge. Any foreclosure on the pledge would need to comply with applicable Chinese laws affecting one hundred percent equity transfers between Chinese companies and foreign companies. The pledge was recorded with the Dongping County Administration of Industry and Commerce on May 13, 2011.
Operating Agreement
Pursuant to the Operating Agreement among the WFOE, Shandong Xiangrui and the Shandong Xiangrui shareholders, the WFOE agrees to serve as the guarantor for Shandong Xiangrui in all contracts between Shandong Xiangrui and third parties that relate to Shandong Xiangrui’s operation, for a term of twenty-five years. Shandong Xiangrui in turn agrees to pledge all account receivables arising out of its operation, equipments and other operating assets to the WFOE. Furthermore, the Operating Agreement provides that the WFOE may direct the day to day operations of Shandong Xiangrui through the provision of management services and that Shandong Xiangrui and the Shandong Xiangrui shareholders shall appoint directors and senior management of Shandong Xiangrui according to the WFOE’s recommendations. Moreover, Shandong Xiangrui agrees that, without the prior consent of the WFOE, Shandong Xiangrui will not engage in any transactions that could materially affect its assets, obligations, rights or operations, including assumption of indebtedness, incurrence of encumbrance on any of its assets in favor of a third party or assignment of agreements relating to its operation to any third party.
Proxy Agreement
The WFOE, Shandong Xiangrui and the Shandong Xiangrui shareholders have entered into a Proxy Agreement with a term of twenty-five years. Under this agreement, the Shandong Xiangrui shareholders agree to irrevocably entrust the person designated by the WFOE with their shareholder rights in Shandong Xiangrui. In order for the parties to perform their obligations under the VIE Agreements, the Proxy Agreement provides that the WFOE’s designee may attend shareholder meetings and execute resolutions, sell or pledge the shareholders’ respective equity interests in Shandong Xiangrui and vote for directors, executive officers and other personnel of Shandong Xiangrui.
As a result of the VIE Agreements described above, we will included Shandong Xiangrui’s historical financial results in our consolidated financial statements as a variable interest entity pursuant to U.S. GAAP following the date of the VIE Agreements. We have also consolidated such results prior to the date of the VIE Agreements in our Pro Forma financial information. As of the date of this Current Report, the WFOE has not yet appointed directors or management of Shandong Xiangrui according to the Operating Agreement. The original directors and management of Shandong Xiangrui prior to the share exchange transaction continue to serve in their respective positions at Shandong Xiangrui as of the date of this Current Report. The right to appoint directors and management under the VIE Agreements was designed to enable the WFOE to directly control Shandong Xiangrui.
Option Agreements
Four option agreements have been entered into between Mr. Chongxin Xu, the sole shareholder of Xiangrui prior to the exchange, and the Shandong Xiangrui shareholders, dated May 13, 2011. Under these agreements, each of the optionees has an option to purchase the capital stock in the Company held by Mr. Xu at any time during the period commencing on the 90th day following the signing date of the option agreements and ending on the second anniversary of the signing date of the option agreements, at an aggregate exercise price of twenty thousand U.S. dollars ($20,000). Moreover, during the term of the option agreements, Mr. Xu has agreed that he will not transfer, dispose of or encumber the option shares held by him. Mr. Xu agrees that he will not, without the prior approval of the optionees, vote the option shares with regard to Xiangrui or any direct or indirect subsidiary or affiliate of Xiangrui, in respect of, change of control, increase of authorized shares, payment of dividends, liquidation or dissolution, and other material changes to the operation and day-to-day businesses of the respective companies. The terms of the option agreements are more fully described below:
•	On May 13, 2011, Mr. Xu and Mr. Xuchun Wang entered into an option agreement pursuant to which Mr. Wang has the option to purchase ten million eight hundred eighty thousand two hundred nineteen (10,880,219) shares of the capital stock of our Company currently held by Mr. Xu representing eighty one percent (81%) of the issued an outstanding capital stock of our Company. The exercise price of the option is $0.001 per share, for an aggregate purchase price of $17,600. The option right vests and becomes exercisable on the 90th day following the execution date of the option agreement. The option has a term of 2 years. Upon the exercise of the option Mr. Xuchun Wang would become the majority shareholder of our Company.

•	On May 13, 2011, Mr. Xu and Mr. Lingfa Huang entered into an option agreement pursuant to which Mr. Huang has the option to purchase nine hundred eighty nine thousand one hundred twelve (989,112) shares of the capital stock of our Company currently held by Mr. Xu representing eight percent (8%) of the issued an outstanding capital stock of our Company. The exercise price of the option is $0.001 per share, for an aggregate purchase price of $1,600. The option right vests and becomes exercisable on the 90th day following the execution date of the option agreement. The option has a term of 2 years.
•	On May 13, 2011, Mr. Xu and Mr. Guo Wang, our current CEO, entered into an option agreement pursuant to which Mr. Wang has the option to purchase two hundred forty seven thousand two hundred seventy seven (247,277) shares of the capital stock of our company currently held by Mr. Xu representing two percent (2%) of the issued an outstanding capital stock of our Company. The exercise price of the option is $0.001 per share, for an aggregate purchase price of $400. The option right vests and becomes exercisable on the 90th day following the execution date of the option agreement. The option has a term of 2 years.
•	On May 13, 2011, Mr. Xu and Mr. Binglong Qiao entered into an option agreement pursuant to which Mr. Qiao has the option to purchase two hundred forty seven thousand two hundred seventy seven (247,277) shares of the capital stock of our company currently held by Mr. Xu representing two percent (2%) of the issued an outstanding capital stock of our Company. The exercise price of the option is $0.001 per share, for an aggregate purchase price of $400. The option right vests and becomes exercisable on the 90th day following the execution date of the option agreement. The option has a term of 2 years.
The relationships between the optionees and members of our management and affiliates are discussed in more detail in the section above entitled “Business.”
Our Business
Principal Products and Distribution
We operate in the corn-refinery industry. We are a producer of pharmaceutical- and food-grade refined corn products for the domestic China market and are headquartered in Shandong Province in China. We purchase raw corn from corn growers located near us in Shandong Province, and refine the corn at our plant into corn starch and glucose. Corn starch and glucose are our principal products, and contributed 78.4% and 21.2%, respectively, to our total revenues in calendar year 2010.
Our customers are located primarily in Shandong Province. We sell products constituting approximately 90% of our revenues through our direct sales force, with the remaining 10% sold to distributors. Our principal customers purchase corn starch and glucose products for use in the food and beverages as well as the pharmaceuticals industries, which together constituted approximately 66.5% of our 2010 revenue. Our other corn-refined products are principally sold to the animal feed industry, which accounted for approximately 17.9% of our 2010 revenue. Sales of our products to the industrial manufacturing sector accounted for approximately 9.0% of our 2010 revenue.
Competitive Strengths
We are a corn processor located in Shandong province. Corn is one of the highly cultivated crops globally, and in China, corn is the second largest crop. There are more than 1,000 types of corn-based products in the world which are widely used in food, beverages, animal feed, and industrial production. The corn refinery industry has witnessed rapid growth recently, with total sales of China’s corn refinery industry having grown at a compound annual growth rate of 35.7% during the period from 2005 to 2010, “2010 China Corn Refinery Industry Analysis Report” (the “Report”) issued by Beijing Wisdom Information Consulting Co., Ltd. The Report can be purchased online at the research institution’s website (http://www.cninfo360.com). The Report is only available in Chinese. According to the Report, the total sales of China’s corn refinery industry are projected to reach $138.3 billion in 2015 from $62.5 billion in 2011, representing a compound annual growth rate of 22.0%. China’s corn refinery industry is highly competitive. In the corn refinery industry, companies compete on price, quality and product availability. The Report states that China’s five largest corn refinery companies account for approximately 19% of China’s total corn processing capacity. Our production capacity accounts for less than 1% of China’s total corn processing capacity.
We believe that the following strengths enable us to compete effectively in and to capitalize on this growing corn refinery industry in China:
•	Strategic location. Our factory is strategically located in Shandong province. Shandong province became China’s largest corn producer in 2010 and accounted for 11.7% of China’s total corn output. We believe this strategic location allows us better access to corn suppliers at a lower transportation cost than other corn refinery factories located outside Shandong province.

•	Entry Barrier. In 2010, we had an annual production capacity of 80,000 tonnes. As of the date of this Current Report we have an annual production capacity of 120,000 tonnes. The National Development and Reform Commission of China (“NDRC”), which formulates and implements strategies of national economic and social development, has issued policies to ensure the healthy development of China’s corn refinery industry in an environmentally friendly and sustainable way. The NDRC has commanded small-scale corn refinery factories without waste water treatment systems to cease operation and halted approval of new small-scale corn refinery projects. These policies establish a higher entry barrier for China’s corn refinery industry. We have complied with the mandated environmental requirements and are equipped with waste water treatment facilities.

•	Business to business sales model. We use a “business to business” sales model and sell more than 90% of our products to end users of our products directly. We believe this sales model enables us to better manage our supply chain and reduce distribution costs. Selling directly to end users also better equips us to gather information on consumption of our products and make more effective production decisions. Moreover, it encourages us and our end users to establish a long-term business relationship which may provide stability in our sales.

•	GMP Certification. As required by the State Foods and Drugs Administration of China (“SFDA”), only “good manufacturing practice” (“GMP”) certified factories can produce pharmaceutical grade crystalline glucose in China. We have a GMP certified crystalline glucose production line.

•	Quality Standards. Manufacturing of certain corn-based products requires certain approvals, licenses and certifications issued by relevant governmental authorities. Securing approvals, licenses and certifications can be an entry barrier for new businesses. We have secured relevant approvals, licenses and certifications for our products. For manufacturing and sale of corn starch and related products, we hold a Food Sanitary License issued by the Dongping County Sanitation Administration and a National Industrial Product Manufacturing License issued by the Quality and Technology Supervision Bureau of Shandong Province. For the glucose we produce for medical use, we hold a Drug Manufacturing License issued by the Shandong Food and Drug Administration and a Certificate of Good Manufacturing Practices for Pharmaceutical Products of the PRC issued by the Shandong Food and Drug Administration. For procurement of raw materials, we hold a License for Grain Procurement issued by the Dongping County Administration of Grain. The terms of these licenses and certifications are detailed in the sections below entitled “Licenses” and “Government Approvals and Regulations.”

•	Experienced Management Team. Our senior management team has extensive experience in the corn refinery industry. A majority of our senior management team members have been with us since the formation of Shandong Xiangrui. Mr. Guangyin Meng, our chairman, has nearly twenty years of experience in the agricultural industry. Mr. Dianshun Zhang, our director, has over twenty years of experience in the agricultural industry. Mr. Guo Wang, our CEO, has nearly ten years of experience in the agricultural industry. For details of the experience and qualifications of our directors and senior officers refer to the section entitled “Directors and Executive Officers.”
Research and Development
We spent approximately 12,480 man-hours on research and development, or R&D, in the last two fiscal years. In 2010, we spent approximately $30,000 on R&D, which includes labor costs of our research staff. We did not make an expenditure on R&D in 2009.
Raw Materials
Our principal raw material is corn kernels, which we procure principally from individual farmers close to our plant in Dongping County, Shandong Province and nearby counties in Shandong Province. In general, we do not enter into long-term supply contracts for our corn kernel purchases, in order to provide us with flexibility in purchasing corn kernels at competitive prices. We anticipate that we will be able to obtain sufficient supply of corn kernels, because (a) our plant is strategically located in Dongping County, Shandong Province, which is the top corn growing province in China; (b) in the second quarter of 2011 we entered into corn kernel supply agreements with four enterprises, namely Tai’an Branch of China Grain Reserves Corporation, Ji’nan Jinliang Grains Storage Co., Ltd., Shanghai Yihai Commerce & Trade Co., Ltd., and Zhongjiao Grain and Oil Storage Center, Qingdao Tariff-free Area. Pursuant to such agreements, the corn kernels purchased from such enterprises account for approximately 60% of those ordinarily consumed by our Company. Under these supply agreements, a stable supply of corn kernels at market prices can be guaranteed to us during the low season of corn supply starting in July to September. These agreements have been filed as exhibits 10.22, 10.23, 10.24 and 10.25 to this Current Report. For risks relating to the supply of raw materials, refer to the section entitled “Risk Factors — Significant fluctuations in raw material prices may have a material adverse effect on us.”
Major Customers
Our sales are based on purchase orders with our customers. Sales to our top ten customers represented 30.8% and 22% of our total revenues in 2010 and 2009 respectively. Sales to Shandong Sanxing Corn Technology, our biggest customer in terms of sales, accounted for 5.9% of our total revenues in 2010. No single customer accounted for more than 10% of our revenues in 2010 and 2009.

The following tables set forth our top ten customers in 2010 and 2009.
2010 top ten customers

		Volume	Sales
Client	Product	(tonnes)	Contribution
Shangdong Sanxing Corn Technology	Corn Starch	5200	5.9%
Hunan Hongyingxiang Biology	Corn Starch	4680	4.6%
Qupu Pharmacy	Corn Starch	4300	4.3%
Linyi Lihua Paper	Corn Starch	1630	1.6%
Yishui Hengye Commerce	Corn Starch	2250	3.3%
Yanzhou Minhe Forage	Corn Starch	1980	2.9%
Dongying Xiaguang Chemical Engineering	Corn Starch	2500	2.5%
Shandong Hualu Pharmacy	Glucose	1600	2.1%
Jinhu Xinyuan Starch Adhesive	Corn Starch	1970	1.9%
Shandong Quanrun Paper	Corn Starch	1760	1.7%

Total			30.8%

2009 top ten customers

		Volume	Sales
Client	Product	(tonnes)	Contribution
Qupu Pharmacy	Corn Starch	2950	5.3%
Baolingbao Biology	Corn Starch	2450	4.4%
Guizhou Kelun Pharmacy	Glucose	481	1.2%
Shandong Lukang Pharmacy	Glucose	670	1.8%
Jinhu Xinyuan Starch Adhesive	Corn Starch	980	1.7%
Wuxi Saide Biological Engineering	Corn Starch	675	1.2%
Shandong Qifa Pharmacy	Corn Starch	940	1.7%
Hunan Hongyingxiang Biology	Corn Starch	880	1.6%
Shandong Hualu Pharmacy	Glucose	600	1.6%
Anhui Huanqiu Pharmacy	Glucose	556	1.4%

Total			22%

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements
Patents
We have developed technology and know-how in our manufacturing activities but have not patented our technology and know-how. On January 1, 2009, Ruixing Group and the Company entered into a Patent License Agreement. We currently hold a license (Patent Number ZL 200320121543.6) granted by Ruixing Group Co., Ltd. to use its patent for Upflow Anaerobic Sludge Blanket from January 1, 2009 to January 1, 2019. We obtained the license for free. The Upflow Anaerobic Sludge Blanket license is a waste water treatment technology license. With such technology, the Company is able to recycle waste water that comes from the production process of corn starch so that the water meets the chemical oxygen demand (COD) standard required by the Chinese government. Possessing a qualified waste water treatment facility and water treatment technology is crucial in the corn refinery industry as the government of China intends to shut down small factories that operate without the required waste water treatment systems.
Franchises, Concessions, Royalty Agreements
We currently hold no franchise, concession, or royalty agreements with third parties.
Trademarks
We sell our corn starch and other corn based products under the trademark “Ruixing Pinghu” and the following logo , with Trademark Numbers 3481175, 4505548 and 4671028. The trademark and logo were licensed to us for use from January 1, 2008 to January 1, 2018 by Ruixing Group, pursuant to the Trademark License Agreement entered into between the Company and Ruixing Group on January 1, 2008. We obtained the licenses for the trademark and logo for free.
We sell our pharmaceutical grade crystalline glucose products under the trademark “Xiangxing”.

Licenses
Drug Manufacturing License
The Company currently holds a Drug Manufacturing License (Ref: Lu Ha 20100011) with a term from July 18, 2010 to July 17, 2015. The license was issued by the Shandong Food and Drug Administration and the scope includes bulk drugs.
Food Sanitary License
The Company currently holds a Food Sanitary License (Ref: Lu Wei Shi Zheng Zi (2009) No. 370923-000165) with a term from February 26, 2009 to February 25, 2013. The license was issued by the Dongping County Sanitation Administration and the scope includes the sale of corn starch and related products.
National Industrial Product Manufacturing License
The Company currently holds a National Industrial Product Manufacturing License (Ref: QS 3709 2301 0032) with a term from May 18, 2009 to June 18, 2012. The license was issued by the Quality and Technology Supervision Bureau of Shandong Province and the scope includes starch and starch products.
Certificate of Good Manufacturing Practices for Pharmaceutical Products of the PRC
The Company currently holds a Certificate of Good Manufacture Practices for Pharmaceutical Products of the PRC (Ref: Lu K0595), with a term from June 18, 2009 to June 17, 2014. The license was issued by the Shandong Food and Drug Administration and the scope includes inspection of bulk drugs (glucose).
Certificate of Fodder Manufacturer Investigation
The Company currently holds a Certificate of Fodder Manufacturer Investigation (Ref: Lu Si Shen (2009)09043) dated August 20, 2009. The certificate was issued by the Shandong Animal Husbandry and Veterinary Bureau and the product class includes single fodder (corn gluten and corn bran). If any enterprise fails to make an annual filing with the relevant authority, and such failure has continued for 2 years, the authority may issue a notice to the enterprise requiring it to make an annual filing. Under such circumstances, if the enterprise still fails to make the annual filing, such certificate will be revoked. We are in the process of applying for the 2011 certificate.
License for Grain Procurement
The Company currently holds a License for Grain Procurement (Ref: Lu 1860007.0) issued by the Dongping County Administration of Grain. The term of this license is from January 6, 2011 to January 6, 2013.
Sewage Discharge Permit
The Company currently holds a Sewage Discharge Permit (Ref. No.: Lu Huan Xu Zi No. 370923009-1) issued on January 5, 2011 by the Dongping County Environmental Protection Bureau. The term of this permit is from January 2011 to December 2012.
Government Approvals and Regulations
Because our operating subsidiaries are located in the PRC, we are subject to extensive PRC governmental laws and regulations relating to licensure, conduct of operations, ownership of facilities and land use rights, employment, tax, foreign exchange and environmental compliance. We believe that we are in material compliance with all PRC laws, rules or regulations relating to our operations in the PRC.
Regulations of Variable Interest Entities
Under PRC law, the following government registrations and filings are required in connection with the execution, delivery or performance of the VIE Agreements.
(i) Under the Equity Interest Pledge Agreement described in the section entitled “Business —VIE Arrangements —Equity Interest Pledge Agreement”, the Shandong Xiangrui shareholders have pledged one hundred percent of their equity interests in Shandong Xiangrui, respectively, as security for the WFOE’s collection of 100% of the pre-tax net income of Shandong Xiangrui. According to the PRC Property Rights Law, which became effective on October 1, 2007, a pledge is created only when such pledge is registered with the relevant office of the Administration For Industry and Commerce, or AIC. We completed the registration of the equity pledge by the shareholders of Shandong Xiangrui with the relevant office of the AIC on May 13, 2011.

(ii) Under the four Option Agreements described in the section entitled “Business —VIE Arrangements —Option Agreements”, each of the four domestic individual shareholders of Shandong Xiangrui, namely, Mr. Xuchun Wang, Mr. Lingfa Huang, Mr. Binglong Qiao and Mr. Guo Wang has an option to purchase the capital stock in the Company held by Mr. Xu during the option period. According to the Operating Rules on the Foreign Exchange Administration of the Participation of Domestic Citizens in the Employee Stock Ownership Plans, Share Option Plans, Etc. of Overseas Listed Companies, or Circular 78, issued by SAFE in March 2007, Chinese citizens who are granted share options by an overseas publicly-listed company should register with SAFE through a Chinese agent and complete certain other procedures. Such Chinese agent may include, without limitation, a Chinese subsidiary of the overseas publicly-listed company. We believe that when each optionee exercises his option, he may need to file with SAFE to be in compliance with the regulations of foreign exchange listed above. Failure of our PRC share option holders to complete their SAFE registrations may subject these PRC residents to fines and legal sanctions and may also limit our ability to contribute additional capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute dividends to us, or otherwise materially adversely affect our business. Please refer to the section entitled “Risk Factors — Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident stockholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute profits to us or otherwise materially adversely affect us.” and the section entitled “Risk Factors — The PRC government may determine that the VIE Agreements are not in compliance with applicable PRC laws, rules and regulations.”
Regulations of Manufacturing of Pharmaceutical Products
In the PRC, the State Food and Drug Administration, or SFDA, is the authority that monitors and supervises the administration of pharmaceutical products, medical appliances and equipments, as well as food and cosmetics.
Pursuant to the Law on the Administration of Pharmaceuticals of the PRC and its implementation regulations, and the Measures on the Supervision and Administration of the Manufacturing of Pharmaceuticals, a pharmaceutical manufacturing enterprise is required to obtain a drug manufacturing license and a business license in order to legally operate its business. The drug manufacturing license is issued by a local branch of SFDA at the provincial level. The license is valid for five years. A pharmaceutical manufacturing enterprise must apply for an extension six months prior to the license’s expiration. We currently hold a business license and a Drug Manufacturing License. For more details of these licenses refer to the section above entitled “Licenses.”
Furthermore, a pharmaceutical manufacturing enterprise must comply with the GMP Standards which impose various requirements on production plants, facilities, raw materials, manufacturing management and quality control processes. We have obtained a Certificate of Good Manufacturing Practices for Pharmaceutical Products of the PRC. For more details of this license refer to the section above entitled “Licenses.”
Regulations of Foreign Funded Enterprises
Statutory Reserve Fund Requirements
According to Chinese laws, regulations and accounting standards, enterprises in China are required to set aside, at minimum, 10% of their respective after tax profits as a statutory reserve. After these reserves have reached 50% of the registered capital, appropriations to the reserve account are no longer required. These reserves are statutorily required in order to fund possible operating losses. The reserves are not distributable as cash dividends. Furthermore, at the discretion of our directors, a portion of our after-tax profits may be used for a discretionary reserve. The discretionary reserve, like the statutory reserve, cannot be distributed as dividends. The discretionary reserve could however be used for funding operating losses, business expansion or increasing registered capital.
The registered capital of our WFOE is US$20,000. As our WFOE was established on May 6, 2011, our WFOE has not generated any after-tax profits in the year 2011. As such, our WFOE has not begun to set aside amounts for either reserve fund.
Shandong Xiangrui’s registered capital is US$2,416,480 (RMB 20,000,000 as converted into U.S. dollars on the contribution date). For the year 2009 and 2010, Shandong Xiangrui provided 10% of the statutory reserve and 6% of the discretionary reserve out of its distributable profits. Details of the contributions to the reserves are as follows:

	December 31
	2010	2009
	US$	US$

Statutory Reserve	326,619	27,561
Discretionary Reserve	195,972	16,537

Total	522,591	44,098

Provisions on Guiding the Orientation of Foreign Investment and the Guidance Catalogue of Industries for Foreign Investment
Foreign ownership of companies within the corn refinery industry is subject to significant restrictions under current PRC laws and regulations. For more details, refer to our disclosure in the section entitled “Business — VIE Arrangements.”
Regulations on Tax
PRC Enterprise Income Tax
Pursuant to the 2008 amendment of the PRC Enterprise Income Tax Law and its implementing rules, or the EIT Law, the enterprise income tax rate for foreign invested entities such as our WFOE is 25%. In addition, an enterprise established outside of China with “de facto management bodies” within China is considered a resident enterprise and will normally be subject to enterprise income tax of 25% on its global income. The implementing rules define the term “de facto management bodies” as “an establishment that exercises, in substance, overall management and control over the production, business, personnel, accounting, etc., of a Chinese enterprise.” If the PRC tax authorities subsequently determine that we should be classified as a resident enterprise, then our organization’s global income will be subject to PRC income tax of 25%. For detailed discussion of PRC tax issues related to resident enterprises, see “Risk Factors—Risks Related to Doing Business in China — Under the new EIT Law, we may be classified as a ‘resident enterprise’ of China.” Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.
Tax relating to Dividends Distributed by Foreign Invested Enterprises
According to the EIT Law, dividends payable to foreign investors will be subject to withholding tax at the rate of 10%, unless the foreign investor’s jurisdiction of incorporation has a tax treaty with the PRC that provides for a different withholding arrangement. Thus, if our WFOE distributes any dividends, our WFOE will be subject to a withholding tax of 10% on all dividends because currently the U.S. and China do not have a relevant tax treaty.
PRC Value Added Tax
Pursuant to the Provisional Regulation of China on Value Added Tax and its implementing rules, all entities and individuals that are engaged in the sale and importation of goods in China are generally required to pay value added tax, or VAT, at a rate of 17% on the gross sales proceeds, less any deductible VAT already paid or borne by the taxpayer. The rate of value added tax applied to Shangdong Xiangrui on products sold is 17%.
Regulations of Currency Conversion and Foreign Exchange
SAFE Regulation on Foreign Exchange
The State Administration of Foreign Exchange, or SAFE, regulates foreign exchange in China. The Renminbi (“RMB”) is the official currency of the PRC. The PRC government imposes strict control over the conversion of RMB into foreign currencies. The People’s Bank of China publishes the exchange rates based on the previous day’s dealings in the inter-bank foreign exchange market. In July 2005, the Chinese government changed its ten year old policy of pegging the value of the RMB with the U.S. dollar. Under this new policy, RMB is permitted to fluctuate within a narrow band against certain foreign currencies. When the U.S. dollar peg was removed, the RMB appreciated more than 20% against the U.S. dollar over the subsequent three years. Since July 2008, the RMB has traded within a narrow range of the U.S. dollar, but has fluctuated significantly against other freely traded currencies in tandem with the U.S. dollar.
Use of currency from current accounts, which are used for day-to-day business activities, and capital accounts, which are used for investments, are regulated by the Regulation on the Administration of Foreign Exchange, effective August 5, 2008. Prior approval from SAFE must be obtained before one can engage in foreign exchange sales and settlements under capital accounts. Foreign invested enterprises are generally granted a quota for foreign exchange conversions to be made out of current accounts. Such permission is granted on a per deal basis.
Although we do not currently intend to pay dividends, any inability to convert RMB into U.S. dollars will limit our ability to pay dividends in the future.
For risks relating to currency exchange, refer to the section entitled “Risk Factors — Restrictions in currency exchange may limit our ability to receive and use our revenues effectively.”

SAFE Regulations on Round Trip Investments
Pursuant to the Notice of the State Administration of Foreign Exchange on Relevant Issues concerning Foreign Exchange Administration for Domestic Residents to Engage in Financing and Roundtrip Investment via Overseas Special Purpose Vehicles (“Circular 75”) and its operating rules, a domestic resident engaging in equity financing (including convertible bond financing) abroad with assets or interests in a domestic enterprise via a special purpose vehicle, shall apply to the local branch of SAFE, for registration of the overseas investment before the special purpose vehicle is set up or controlled. Only after completing the foreign exchange registration with respect to an overseas investment, may the domestic resident pay profits, dividends, liquidation proceeds, equity transfer prices, or other capital proceeds to the special purpose vehicle. Furthermore, the domestic resident is required to modify the registration within 30 days of any material capital change event, such as increase or decrease of capital, share transfer or swap, merger or split, long term equity or debt investments and foreign guarantees.
Because of uncertainty over how Circular 75 and its operating rules will be interpreted and implemented, we cannot predict how they will affect our business operations or future strategies. For risks relating to Circular 75 refer to the section entitled “Risk Factors — Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident stockholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute profits to us or otherwise materially adversely affect us.”
SAFE Requirements for Option Holders
In March 2007, SAFE issued Operating Rules on the Foreign Exchange Administration of the Participation of Domestic Citizens in the Employee Stock Ownership Plans, Share Option Plans, Etc. of Overseas Listed Companies, or Circular 78, which requires Chinese citizens who are granted share options by an overseas publicly-listed company to register with SAFE. Four option agreements have been entered into between Mr. Chongxin Xu, the sole shareholder of Xiangrui prior to the stock exchange and the Shandong Xiangrui shareholders. For more information on the option agreements refer to the section entitled “Business — Option Agreements.” Failure of our PRC optionees to complete SAFE registrations may subject them to fines and legal sanctions and may also limit our ability to contribute additional capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute dividends to us, or otherwise materially adversely affect our business. Furthermore, we believe that if the optionees exercise their options, the optionees may need to file with SAFE to be in compliance with Circular 75 as discussed above. For more information, please refer to the section entitled “Risks Related to Doing Business in China — Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident stockholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute profits to us or otherwise materially adversely affect us” under the section entitled “Risk Factors.”
Environmental Regulations
The major environmental regulations applicable to us include the PRC Environmental Protection Law, the Administrative Regulations on Environmental Protection for Construction Projects, the Law on Appraisal of Impact on the Environment, the PRC Law on the Prevention and Control of Water Pollution and its implementing rules, the PRC Law on the Prevention and Control of Air Pollution and its implementing rules, the PRC Law on the Prevention and Control of Solid Waste Pollution, and the PRC Law on the Prevention and Control of Noise Pollution.
Our manufacturing facilities are subject to sewage discharge regulations. We are also subject to periodic inspections by local environmental protection authorities. Shandong Xiangrui currently holds a Sewage Discharge Permit. For details of this permit refer to the section above entitled “Licenses.” Our operating subsidiaries have received certifications from the relevant PRC government agencies indicating that their business operations are in material compliance with the relevant PRC environmental laws and regulations. We are not currently subject to any pending actions alleging any violations of applicable PRC environmental laws.

We are also subject to approvals by the NDRC described in the preceding section entitled “Our Business — Competitive Strengths — Entry Barrier.” We have materially complied with these environmental regulations. Our waste water treatment facilities recycle waste water that meet the chemical oxygen demand standard set by the Chinese government.
Land Use Rights
All urban land in China is owned by the State. Pursuant to the Interim Regulations of the People’s Republic of China Concerning the Assignment and Transfer of the Right to the Use of the State-owned Land in Urban Areas, effective May 19, 1990, individuals and companies are permitted to acquire rights to use urban land, or land use rights for specific purposes, including residential, industrial and commercial purposes. The land use rights are granted for a period of 70 years for residential purposes, 50 years for industrial purposes and 40 years for commercial purposes. These periods may be renewed at the expiration of the initial and any subsequent terms. Upon approval by both the land administrative authorities and city planning authorities, land reserved for industrial use may be converted to land for other uses. Granted land use rights are transferable and may be used as security for loans and other obligations. We have received the necessary land use rights certificates for two plots of industrial land. See “Management Discussion and Analysis of Financial Condition and Results of Operations — Description of Property — Land Use Rights.”

Employees
As of December 31, 2010, we had a total of 214 employees, all of whom are full-time employees.

The following table sets forth the number of employees by function:

HR & Admin.	6
Sales	23
Production	159
R & D	6
Sourcing	4
Quality Control	12
Finance	4

Total	214

The PRC Labor Contract Law, which became effective on January 1, 2008, requires that we enter into employment contracts with all of our employees and respect statutory guidelines with respect to social insurance contributions, employment safety, wages, vacation and rest. We believe we are in material compliance with applicable PRC employment laws and regulations. We have entered into employment contracts with our officers, managers and employees. We believe that we maintain a satisfactory working relationship with our employees, and we have not experienced any significant disputes or any difficulty in recruiting staff for our operations. None of our employees are represented by a labor union or similar collective bargaining organization.
Our employees in China participate in a state pension scheme organized by PRC municipal and provincial governments. We are currently required to contribute to the scheme at the rate of 29% of the average monthly salary. We have made all of the requisite contributions as of the date of this Current Report.
RISK FACTORS
An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.
Risks Related to Our Business
We face stiff competition, some of which may be from companies which may be better capitalized and more experienced than us.
We operate in a highly competitive environment. The industry in which we operate is characterized by quality and price sensitivity. Many of our products compete with virtually identical or similar products manufactured by other domestic and global manufacturers, several of which have more financial resources than we do. While we expect to continue to invest in product development and productivity improvements to compete effectively in our markets, we cannot assure you that we can successfully remain competitive.
We face changing economic and market conditions in the corn refinery industry in China.
In China, the corn refinery industry may be affected by changing economic and market conditions. Following China’s accession to the World Trade Organization, an increasing number of foreign investors may set up production facilities in the PRC, which could lead to increased competition. If we are unable to compete with our competitors or we are unable to react promptly to changes in the business environment, this could have a material adverse effect on our business, results of operations or financial condition.
We have not entered into long-term sales agreements with most of our customers.
We have not entered into long-term sales agreements with most of our customers. Each year our customers give us their proposed purchase plan for the year. Our business with our customers always has been, and will continue to be, conducted on the basis of actual purchase orders received from them from time-to-time. If any of our customers, particularly our ten largest customers, reduce its purchase orders or terminate its business relationship with us, this could have a material adverse effect on our business, results of operations or financial condition.
The corn refinery industry may be affected by changes in weather patterns.
Changes in weather patterns affect the supply of corn kernels. Any material change in climate conditions could adversely affect our manufacturing costs and this could have a material adverse effect on our business, results of operations or financial condition.

We face risks of epidemics and other disasters, which could severely disrupt our business operations.
Our business operations could be adversely and materially affected by the outbreak of H1N1, avian influenza, swine influenza, severe acute respiratory syndrome, or SARS, or another epidemic. In 2009 and 2010, there were outbreaks of swine influenza in China and certain regions of the world. In 2006 and 2007, there were occurrences of avian influenza in various parts of China, including a few confirmed human cases. An adverse public health development in China could require the temporary closure of our offices and facilities. Such closures could severely disrupt our business, results of operations or financial condition.
Our operations are vulnerable to interruption and damage from man-made or natural disasters, including acts of terrorism, earthquakes, fire, floods, war, environmental accidents, power failure, communications failures and similar events, which may disrupt raw materials, utilities or our production facilities. If any significant natural or man-made disaster were to occur in the future, this could severely disrupt our business, results of operations or financial condition.
We do not have patents or other intellectual property rights over our technology and know-how that would prevent third parties from selling products similar to ours, which may allow competitors to capture market share from us.
As of December 31, 2010, we hold no patents over our technology and know-how and thus cannot prevent third parties from selling products similar to us. In addition, we do not have any confidential or proprietary processes or procedures that would make it difficult for a competitor to produce products like ours. This lack of intellectual property protection permits competitors to manufacture and sell products that compete directly with us, which may allow them to capture market share from us and therefore adversely affect our results of operations. Moreover, competition in markets in which we compete is largely based on price, quality and product availability. If our competitors develop a more efficient product or undertake more aggressive and costly marketing campaigns than us, this could have a material adverse effect on our business, results of operations or financial condition.
Our limited operating history may not serve as an adequate basis to judge our future prospects and results of operations.
Shandong Xiangrui was founded and commenced business in April 2005. Our limited operating history in the corn refinery industry may not provide a meaningful basis on which to evaluate our business. Although Shandong Xiangrui’s revenue has grown since its inception, we cannot assure you that we will maintain our profitability or that we will not incur net losses in the future. We expect that our operating expenses will increase as we expand. Any significant failure to realize anticipated revenue growth could result in significant operating losses. We will continue to encounter risks and difficulties frequently experienced by companies at a similar stage of development, including our potential failure to:
•	expand our product offerings and maintain the high quality of our products;

•	manage our expanding operations, including the integration of any future acquisitions;

•	obtain sufficient working capital to support expansion and fill customers’ orders in time;

•	maintain adequate control of our expenses;

•	implement our product development, marketing, sales, and acquisition strategies and adapt and modify them as needed; or

•	anticipate and adapt to changing conditions in the corn refinery industry in which we operate as well as the impact of any changes in government regulations, mergers and acquisitions involving our competitors, technological developments and other significant competitive and market dynamics.
If we are not successful in addressing any of these risks, and other risks as indicated in this section of Risk Factors, our business may be materially and adversely affected.
We cannot give any assurance that any plans for future expansion will be implemented or that they will be successful.
There is no guarantee that any expansion plans we may have now or in the future will be implemented or that they will be successful. These plans are subject to, among other things, their feasibility to meet the challenges we face, our ability to arrange for sufficient funding, our ability to obtain government approvals and our ability to hire qualified and capable employees to carry out these expansion plans.
Inadequate funding for our capital expenditures may affect our growth and profitability.
Our total revenues have increased from $17.12 million for the 2009 fiscal year to $42.05 million for the 2010 fiscal year. Our continued growth is dependent upon our ability to raise capital from outside sources and improve our profitability. Our ability to obtain financing will depend upon a number of factors, including:
•	our financial condition and results of operations;

•	the condition of the PRC economy and the corn refinery industry in the PRC;

•	conditions in the relevant financial markets; and

•	relevant PRC laws and regulations.
The industry in which we operate is capital intensive and requires a substantial amount of capital and other long-term investments, including those relating to construction or expansion of production facilities. If we are unable to obtain financing, as needed, on a timely basis and on acceptable terms to our investors or lenders, our financial position, competitive position, growth and profitability may be adversely affected.
We may not be able to effectively control and manage our growth.
When our business and markets grow and develop, it will be necessary for us to finance and manage expansion in an orderly fashion. We may not have the requisite experience to manage and operate a larger, more modern cornstarch manufacturing plant and an enhanced glucose production line. In addition, we may face challenges in managing our expanding product offerings and in integrating acquired businesses with our own. These events would increase demands on our existing management, workforce and facilities. Failure to satisfy these increased demands could interrupt or adversely affect our operations and cause production backlogs, longer product development time frames and administrative inefficiencies.
Significant fluctuations in raw material prices may have a material adverse effect on us.
We do not have any long-term supply contracts with our raw materials suppliers. Any significant fluctuation in price of our raw materials could have a material adverse effect on the manufacturing cost of our products. We are subject to market conditions and although raw materials are generally available and we have not experienced any raw materials shortage in the past, we cannot assure you that the necessary materials will continue to be available to us at prices currently in effect or acceptable to us.
We may have limited options in the short-term for alternative supplies if our suppliers fail for any reason, including their business failure or financial difficulties, to continue the supply of raw materials. Moreover, identifying and accessing alternative sources may increase our costs.
Although we are in the corn-producing region in Shandong province, there is no guarantee that we will not face a shortage of corn kernels because of some natural calamity or other reasons beyond our control.
We intend to mitigate the risks of a shortage in corn kernels by taking advantage of low season prices and storing a certain amount of raw materials. We cannot guarantee these measures will be effective in eliminating or mitigating all risks attendant to the supply of raw materials. In the event that our cost of materials increase, we may have to raise prices of our products, making us less competitive in price. Alternatively, we may not be able to pass potential increases in the cost of materials on to customers through raising prices of our products. This may result in our profit margin being adversely affected.
Energy price fluctuations could adversely affect our results of operations.
We consume electricity and steam to generate energy. The total energy costs represent approximately 7.5% of our product costs, among which electricity accounts for approximately 2.5% while steam accounts for approximately 5%. We use energy primarily in our manufacturing process. If the supply of electricity is interrupted or the cost of electricity increases substantially, and we are unable to secure an alternative source of electricity for our manufacturing process, our manufacturing activities could be adversely affected or our manufacturing costs could increase substantially. If the supply of steam is interrupted or the steam supplied to us is contaminated or otherwise becomes unsuitable or unavailable for our manufacturing activities, and we are unable to secure an alternative source of steam for our manufacturing requirements, our manufacturing activities could be adversely affected or our manufacturing costs could increase substantially. The market prices for these utilities may vary considerably depending on supply and demand, and other factors. As China’s economy has grown rapidly, demand for these utilities has increased resulting in higher prices for these utilities, shortage of supply, or rationing of such utilities. We cannot assure you that we will be able to purchase these utilities at prices that we can adequately pass on to customers to sustain or increase profitability.
Unexpected equipment failures may damage our business due to production curtailments or shutdowns.
We conduct periodic inspection and maintenance of all of our equipment to minimize the impact of interruption of production and prevent breakdown because our machinery is highly specialized and cannot be repaired or replaced without significant expense and time delay. On occasion, our equipment may be out of service as a result of unanticipated failures which may result in material plant shutdowns or periods of reduced production. Interruptions in production capabilities will inevitably increase production costs and reduce our sales and earnings. In addition to equipment failures, our facilities are also subject to the risk of catastrophic loss due to unanticipated events such as fires, explosions or adverse weather conditions. Furthermore, any interruption in production capability may require us to make large capital expenditures to remedy the situation, which could have a negative effect on our profitability and cash flows. In addition, longer-term business disruption could result in a loss of customers. If this were to occur, our future sales levels, and therefore our profitability, could be adversely affected.

If our customers and/or the ultimate consumers of our products successfully assert product liability claims against us due to defects in our products, our operating results may suffer and our reputation may be harmed.
Since some of our products are used by pharmaceutical companies, we face an inherent risk of exposure to claims in the event that the failure, use or misuse of our products results, or is alleged to result, in bodily injury, property damage or economic loss. We believe that we meet or exceed existing professional specification standards recognized or required in the industries in which we operate. We have not been subject to claims in the past, but there is no guarantee that we will not be subject to claims in the future. We currently do not maintain product liability coverage and such insurance may be difficult to obtain on terms acceptable to us and may not cover warranty claims.
A successful product liability claim or series of claims against us, including one or more consumer claims purporting to constitute class actions, or a significant warranty claim or series of claims against us could materially decrease our liquidity and impair our financial condition.
Our products may become subject to recall in the event of defects or other performance related issues.
We are at risk for product recall costs which are costs incurred when, either voluntarily or involuntarily, a product is recalled through a formal campaign to solicit the return of specific products due to a known or suspected performance defect. Costs typically include the cost of the product and the cost of the recall borne by our customers and labor to remove and replace the defective product. Our products have not been the subject of an open recall. If a recall decision is made, we will need to estimate the cost of the recall and record a charge to earnings in that period. In making this estimate, judgment is required as to the quantity or volume to be recalled, the total cost of the recall campaign, the ultimate negotiated sharing of the cost between us and our distributor or customer. As a result, these estimates are subject to change. Excessive recall costs or our failure to adequately estimate these costs may negatively affect our operating results.
Our reliance on certain industries for a significant portion of our sales could have a material adverse affect on our business.
Approximately 78.4% of our 2010 revenue was from sales of corn starch and 21.2% of our 2010 revenue was from sales of crystalline glucose to the pharmaceutical and food and beverage industries. If our customers were to substantially decrease their purchases, our business could be materially adversely affected.
Our inability to contain costs could adversely affect our future profitability and growth.
Our future profitability and growth depend on our ability to contain operating costs and per-unit product costs and to maintain and/or implement effective cost control programs, while at the same time maintaining competitive pricing and superior quality products, customer service and support. Our ability to maintain a competitive cost structure depends on continued containment of manufacturing, delivery and administrative costs, as well as the implementation of cost-effective purchasing programs for raw materials, energy and related manufacturing requirements.
If we are unable to contain our operating costs and maintain the productivity and reliability of our production facilities, our profitability and growth could be adversely affected.
Our profitability may be affected by other factors beyond our control.
Our operating income and ability to increase profitability depend to a large extent upon our ability to price finished products at a level that will cover manufacturing and raw material costs and provide an acceptable profit margin. Our ability to maintain appropriate price levels is determined by a number of factors largely beyond our control, such as aggregate industry supply and market demand, which may vary from time to time, and the economic conditions of the geographic regions where we conduct our operations.
Potential environmental liability could have a material adverse effect on our operations and financial condition.
Although it has not been alleged by PRC government officials that we have violated any current environmental regulations, we cannot assure you that the PRC government will not amend the current PRC environmental protection laws and regulations. Our business and operating results may be materially and adversely affected if we were to be held liable for violating PRC environmental regulations or if we were to increase expenditures to comply with environmental regulations affecting our operations.
We have inadequate insurance coverage.
We do not presently maintain product liability insurance which leaves us with exposure to claims filed against us. We cannot assure you that we would not face liability in the event of the failure of any of our products.

We do not have other insurance such as business liability or disruption insurance coverage for our operations in the PRC.

We do not maintain a reserve fund for warranty or defective products claims. Our costs could substantially increase if we experience a significant number of warranty claims. We have not established any reserve funds for potential warranty claims since historically we have experienced few warranty claims for our products so that the costs associated with our warranty claims have been low. If we experience an increase in warranty claims or if our repair and replacement costs associated with warranty claims increase significantly, it would have a material adverse effect on our financial condition and results of operations.
We rely on our senior management team for the management of our business, and the loss of their services may significantly harm our business and prospects.
We depend, to a large extent, on the abilities and participation of our current senior management team, but have a particular reliance upon Mr. Guangyin Meng, chairman of our Board of Directors, Mr. Dianshun Zhang, our director, Mr. Guo Wang, our current CEO, Mr. Wencai Pan, our CFO and Mr. Shoubing Tang our vice president of sales for the direction of our business. The loss of the services of these individuals, for any reason, may have a material adverse effect on our business and prospects. We cannot assure you that the services of these individuals will continue to be available to us, or that we will be able to find a suitable replacement for these individuals. We do not have key man insurance policy on these individuals. If we are unable to replace these individuals for a prolonged period of time, we may be unable to carry out our long term business plan and our future prospect for growth, and our business may be harmed.
We may not be able to hire and retain qualified personnel to support our growth and if we are unable to retain or hire such personnel in the future, our ability to improve our products and implement our business objectives could be adversely affected.
Our future success depends heavily upon the continuing services of the members of our current senior management team. If one or more of our senior executives or other key personnel is/are unable or unwilling to continue in his/her/their present positions, we may not be able to replace them easily or at all, and our business may be disrupted and our financial condition and results of operations may be materially and adversely affected. Competition for senior management and personnel is intense, the pool of qualified candidates is very limited, and we may not be able to retain the services of our senior executives or senior personnel, or attract and retain high-quality senior executives or senior personnel in the future. This failure could materially and adversely affect our future growth and financial condition.
We may have difficulty establishing adequate management, legal and financial controls in the PRC, and such difficulties could reduce the value of any investment in our common stock.
The PRC historically has not adopted a Western style of management and financial reporting concepts and practices, or a modern Western style of banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of employees qualified in these areas to work for Shandong Xiangrui in the PRC. As a result of these factors, we have had, and may continue to have difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices relating to our PRC operations that meet Western standards.
Our employees who have the primary responsibility of preparing and supervising the preparation of our financial statements have limited knowledge of and professional experience with U.S. GAAP and SEC rules and regulations. These rules and regulations can be complex and the compliance obligations burdensome.
Our senior management has limited knowledge of SEC rules and regulations. Our senior management is currently experienced in operating our business in compliance with Chinese law only. We are required to file periodic reports and to otherwise comply with U.S. securities and other applicable laws. Failure to comply with such obligations could have a material adverse effect on SMSA. In addition, we expect that the process of learning to comply with such obligations as a public company in the United States will require our senior management to devote significant time and resources to such efforts that might otherwise be spent on the operation of our business.
Further, because historically our operations have been in China, we have complied with PRC GAAP and have not previously been required to comply with U.S. GAAP. As of the date of this Current Report, our books and records are still maintained and prepared according to PRC GAAP. Our employees who have the primary responsibility of preparing and supervising the preparation of our financial statements have limited knowledge of and professional experience with U.S. GAAP. We cannot assure you that our management has identified or fully remedied all material weaknesses in our internal controls over financial reporting pursuant to U.S. GAAP.
Our existing stockholder has substantial influence over our company, and his interests may not be aligned with the interests of our other stockholders.
Mr. Chongxin Xu is the controlling shareholder of our common stock. As a result, he has significant influence over our business, including decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. This concentration of ownership may also have the effect of discouraging, delaying or preventing a future change of control, which could deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our shares.

We will incur significant expenses as a result of continuing to be a public company, which will negatively impact our financial performance.
We will incur significant legal, accounting, insurance and other expenses as a result of continuing to be a public company. The Sarbanes-Oxley Act of 2002, as well as related rules implemented by the Securities and Exchange Commission, or the SEC, have required changes in corporate governance practices of public companies. We expect that compliance with these laws, rules and regulations, including compliance with Section 404 of the Sarbanes-Oxley Act as discussed below, will substantially increase our expenses, including our legal and accounting costs, and make some activities more time-consuming and costly. We also expect these laws, rules and regulations to make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage, which may make it more difficult for us to attract and retain qualified persons to serve on our board of directors or as officers. As a result of the foregoing, we expect a substantial increase in legal, accounting, insurance and certain other expenses in the future, which will negatively impact our results of operations and financial condition.
We may be exposed to potential risks relating to our internal controls over financial reporting and our ability to have those controls attested to by our independent auditors.
As directed by Section 404 of the Sarbanes-Oxley Act of 2002, or SOX 404, the SEC adopted rules requiring public companies to include a report of management on the company’s internal controls over financial reporting in their annual reports, including Form 10-K. In addition, for companies that are “accredited filers” or “large accelerated filers” the independent registered public accounting firm auditing a company’s financial statements must also attest to and report on the operating effectiveness of the company’s internal controls. Shandong Xiangrui was not subject to these requirements for the fiscal year ended December 31, 2010; accordingly, we have not evaluated our internal control systems in order to allow our management to report on our internal controls as required by these requirements of SOX 404. Our current board of directors has insufficient knowledge, training and experience in U.S. GAAP and internal control over financial reporting.
Under current law, we will be required to issue a report on management of the company’s internal controls over financial reporting beginning with our annual report for the fiscal year ending December 31, 2011. If we continue to qualify as a smaller reporting company for the fiscal year ending December 31, 2011, as we currently do, we will not be required to include an attestation from our independent auditors. We can provide no assurance that we will comply with the requirements imposed thereby. However, in the event that we no longer qualify as a smaller reporting company, there can be no assurance that we will receive a positive attestation from our independent auditors. In the event we identify significant deficiencies or material weaknesses in our internal controls that we cannot remediate in a timely manner or we are unable to receive a positive attestation from our independent auditors with respect to our internal controls, where applicable, investors and others may lose confidence in the reliability of our financial statements.
Current economic conditions may adversely impact demand for our products, reduce access to credit and cause our customers and others with which we do business to suffer financial hardship, all of which could adversely impact our business, results of operations, financial condition and cash flows.
Economic conditions may remain challenging for the foreseeable future in China and globally. General business and economic conditions that could affect us include short-term and long-term interest rates, unemployment, inflation, fluctuations in debt markets and the strength of the Chinese economy and the local economies in which we operate. While currently these conditions have not impaired our ability to access credit markets and finance our operations, there can be no assurance that there will not be a further deterioration in the financial markets.
There could be a number of other effects from these economic developments on our business, including reduced consumer demand for products; insolvency of our customers, resulting in increased provisions for credit losses; decreased customer demand, including order delays or cancellations and counterparty failures negatively impacting our operations.
In addition, the currently weak worldwide economic conditions and market instability make it increasingly difficult for us, our customers and our suppliers to accurately forecast future product demand trends, which could cause us to produce excess products that can increase our inventory carrying costs. Alternatively, this forecasting difficulty could cause a shortage of products that could result in an inability to satisfy demand for our products.
Our holding company structure may limit the payment of dividends.
We have no direct business operations, other than our ownership of our subsidiaries. While we have no current intention of paying dividends, should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions as discussed below. If future dividends are paid in RMB, fluctuations in the exchange rate for the conversion of RMB into U.S. dollars may reduce the amount received by U.S. stockholders upon conversion of the dividend payment into U.S. dollars.

Chinese regulations currently permit the payment of dividends only out of accumulated profits as determined in accordance with Chinese accounting standards and regulations. Our subsidiaries and affiliates in China are also required to set aside a portion of their after tax profits according to Chinese accounting standards and regulations to fund certain reserve funds. Currently, our subsidiaries and affiliates in China are the only sources of revenues or investment holdings for the payment of dividends. If they do not accumulate sufficient profits under Chinese accounting standards and regulations to first fund certain reserve funds as required by Chinese accounting standards, we will be unable to pay any dividends.
Risks Related to Doing Business in China
We may be exposed to liabilities under the Foreign Corrupt Practices Act, and any determination that we violated the Foreign Corrupt Practices Act could hurt our business.
We are subject to the Foreign Corrupt Practices Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We have operations, agreements with third parties and make sales in China, which may experience corruption. Our activities in China create the risk of unauthorized payments or offers of payments by one of the employees, consultants, sales agents or distributors of our company, even though these parties are not always subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents or distributors of our company may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.
Changes in China’s political or economic situation could harm us and our operating results.
Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or any of the legal systems at any time. This could either benefit or damage our operations and profitability. Some of the things that could have this effect are:
•	Level of government involvement in the economy;

•	Control of foreign exchange;

•	Methods of allocating resources;

•	Balance of payments position;

•	International trade restrictions; and

•	International conflicts.
The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD, in many ways. For example, state-owned enterprises still constitute a large portion of the Chinese economy and weak corporate governance and a lack of flexible currency exchange policy still prevail in China. As a result of these differences, we may not develop in the same way or at the same rate as might be expected if the Chinese economy was similar to those of the OECD member countries.
Our business is largely subject to the uncertain legal environment in China and your legal protection could be limited.
The Chinese legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which precedents set in earlier legal cases are not generally used. The overall effect of legislation enacted over the past 20 years has been to enhance the legal protections afforded to foreign invested enterprises in China. However, these laws, regulations and legal requirements are relatively recent and are evolving rapidly, and their interpretation and enforcement involve uncertainties. These uncertainties could limit the legal protections available to foreign investors, such as the right of foreign invested enterprises to hold licenses and permits such as requisite business licenses. In addition, all of our executive officers and our directors are residents of China and not of the U.S., and substantially all the assets of these persons are located outside the U.S. As a result, it could be difficult for investors to effect service of process in the U.S., or to enforce a judgment obtained in the U.S. against our Chinese operations and subsidiaries.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.
China only recently has permitted provincial and local economic autonomy and private economic activities. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.
Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.
Future inflation in China may inhibit our ability to conduct business in China.
In recent years, the Chinese economy has experienced periods of rapid expansion and highly fluctuating rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products and our company.
Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.
The majority of our revenues will be settled in Renminbi, and any future restrictions on currency exchanges may limit our ability to use revenue generated in Renminbi to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the Renminbi for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents, at those banks in China authorized to conduct foreign exchange business. In addition, conversion of Renminbi for capital account items, including direct investment and loans, is subject to governmental approvals in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the Renminbi.
Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident stockholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute profits to us or otherwise materially adversely affect us.
In October 2005, the PRC State Administration of Foreign Exchange, or SAFE, issued the Notice on Relevant Issues concerning Foreign Exchange Administration for Domestic Residents to Engage in Financing and Roundtrip Investment via Overseas Special Purpose Vehicles, generally referred to as Circular 75. In May 2011, SAFE promulgated the Operating Rules of Circular 75, or the operating rules, which requires PRC residents to register with the competent local SAFE branch before establishing or acquiring control over an offshore special purpose company, or SPV, for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents. Amendments to registrations made under Circular 75 and its operating rules are required in connection with any increase or decrease of capital, transfer of shares, mergers and acquisitions, equity investment or creation of any security interest in any assets located in China to guarantee offshore obligations. Subsequent regulations further clarified that PRC subsidiaries of an offshore company governed by the SAFE regulations are required to coordinate and supervise the filing of SAFE registrations in a timely manner by the offshore holding company’s shareholders who are PRC citizens or residents. Failure to comply with the requirements of Circular 75 and its operating rules may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the SPV’s affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.
In March 2007, SAFE issued further regulations requiring Chinese citizens who are granted share options by an overseas publicly-listed company to register with SAFE through a Chinese agent (including without limitation a Chinese subsidiary of the overseas publicly-listed company) and complete certain other procedures. We and our PRC employees who have been granted share options will be subject to these regulations upon the completion of this offering. Failure of our PRC share option holders to complete their SAFE registrations may subject these PRC residents to fines and legal sanctions and may also limit our ability to contribute additional capital into our PRC subsidiaries, limited our PRC subsidiaries’ ability to distribute dividends to us, or otherwise materially adversely affect our business.

A number of option agreements have been entered into between Mr. Chongxin Xu and four PRC citizens. Each of the optionees has an option to purchase capital stock in our Company held by Mr. Xu. We believe that when each optionee exercises his option, he may need to file with SAFE to be in compliance with the regulations of foreign exchange listed above. The terms of the option agreements are more fully described in the section above entitled “Business — Option Agreements.”
If the China Securities Regulatory Commission, or CSRC, or another PRC regulatory agency determines that CSRC or other approval is required in connection with the reverse acquisition of Xiangrui, the reverse acquisition may be unwound, or we may become subject to penalties.
On August 8, 2006, six PRC regulatory agencies, including the CSRC, promulgated the Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rule, which became effective on September 8, 2006. The M&A Rule requires that an offshore company controlled by PRC companies or individuals that have acquired a PRC domestic company for the purpose of listing the PRC domestic company’s equity interest on an overseas stock exchange obtain the approval of the CSRC prior to the listing and trading of such offshore company’s securities on an overseas stock exchange. In addition, when an offshore company acquires a PRC domestic company, the offshore company is generally required to pay the acquisition consideration within three months after the issuance of the foreign-invested company’s business license unless certain ratification from the relevant PRC regulatory agency is obtained. On September 21, 2006, the CSRC, pursuant to the M&A Rule, published on its official web site procedures specifying documents and materials required to be submitted to it by offshore companies seeking CSRC approval of their overseas listings.
We believe that the M&A Rule concerning the CSRC approval for acquisition of a PRC domestic company by an offshore company controlled by PRC companies or individuals should not apply to our reverse acquisition of Xiangrui because none of Xiangrui and SMSA is a “special purpose vehicle” or an “offshore company controlled by PRC companies or individuals” at the moment of acquisition. A number of option agreements have been entered into between Mr. Chongxin Xu and four PRC citizens. Each of the optionees has an option to purchase capital stock in our Company held by Mr. Xu. Because of the substantial uncertainties regarding the interpretation and application of the M&A Rule by PRC governmental authorities, should a PRC governmental authority challenge the purpose or effect of the option agreements, such governmental authority could regard the transactions contemplated by the option agreements as an affiliated acquisition and round-trip investment for which approval of the Ministry of Commerce, or MOFCOM, would be required. We cannot assure you that we would be able to obtain the approval required from MOFCOM. If the PRC regulatory authorities take the view that the reverse acquisition of Xiangrui constitutes a round-trip investment without MOFCOM approval, they could invalidate our acquisition and ownership of Xiangrui. The terms of the option agreements are more fully described in the section above entitled “Business — Option Agreements.”
The M&A Rule establishes more complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.
The M&A Rule establishes additional procedures and requirements that could make some acquisitions of Chinese companies by foreign investors more time-consuming and complex, including requirements in some instances that MOFCOM be notified in advance of any change-of-control transaction and in some situations, require approval of MOFCOM when a foreign investor takes control of a Chinese domestic enterprise. In the future, we may grow our business in part by acquiring complementary businesses, although we do not have any plans to do so at this time. The M&A Rule also requires MOFCOM anti-trust review of any change-of-control transactions involving certain types of foreign acquirers. Complying with the requirements of the M&A Rule to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from MOFCOM, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.
Under the New EIT Law, we may be classified as a “resident enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.
China passed a new Enterprise Income Tax Law, or the EIT Law, and its implementing rules, both of which became effective on January 1, 2008. Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.
On April 22, 2009, the State Administration of Taxation issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the Notice. The Notice provides that an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operation reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial properties, accounting books, corporate chops, board and shareholder minutes are kept in China; and (iv) 50% of the directors with voting rights or senior management often reside in China. Such resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC shareholders. It is unclear as to whether the Notice is applicable to an offshore enterprise incorporated by a Chinese natural person. Detailed measures on taxation of non-domestically incorporated resident enterprises are not available. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as interest on financing proceeds and non-China sourced income would be subject to PRC enterprise income tax at a rate of 25%. Second, although under the EIT Law dividends paid to us from our PRC subsidiaries would qualify as “tax-exempt income,” we cannot guarantee that such dividends will not be subject to a 10% withholding tax. The PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, it is possible that future rules that clarify the definition of “resident enterprises” could result in a situation in which a 10% withholding tax will be imposed on the dividends we pay to our non-PRC shareholders and on gains derived by our non-PRC shareholders from transferring our shares.
If we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both the U.S. and China, and our PRC tax may not be creditable against our U.S. tax.
The value of our securities will be affected by the currency exchange rate between U.S. dollars and RMB.
The value of our common stock will be affected by the foreign exchange rate between U.S. dollars and RMB, and between those currencies and other currencies in which our sales may be denominated. For example, if we need to convert U.S. dollars into RMB for our operational needs and the RMB appreciates against the U.S. dollar at that time, our financial position, our business, and the price of our common stock may be harmed. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of declaring dividends on our common stock or for other business purposes and the U.S. dollar appreciates against the RMB, the U.S. dollar equivalent of our earnings from our subsidiaries in China would be reduced.
Risks Related to Our Corporate Structure
We rely on contractual arrangements with our consolidated variable interest entity and its shareholders for our China operations, which may not be as effective as direct ownership in providing us with operational control.
We rely on contractual arrangements with our consolidated variable interest entity, Shandong Xiangrui, and its shareholders, to operate our business in China. For a description of these contractual arrangements, see the preceding section entitled “Business — Our Company History — VIE Arrangements.” Neither SMSA nor the WFOE has any ownership interest in Shandong Xiangrui, nor do we have business assets or revenue streams other than through our VIE Agreements with Shandong Xiangrui. These contractual arrangements may not be as effective as direct ownership in providing us with control over our PRC variable interest entity, Shandong Xiangrui. Direct ownership would allow us, for example, to directly or indirectly exercise our rights as a shareholder to effect changes in the board of directors of our PRC variable interest entity, Shandong Xiangrui, which, in turn, could effect changes, subject to any applicable fiduciary obligations, at the management level. Under these VIE Agreements, Shandong Xiangrui’s shareholders may have conflicts of interest with us. Shandong Xiangrui’s shareholders may breach or cause Shandong Xiangrui to breach contracts with us or cause such contracts to be amended in a manner contrary to our interests, in order to further their own interests, or if they otherwise act in bad faith. For example, Shandong Xiangrui may decide to withhold contractual payments to the WFOE, and consequently to SMSA in breach of the existing VIE Agreements. In the event of any such breach, we may have to incur substantial costs and expend significant resources to enforce such arrangements in reliance on legal remedies under PRC law. These remedies may not always be effective, particularly in light of uncertainties in the PRC legal system. Such disputes and proceedings may significantly disrupt our business operations, adversely affect our ability to control our PRC variable interest entity, Shandong Xiangrui, and otherwise result in negative publicity. We cannot assure you that the outcome of such disputes and proceedings will be in our favor.
Currently we cannot predict the extent to or the possibility of occurrence of such conflicts between us and our PRC variable interest entity, Shandong Xiangrui, and Shandong Xiangrui’s shareholders. Therefore, if we are unable to effectively control Shandong Xiangrui, it may have an adverse effect on our ability to achieve our business objectives and grow our revenues.
All of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. In the event that we are unable to enforce these contractual arrangements, or if we suffer significant time delays or other obstacles in the process of enforcing these contractual arrangements, it would be very difficult to exert effective control over Shandong Xiangrui, and our ability to conduct our business and our financial conditions and results of operation may be materially and adversely affected. See “—Risks Related to Doing Business in China— Our business is largely subject to the uncertain legal environment in China and your legal protection could be limited.”

The PRC government may determine that the VIE Agreements are not in compliance with applicable PRC laws, rules and regulations.
Because foreign investment within the corn refinery industry is subject to significant restrictions under current PRC laws and regulations, we operate our business in China through our operating entity Shandong Xiangrui. We manage and operate Shandong Xiangrui through the WFOE pursuant to the rights it holds under the VIE Agreements. By reason of these VIE Agreements, Shandong Xiangrui is a variable interest entity, or VIE. Almost all economic benefits and risks arising from Shandong Xiangrui’s operations are transferred to the WFOE under these agreements. Details of the VIE Agreements are set out in the section entitled “Business — Our Company History — VIE Arrangements.”
There are risks involved with the operation of our business in reliance on the VIE Agreements, including the risk that the VIE Agreements may be determined by PRC courts or regulators to be unenforceable. The PRC government may find that the agreements that establish the structure for operating our China business do no comply with restrictions on foreign investment in the corn refinery industry and regulations requiring national security review. If the VIE Agreements are for any reason determined to be in breach of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such breach, including:
•	imposing economic penalties;

•	discontinuing or restricting the operations of the WFOE or Shandong Xiangrui;

•	imposing conditions or requirements with respect to the VIE Agreements with which the WFOE or Shandong Xiangrui may not be able to comply;

•	requiring our Company to restructure the relevant ownership structure or operations;

•	taking other regulatory or enforcement actions, including levying fines, that could adversely affect our Company’s business; or

•	revoking the business licenses and/or the licenses or certificates of the WFOE or Shandong Xiangrui, and/or voiding the VIE Agreements.
Any of these actions could adversely affect our ability to manage, operate and gain the financial benefits of Shandong Xiangrui, which would have a material adverse impact on our business, financial condition and results of operations. If we are unable to restructure our relationship with Shandong Xiangrui in such circumstances, our resulting corporate structure would have essentially no operations or means of operating a corn refinery business.
The directors, executive officers, shareholders and ultimate beneficial shareholders of our consolidated variable interest entity and our affiliates may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.
Neither we nor the WFOE owns any portion of the equity interests of Shandong Xiangrui. Instead, we rely on the WFOE’s contractual rights to enforce our interest in receiving payments from Shandong Xiangrui. The directors, executive officers, shareholders and ultimate beneficial shareholders of Shandong Xiangrui, and our affiliates Ruixing Group, Runyin Bio-chemical and Xinrui Chemical are also the directors, executive officers, employees and ultimate beneficial owners of our Company. Conflicts of interests may arise between Shandong Xiangrui’s shareholders and our Company if, for example, their interests in receiving dividends from Shandong Xiangrui were to conflict with our interests in requiring these companies to make contractually obligated payments to the WFOE. The fact that affiliates of Shandong Xiangrui are also affiliates of our Company may also result in conflicting fiduciary duties.
We cannot assure you that if and when conflicts of interest arise, these individuals will act in the best interests of our Company or that conflicts of interests will be resolved in our favor. In addition, these individuals may breach or cause our consolidated variable interest entity to breach the existing contractual arrangements. Currently, we do not have arrangements to address potential conflicts of interest between these individuals and our Company. We rely on these individuals to abide by the laws of BVI and China. If we cannot resolve any conflicts of interest or disputes between us and the shareholders of our consolidated variable interest entity, we would have to rely on legal proceedings, which could result in disruption of our business and substantial uncertainty as to the outcome of any such legal proceedings.
We may lose the ability to use and enjoy assets held by our consolidated variable interest entity that are important to the operation of our business if it goes bankrupt or becomes subject to a dissolution or liquidation proceeding.
As part of our contractual arrangements with our consolidated variable interest entity, Shandong Xiangrui, and its shareholders, Shandong Xiangrui holds certain assets that are important to our business operations. If Shandong Xiangrui goes bankrupt and all or part of its assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business operations, which could materially and adversely affect our business, financial condition and results of operations. If Shandong Xiangrui undergoes a voluntary or involuntary liquidation proceeding, its shareholders or unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

The WFOE’s contractual arrangements with Shandong Xiangrui and the payment arrangement thereunder may be challenged by the PRC tax authorities and may result in adverse tax consequences to us.
We generate our revenues through the payments we receive pursuant to the VIE Agreements. We could face adverse tax consequences if the PRC tax authorities determine that the VIE Agreements were not entered into based on arm’s length negotiations. For example, the PRC tax authorities may adjust the WFOE’s and/or Shandong Xiangrui’s income and expenses for PRC tax purposes in the form of a transfer pricing adjustment. A transfer pricing adjustment could result in a reduction, for Chinese tax purposes, of costs and an increase of income recorded by Shandong Xiangrui, which could adversely affect us by increasing Shandong Xiangrui’s tax liability without reducing the WFOE’s tax liability, which could further result in late payment fees and other penalties to Shandong Xiangrui for underpaid taxes.
We rely on the approval certificates and business licenses held by the WFOE and Shandong Xiangrui, and any deterioration of the relationship between the WFOE and Shandong Xiangrui could materially and adversely affect our business operations.
We operate our business in China on the basis of the approval certificates, business licenses and other requisite licenses held by the WFOE and Shandong Xiangrui. There is no assurance that the WFOE and Shandong Xiangrui will be able to renew their licenses or certificates when their terms expire with substantially similar terms as the ones they currently hold.
Further, our relationship with Shandong Xiangrui is governed by the VIE Agreements that are intended to provide us with effective control over the business operations of Shandong Xiangrui. Yet, the VIE Agreements may not be effective in providing control over the application for and maintenance of the licenses required for our business operations. Shandong Xiangrui could violate the VIE Agreements, go bankrupt, suffer from difficulties in its business or otherwise become unable to perform its obligations under the VIE Agreements and, as a result, our operations, reputation and business could be materially adversely affected.
If the WFOE exercises the purchase right over Shandong Xiangrui’s share capital pursuant to the VIE Agreements, the payment of the purchase price could materially and adversely affect our financial position.
Under the VIE Agreements, Shandong Xiangrui’s shareholders have granted the WFOE an option that is valid for twenty-five years to purchase all of the equity interests held by the Shandong Xiangrui shareholders in Shandong Xiangrui. On exercise of such option, the WFOE shall pay a transfer fee which shall not be significantly lower than the value of the net assets of Shandong Xiangrui, as determined by an appraiser. As Shandong Xiangrui is already our contractually controlled affiliate, the WFOE’s exercising of the option would not bring immediate benefits to our Company other than the possible resolution of uncertainties regarding the relationship between Shandong Xiangrui and us, and payment of the purchase price could adversely affect our financial position.
Risks Related to the Market for Our Stock
Our common stock is eligible to trade on the OTC Bulletin Board which may have an unfavorable impact on our stock price and liquidity.
Our common stock is eligible to trade on the OTC Bulletin Board. The OTC Bulletin Board is a significantly more limited market than the New York Stock Exchange or NASDAQ system. The eligibility of our shares to trade on the OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.
We are subject to penny stock regulations and restrictions.
The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. If our common stock becomes a “penny stock,” we may become subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.
For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.
Certain provisions of our Articles of Incorporation may make it more difficult for a third party to effect a change-in-control.
Our Articles of Incorporation authorize our Board of Directors to issue up to 10,000,000 shares of preferred stock. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the board of directors without further action by the stockholders. These terms may include voting rights including the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion rights and redemption rights provisions. The issuance of any preferred stock could diminish the rights of holders of our common stock, and therefore could reduce the value of such common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of our Board of Directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change-in-control, which in turn could prevent the stockholders from recognizing a gain in the event that a favorable offer is extended and could materially and negatively affect the market price of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis of our financial condition and results of our operations should be read in conjunction with our financial statements and related notes included elsewhere in this Current Report. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those expressed or implied by those forward-looking statements. Factors that could cause or contribute to such difference include, but are not limited to, those identified below and those discussed in the section entitled “Risk Factors” included elsewhere in this Current Report.
Overview
We were originally incorporated in the State of Nevada on May 3, 2010 to effect the reincorporation of Treemont Management Services, Inc. The Company, through its direct and indirect subsidiaries in China, manufactures and distributes cornstarch, glucose, and other by-products. Most of the Company’s sales are made in the PRC. Our products are important ingredients for a wide range of industries, including food and beverages, animal nutrition, pharmaceuticals, textile and other industrial manufacturing industries. We have had an annual capacity of 80,000 tonnes since 2010. As of the date of this Current Report our annual production capacity is 120,000 tonnes. We have a good manufacturing practice (GMP) certified glucose production line in China.
We purchase raw corn kernels from corn growers located near us in Shandong Province. We refine the corn at our plant into corn starch and glucose. Our customers are located primarily in Shandong Province. We sell products constituting approximately 90% of our revenues through our direct sales force, with the remaining 10% sold to distributors.
We plan to further expand our corn starch processing capacity to 240,000 tonnes by the end of 2011, with an estimated capital expenditure of $12 million, to take advantage of the economy of scales in production. We expect that out of the total capital expenditures, $3.8 million will be invested in plants and buildings and $8.2 million in the purchase of equipments and machines. These projects will be financed out of our 2010 and 2011 operating cash flow. The net cash provided by operating activities in 2010 was approximately US$2.1 million. The net cash provided by operating activities in the first 6 months of 2011 was approximately US$5.5 million. The purchase price of US$12 million will be made in installments to the equipment suppliers, construction companies and water treatment suppliers; approximately US$4.4 million will be paid in the second half of 2011. We expect to generate enough operating cash flow to pay for the rest of the capital expenditure in the second half of 2011.
As the market demand for corn kernels is expected to continue to grow due to strong demand of corn for animal feeds in China, we anticipate that the market price for corn kernels will increase in the future as the supplies will likely lag behind the increase in demand. As corn kernels are the primary raw material that we use in production and the market demand for both corn starch and glucose remains robust, we expect to be able to raise the price of our products in line with increases in corn kernel prices. We expect this price factor will drive both our revenues and cost of sales and leave our margins unaffected.
We also may launch two new products, Monosodium glutamate, or MSG, and 1, 3-propanediol, or PDO, by early 2013. We are evaluating the feasibility and profitability of these two new products.
MSG
MSG is used as a food additive and is commonly marketed as a flavor enhancer. China’s MSG market has grown significantly since the 1990s as the world’s major MSG production facilities moved to China to take advantage of low production costs and large domestic demand. According to a MSG industry report issued by Bioon.com, China’s MSG production accounted for approximately 75% of the world’s total production in 2005. This report is only available in Chinese and was originally published in the Pharmaceuticals Economic Journal on October 9, 2009. This report has been republished on the following website, http://www.bioon.com/bioindustry/ferment/375274.shtml. Our major product, corn starch, is one of the most important raw materials used in the production of MSG. The Company is currently conducting a feasibility analysis on the MSG investment.
PDO
PDO is mainly used as a building block in the production of polymers such as polytrimethylene terephthalate (PTT). PTT fiber is a high end fiber that has various functions. PDO can also be formulated into a variety of food and industrial products including animal feed additives, composites, adhesives, laminates, coatings, moldings, aliphatic polyesters and copolyesters.
The Company has completed a pilot plant test and expects to test a production capacity of 5,000 tonnes by the end of 2011. As there is uncertainty associated with the commercialization of the PDO product line, the Company expects to launch its PDO product only if the technology is proven ready.

Reverse Acquisition
On May 13, 2011, we completed a reverse acquisition transaction through a share exchange with Xiangrui and its sole shareholder, Mr. Chongxin Xu, whereby we acquired 100% of the issued and outstanding capital stock of Xiangrui, in exchange for 12,363,885 shares of our common stock, which constituted 93% of our issued and outstanding shares on a fully-diluted basis immediately after the consummation of the reverse acquisition. As a result of the reverse acquisition, Xiangrui became our wholly-owned subsidiary and Mr. Xu became our controlling stockholder.
Upon the closing of the reverse acquisition, Mr. Timothy P. Halter, our then sole director and officer, immediately resigned from all offices that he held and from the board. Also upon the closing of the reverse acquisition, our board of directors increased its size from one to two directors and appointed Mr. Guangyin Meng and Mr. Dianshun Zhang to fill the vacancies created by the resignation of Mr. Halter. In addition, Mr. Guo Wang was appointed as our chief executive officer and Mr. Qingtai Wang was appointed as our chief financial officer. Mr. Qingtai Wang resigned as our CFO on July 12, 2011 and was replaced by Mr. Wencai Pan.
For accounting purposes, the share exchange transaction was treated as a reverse acquisition, with Xiangrui as the accounting acquirer and SMSA as the acquired party.
Our results of operations and financial condition are affected by numerous factors, including those described above under “Risk Factors” and elsewhere in this Current Report.
Financial Operations Overview
Revenues
Our revenues are comprised principally of sales of cornstarch and glucose. In the three months ended March 31, 2011, we generated total revenues of $16.1 million, of which $13.2 million, or 81.6%, was from sales of cornstarch. The remaining $2.9 million, or 18.4%, was from sales of glucose. In 2010, we generated total revenues of $42 million, of which $33 million, or 78.4%, was from sales of cornstarch. The remaining $8.9 million, or 21.2%, was from sales of glucose. For details on the breakdown of our revenues refer to the section entitled “Results of Operations.”
Cost of Goods Sold
The cost of goods sold consists primarily of purchase costs of raw materials, direct labor costs and overhead expenses attributable to production and machine depreciation.
Operating Expenses
We classify our operating expenses into two categories: selling and distribution, and general and administrative.
Selling and Distribution. Selling and distribution expenses consist primarily of sales personnel salaries and benefits and freight expenses.
General and Administrative. General and administrative expenses consist primarily of personnel costs of our executive, finance and administrative personnel, accounting, legal and professional services fees, allowances for bad debts, travel, allocations for facilities and information technology services and other corporate expenses. We expect general and administrative expenses to increase as we continue to invest in corporate infrastructure and incur additional expenses associated with being a public company, including increased legal and accounting costs, investor relations costs, insurance premiums and compliance costs associated with the Sarbanes-Oxley Act of 2002.
Interest Expenses, Net
Interest expenses, net consists of our payments on borrowings under our revolving credit facility, other indebtedness and capital leases, less interest received on our cash.
Other Income (Expenses), Net
Other income (expenses), net consists of foreign currency gains or losses and scrap sales.
Taxation
Because SMSA, our subsidiaries and Shandong Xiangrui are incorporated in different jurisdictions, we file separate income tax returns.

United States.
We are subject to United States tax at a tax rate of 34%. No payment of United States income tax has been made as we had no U.S. taxable income for 2010 and 2009 and for the three months ended March 31, 2011.
British Virgin Islands.
Xiangrui was incorporated in the BVI and under the current laws of the BVI, is not subject to income tax.
China.
Shandong Xiangrui is subject to a 25% EIT rate.
Under the EIT law, a 10% withholding tax applies to China-sourced income derived by non-resident enterprises for PRC enterprise income tax purposes, unless, the jurisdiction of incorporation of such enterprise’s stockholder has a tax treaty with China that provides for a different withholding arrangement.
We incurred income tax of $1.021 million for the year ended December 31, 2010, an increase of $0.894 million, or 702.3%, from the tax we incurred in 2009, which was $0.13 million. This increase in tax was due to the increase in our pre-tax income.
The income tax rate that we will be subject to in the future will depend on various factors, including tax legislation, the geographic composition of our pre-tax income and non-tax deductible expenses. Our management carefully monitors legal and other developments and will create an appropriate tax saving plan when necessary and available.
Internal Control Over Financial Reporting
As directed by Section 404 of the Sarbanes-Oxley Act of 2002, or SOX 404, the SEC adopted rules requiring public companies to include a report of management on the company’s internal controls over financial reporting in their annual reports, including Form 10-K. In addition, for companies that are “accredited filers” or “large accelerated filers” the independent registered public accounting firm auditing a company’s financial statements must also attest to and report on the operating effectiveness of the company’s internal controls. Shandong Xiangrui was not subject to these requirements for the fiscal year ended December 31, 2010. Accordingly we have not evaluated our internal control systems in order to allow our management to report on our internal controls as required by SOX 404. Under current law, we will be required to issue a report of management on the company’s internal controls over financial reporting beginning with our annual report for the fiscal year ending December 31, 2011. If we continue to qualify as a smaller reporting company for the fiscal year ending December 31, 2011, as we currently do, we will not be required to include an attestation from our independent auditors.
Critical Accounting Policies and Estimates
We prepare financial statements in accordance with U.S. GAAP, which requires us to make judgments, estimates and assumptions that affect the reported amounts of our assets and liabilities and the disclosure of our contingent assets and liabilities at the end of each fiscal period and the reported amounts of revenues and expenses during each fiscal period. We continually evaluate these judgments and estimates based on our own historical experience, knowledge and assessment of current business and other conditions, our expectations regarding the future based on available information and assumptions that we believe to be reasonable, which together form our basis for making judgments about matters that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates. Some of our accounting policies require a higher degree of judgment than others in their application.
The selection of critical accounting policies, the judgments and other uncertainties affecting application of those policies and the sensitivity of reported results to changes in conditions and assumptions are factors that should be considered when reviewing our financial statements. We believe the following accounting policies involve the most significant judgments and estimates used in the preparation of our financial statements.
For further information on our critical and significant accounting policies, see note 2 to our Audited Financial Statements, which are included elsewhere in this Current Report.
Use of estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the balance sheet dates and the reported amounts of revenues and expenses during the reporting periods. Significant estimates and assumptions reflected in the financial statements include revenue recognition, allowance for doubtful accounts, provision for inventories, useful lives of property and equipment and intangible assets, income tax and tax related valuation allowance, and contingencies. Actual results could differ significantly from those estimates.

Fair value of financial instruments
The Company adopted ASC 820 Fair Value Measurements and Disclosures, or ASC 820. ASC 820 defines fair value, establishes a framework for measuring fair value, and requires disclosures to be provided on fair value measurement.
ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:
•	Level 1 — Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

•	Level 2 — Include other inputs that are directly or indirectly observable in the marketplace; and

•	Level 3 — Unobservable inputs which are supported by little or no market activity, therefore requiring an entity to develop its own assumptions.
The carrying values of cash and cash equivalents, accounts receivable, other current assets, accounts payable, other current liabilities, and amounts due to employees approximate their fair value due to their short-term maturities.
Notes and accounts receivable
Notes receivable represent bank notes which are paid by third party commercial banks when due. Therefore, they are generally believed to pose low credit risk. Provisions are made against notes and accounts receivable for estimated losses resulting from the inability of collecting payments from our customers. The Company periodically assesses notes and accounts receivable balances to determine whether an allowance for doubtful accounts should be made based upon historical bad debt analysis, specific customer creditworthiness, and current economic trends. Notes and accounts receivable in the balance sheets are stated net of such provision, if any.
As at December 31, 2010 and 2009, the Company provided US$1,002,080 and US$915,298 for allowances against accounts receivable. Management’s estimate of the appropriate allowance on accounts receivable was based on historical bad debt analysis, specific customer creditworthiness, and current economic trends. In making its judgment, management assessed the Company’s customers’ ability to continue to pay their outstanding invoices on a timely basis, and whether their financial position might deteriorate significantly in the future, which would result in their inability to pay their debts to the Company. The Company’s allowance is consistent with its historical experience and considered adequate by management.
While the Company currently believes that there is little likelihood that actual results will differ materially from current estimates, if the financial condition of our customers deteriorates in the near future, the Company could realize significant write downs for uncollectible accounts receivable.
Inventories
Inventories are stated at the lower of cost or net realizable value at the balance sheet date. Cost of inventories is determined using the weighted average method. Provisions are made for excessive, slow moving and obsolete inventories as well as inventories whose carrying value exceeds their net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less estimated costs and expenses and related taxes necessary to make the sale. Provision for inventories is determined on an individual item basis. Raw material costs are based on purchase costs while work-in-progress and finished goods comprise direct materials, direct labor and an allocation of manufacturing overhead costs.
As at December 31, 2010 and 2009, the Company had not provided any provision for inventories as the carrying value of inventories are lower than their net realizable value. By considering the probable demand for our products in the future and historical trends in the turnover of our inventories, management believes that there is no need to provide any provision for obsolescent goods.
While the Company currently believes that there is little likelihood that actual results will differ materially from current estimates, if customer demand for our products decreases significantly in the near future, the Company could realize significant write downs for slow-moving inventories.
Revenue recognition
The Company recognizes revenue pursuant to ASC 605 Revenue Recognition when a contract exists, delivery has occurred and the price is fixed or determinable and collectability is reasonably assured. This generally occurs when the customer receives the product or at the time title passes to the customer. Our customers generally do not have the right to return products unless they are damaged or defective. The Company does not provide discounts for early payments or other sales allowances.

Income taxes
Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statements’ carrying amounts of existing assets and liabilities and their respective tax asset bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided to reduce the carrying amount of deferred tax assets if some portion, or all, of the deferred tax assets will not be realized. The Company is subject to China’s new EIT Law, effective January 1, 2008. We are subject to a 25% enterprise income tax rate.
We are regularly audited by local tax authorities. Sometimes as a result of these audits, the tax authorities may determine that we are responsible for payment of additional taxes. We evaluate our potential tax liability each quarter and adjust the reserves and the related interest and penalties in light of changing circumstances such as the settlement of a tax audit or the expiration of a statute of limitations. We believe the estimates used to support our evaluation of our tax liabilities are reasonable. However, the final determination of a prior-year’s tax liabilities, either by settlement with the tax authorities or the expiration of a statute of limitations, could be materially different than our estimates as reflected in our statement of assets and liabilities and historical income tax provisions. The outcome of these final determinations could have a material effect on our income tax liability, net income or cash flows for the period in which the determination is made.
Consolidation of Variable Interest Entities
Our business is conducted through our operating company, Shandong Xiangrui. Our WFOE has contractual arrangements with Shandong Xiangrui and its shareholders that enable us to substantially control Shandong Xiangrui, including substantially influencing its daily operations and financial affairs, appoint its senior executives and approve all matters requiring shareholder approval. As a result of these contractual arrangements, we are considered the primary beneficiary of Shandong Xiangrui. Accordingly, we regard Shandong Xiangrui as a Variable Interest Entity under FASB Interpretation No. 46R, “Consolidation of Variable Interest Entities, Interpretation ARB No. 51” of FIN 46R, and have consolidated its results, assets and liabilities in our financial statements from the date of signing of the VIE agreements on May 9, 2011. For the purpose of demonstrating the effect of the formation of Xiangrui and the reverse acquisition between Xiangrui and SMSA, Shandong Xiangrui’s operating results, assets and liabilities are consolidated from January 1, 2009, which is based on the assumption that the formation and acquisition were completed at the beginning of the reporting period.
Results of Operations
The following table shows the line items that appear on our statement of operations, expressed in dollars and as a percentage of net revenues, for the periods presented.
The table below sets forth an analysis of sales by volume and price.

	For the year ended 31 December						For the three months ended 31 March
	(audited)						(unaudited)
	2009		2010		YoY growth		2010		2011		QoQ growth
	volume	price	volume	price	volume	price	volume	price	volume	price	volume	Sale price
	(tonnes)	(USD)	(tonnes)	(USD)%		%	(tonnes)	(USD)	(tonnes)	(USD)%		%
Cornstarch	48,770	262.03	110,221	299.31	126.0%	14.2%	23,373	295.36	37,504	350.66	60.5%	18.7%
Glucose	13,170	329.26	22,464	397.72	70.6%	20.8%	5,172	400.30	6,305	461.83	21.9%	15.4%

Total	61,940	276.32	132,684	315.97	114.2%	14.3%	28,545	314.37	43,809	366.66	53.5%	16.6%
Note: The above volume calculation also includes corn by-products that are produced during the process of cornstarch and glucose manufacturing.
Sales volumes increased to 43,809 tonnes in the three months ended March 31, 2011, at an increase of 15,264 tonnes from 28,545 tonnes in the same period of 2010. Sales volumes increased to 132,684 tonnes in 2010, at an increase of 70,744 tonnes, from 61,940 tonnes in 2009. The increase in sales volumes is mainly attributable to high market demand for our products and increase in the production utilization rate. The average selling price of our products increased 16.6% from $314.4 per tonne in the three months ended March 31, 2010 to $366.8 per tonne in the same period of 2011. The average selling price increased 14.3% from $276.3 per tonne in 2009 to $316 per tonne in 2010. The increase of the average selling price of our products is attributable to the price increases of corn kernels, the major raw material we use in production. We anticipate that the market price for corn kernels will continue to increase in the future as the supplies will likely lag behind the increase in demand. Improved standard of living in China results in higher demand for poultry and meat, which results in higher demand for animal feed. Corn is a major type of animal feed.

Revenues
Our revenues comprised principally of sales of cornstarch and glucose. The following table shows the breakdown of revenues by products.

	For the year ended 31 December						For the three months ended 31 March
	(audited)						(unaudited)
	2009		2010		YoY		2010		2011		QoQ
	(audited)		(audited)		growth		(unaudited)		(unaudited)		growth
	(USD’000)%		(USD’000)%		(USD’000)%		(USD’000)%		(USD’000)%		(USD’000)%
Cornstarch	12,779	74.7%	32,990	78.4%	20,211	158.2%	6,903	76.8%	13,151	81.6%	6,248	90.5%
Glucose	4,337	25.3%	8,934	21.2%	4,597	106.0%	2,070	23.0%	2,912	18.1%	842	40.7%
Others	—	—	129	0.3%	129		10	0.1%	59	0.4%	49	490.0%

Total revenue	17,116	100.0%	42,053	100.0%	24,937	145.7%	8,983	100.0%	16,122	100.0%	7,139	79.5%
Revenues increased by $7.1 million, or 80%, to $16.1 million in the three months ended March 31, 2011. In the same period of 2010, our revenues were $8.9 million. Revenues increased by $24.94 million, or 146%, to $42 million in 2010. In 2009, our revenues were $17.1 million. The increase in revenues was mainly attributable to the increase in sales volume and rise in the average selling price of our products. The increase in our sales volume was due to our increased processing capacity. The increase in the average selling price of our products is attributable to strong demand in China and increase of the market prices of glucose and cornstarch.
Cost of Goods Sold
Our cost of goods sold in the second quarter of 2011 remained stable as compared to the same period of 2010. Our cost of goods sold in the first quarter of 2011 decreased 2.9% to 83.2%, from 86.1% in the same period of 2010. This decrease is mainly attributable to our decision to increase the price of our corn starch and glucose products, which exceeded the price of our major raw material corn kernels. Management has increased the prices of our products in line with inflation in China over the past 18 months.
Our cost of goods sold increased $5.7 million, or 74.0%, to $13.4 million, in the three months ended March 31, 2011. In the same period of 2010, our cost of goods sold was $7.7 million. This increase is mainly attributable to increased sales volume.
Our cost of goods sold increased $21.05 million, or 135.5%, to $36.6 million in 2010. Our cost of goods sold as a percentage of sales in 2010 decreased 4.1% to 86.7%, from 90.8% in 2009. This decrease is mainly attributable to the significant increase of sales volume in both corn starch and glucose products in 2010, which lowered our fixed costs as a percentage of revenue.
Our cost of goods sold was $15.5 million in 2009. This increase is in line with the increase in sales of our products.
Corn kernels are the principal raw material used in our production. Corn kernels accounted for approximately 92% and 87% of our cost of goods sold in the three months ended March 31, 2011 and in the same period of 2010, respectively. Corn kernels accounted for approximately 88% and 82% of our cost of goods sold in 2010 and 2009, respectively. The remaining cost of goods sold is attributable to utilities (steam, electricity and water) and depreciation and labor costs.
Gross Profit
Our gross profits increased $1.5 million, or 117.3%, to $2.7 million, during the three months ended March 31, 2011. Our gross profits were $1.2 million in the same period of 2010. In 2010, our gross profits increased by $3.9 million, or 246.7%, to $5.5 million, from $1.6 million in 2009. Gross profits as a percentage of revenues were 16.8% during the three months ended March 31, 2011, compared to 13.9% during the same period of 2010. Gross profits as a percentage of revenues were 13.3% in 2010, compared to 9.2% in 2009. As sales volumes increase, the unit cost of our products decrease. This results in increases of our gross profit margins. The table below sets forth the gross profit margin of each of our products.

	For the year ended 31 December					For the three months ended 31 March
	(audited)					(unaudited)
					YoY					QoQ
	2009		2010		growth	2010		2011		growth
	Gross	GP	Gross	GP		Gross	GP	Gross	GP
	Profit	margin	Profit	margin		Profit	margin	Profit	margin	Profit
	(USD’000)%		(USD’000)%		%	(USD’000)%		(USD’000)%		%
Cornstarch	1,290	10.1%	4,236	12.8%	228.4%	857	12.4%	1,976	15.0%	130.6%
Glucose	288	6.6%	1,186	13.3%	312.1%	389	18.8%	731	25.1%	87.9%
Others	—		45			—		—

Total	1,577	9.2%	5,467	13.0%	246.6%	1,246	13.9%	2,707	16.8%	117.3%

The gross profit margin increase was mainly due to our ability to increase the unit selling price of our products higher than the purchase price of corn kernels. The total supply of cornstarch and glucose did not increase as fast as the increase in market demand. This was mainly because the Chinese government shut down small factories which were operating without the required waste water treatment systems. The Chinese government also halted approval of new small corn-refinery projects, due to the government’s commitment to environmental protection. The improvement in gross profit margins is also attributable to the economies of scale we achieved with expanded production volume.
Operating Expenses
We have two categories of operating expenses: selling and distribution expenses and general and administrative expenses.
Selling and Distribution Expense
Our sales expenses increased by $50,912, or 21%, to $0.29 million during the three months ended March 31, 2011, from $0.24 million in the same period of 2010. Our sales expenses increased by $0.43 million, or 75.6%, to $1 million in 2010, from $0.57 million in 2009. The increase is in line with the growth in sales revenue. As a percentage of revenues, sales expenses in the three months ended March 31, 2011 decreased to 1.8% from 2.7% for the same period of 2010, and decreased to 2.4% in 2010 from 3.3% in 2009.
General and Administrative Expenses
General and administrative expenses are comprised of salary and benefits for administrative personnel, depreciation and amortization of non-production equipments and miscellaneous expenses unrelated to production.
Our general and administrative expenses increased $57,225, or 103%, to $0.11 million during the three months ended March 31, 2011, from $55,345 in the same period of 2010. In 2010, our general and administrative expenses decreased by $0.50 million, or 67%, to $0.25 million, from $0.75 million in 2009. As a percentage of revenues, general and administrative expenses in the three months ended March 31, 2011 increased to 0.7%, compared to 0.6% for the same period of 2010, and decreased to 0.6% in 2010, compared to 4.4% in 2009.
The increase in the three months ended March 31, 2011 is due to the professional fees that we incurred relating to the reverse acquisition. The decrease in 2010 was mainly attributable to the suspension of production because of a technological and equipment upgrade for the Quality Standard (QS) and GMP certification in 2009. During 2010, the depreciation of fixed assets, employee salaries and other production related expenses were recorded in general and administrative expenses and amounted to $0.36 million. The decrease is also attributable to decrease of bad debt provision in 2010 by $0.14 million.
Interest Expenses, Net
Our interest expenses, net increased by $87,517, or 101%, to $0.17 million during the three months ended March 31, 2011, from $86,347 in the same period of 2010. Our interest expenses increased $0.13 million, or 52%, to $0.38 million in 2010 from $0.25 million in 2009. The increase is mainly attributable to an increase in short-term bank loans.
Other Income (Expenses), Net
Other income (expenses), net decreased by $46,900 for the three months ended March 31, 2011, compared to $5,611 for the same period in 2010. Other income (expenses), net decreased by $0.33 million, from $0.42 million in 2009, to $94,916 in 2010. The decrease is mainly attributable to the decrease in profits realized from selling stearic acid, which had a gross profit of $295, 470 in 2009 and only $42, 926 in 2010.
Liquidity and Capital Resources
Our primary operating cash requirements are for the purchase of corn kernels.
We finance our operations primarily through cash flow from operations and short-term bank loans. We collect cash on delivery on sales of our by-products. Approximately 50% of the total sales of our corn starch are settled in cash. The remaining 50% has a credit term of 15 days. Sales of glucose also has a 15-day credit term. The turnover for finished goods is approximately five days and one month for raw materials. We settle the purchase of corn kernels in cash. Suppliers of utilities and other consumable materials provide credit terms of about one month. We also finance our operations with the proceeds from loans.
Contractual Obligations and Commercial Commitments
On January 1, 2009, we entered into a non-cancellable contract with Shandong Runyin Bio-chemical to secure the steam and electricity supply for our corn starch and glucose production. This contract expires December 31, 2014. The utilities have been offered to us at market prices. The prices that we will pay for these utilities per year would be determined by the actual quantity of utilities consumed by us.

In 2010, we entered into non-cancellable contracts with certain machinery suppliers for the purchase of machinery and equipment, which amounted to $4.7 million. In 2009, we also entered into non-cancellable contracts with certain machinery suppliers for the purchase of machinery and equipment, which amounted to $0.55 million. These contracts will be settled in 2011.
As of July 13, 2009, we pledged our building which has a net book value of $2.3 million to Citibank (China) Co., Ltd., Shanghai Branch, or Citibank Shanghai, to secure a long-term bank loan provided by Citibank to Runyin Bio-chemical.
As of July 13, 2009, we pledged our land use rights to one plot of industrial land located in Penji Town, Dongping County to Citibank Shanghai to secure a long-term bank loan provided by Citibank to Runyin Bio-chemical. The mortgage term is from August 10, 2009 to August 10, 2014.
In April and May 2011, we entered into corn kernel supply agreements with four enterprises for the supply of corn kernels, namely Tai’an Branch of China Grain Reserves Corporation for 30,000 tonnes at an aggregate price of $10.42 million, Ji’nan Jinliang Grains Storage Co., Ltd. for 30,000 tonnes at an aggregate price of $10.20 million, Shanghai Yihai Commerce & Trade Co., Ltd. for 20,077 tonnes at an aggregate price of $6.83 million, and Zhongjiao Grain and Oil Storage Center, Qingdao Tariff-free Area for 7236.442 tonnes at a variable price from $360.31 to $350.99 per tonne at an aggregate price of $2.50 million.
As of December 31, 2010, we had cash and cash equivalents of $6.6 million and restricted cash of $0.23 million. The following table provides detailed information about our net cash flow for 2009 and 2010.

	For the year ended 31 December		For the three months ended 31 March
	(audited)		(unaudited)
	2009	2010	2010	2011
	(audited)	(audited)	(unaudited)	(unaudited)
	(USD’000)	(USD’000)	(USD’000)	(USD’000)
Net cash provided by (used in) operating activities	1,910	2,112	(913)	(2,355)
Net cash provided by (used in) investing activities	(2,455)	1,251	2,281	127
Net cash provided by (used in) financing activities	5	2,220	1,160	1,432
Effect of foreign exchange rate changes	4	170	(110)	1

Net cash flows	(536)	5,753	2,418	(795)
Operating Activities
Net cash used in operating activities was $2.4 million for the three months ended March 31, 2011, compared to $0.9 million for the same period in 2010. Net cash provided by operating activities was $2.11 million in 2010, compared to $1.91 million in net cash provided by operating activities in 2009.
The increase in net cash used in operating activities for the three months ended March 31, 2011 was mainly attributable to the increase of accounts receivable and notes receivable, which are in line with the growth of our sales since the credit term remains stable. The increase in net cash used in operating activities is also due to the increase of advances to third party suppliers. These advances were used for the expansion of our corn processing capacity in 2010. The increase in net cash provided by operating activities for 2010 was in line with the increase in our net profits.
The change in notes payable should be analyzed with the change in restricted cash. Corresponding bank deposits are required for the issuance of notes payable. However, according to U.S. GAAP, a change in restricted cash is classified under the investing cash flow caption. There has been no significant change in our working capital turnover days since 2010.
Investing Activities
Net cash provided by investing activities for the three months ended March 31, 2011 was $0.13 million, as compared to $2.3 million for the same period in 2010. The decrease was due to less cash being released from restricted cash, which was a deposit with Rural Cooperative Bank of Dongping County, or Rural Cooperative Bank, in connection with issuance of bank acceptances. For the three months ended March 31, 2010, $2.4 million restricted cash was released from Rural Cooperative Bank. Net cash provided by investing activities was $1.3 million in 2010 as compared to negative $2.5 million in 2009. The increase was also mainly due to more restricted cash being released from a bank deposit with Rural Cooperative Bank in 2010. In 2010, $2.2 million of restricted cash was released and $0.9 million was used to purchase property and equipments. In 2009, $2.4 million was deposited with Rural Cooperative Bank as restricted cash in connection with the issuance of bank acceptances.

Financing Activities
Net cash provided by financing activities was $1.4 million for the three months ended March 31, 2011, as compared to $1.2 million for the same period in 2010, and was $2.2 million in 2010, as compared to $5,486 in 2009.
All of our bank borrowings are RMB denominated loans with fixed interest rates ranging from 4.86% to 11.62%, for working capital and fixed assets purchasing purposes, with a balance of $9.7 million and $8 million at the end of March 30, 2011 and December 31, 2010, respectively.
We believe that we maintain good relationships with the various banks we deal with, and based on current conditions we adequately manage our accounts receivable and accounts payables. We believe our current available working capital, and bank loans referenced above, should be adequate to sustain our operations at our current levels through at least the next twelve months.
Holding Company Structure
We are a holding company with no material operations of our own. We conduct our operations primarily through our wholly-owned subsidiaries and affiliated entities in China. As a result, our ability to pay dividends depends upon dividends paid by our PRC subsidiaries. If our PRC subsidiaries or any newly formed subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us. In addition, our PRC subsidiaries are permitted to pay dividends to us only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Under PRC law, each of our subsidiaries and affiliated entities in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, at its discretion, each of our subsidiaries and affiliated entities in China may allocate a portion of its after-tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserve funds and staff welfare and bonus funds are not distributable as cash dividends. Our PRC subsidiaries have not paid our offshore entities any dividends nor have set aside any money to fund certain statutory reserve funds or staff welfare and bonus funds as they have not been profitable. Our PRC subsidiaries will not be able to pay dividends to our offshore entities until they generate accumulated profits and meet the requirements for statutory reserve funds.
Off-Balance Sheet Comments and Arrangements
We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, sales or expenses, results of operations, liquidity or capital expenditures, or capital resources that is material to an investment in our securities.
Recent Accounting Pronouncements
In January 2010, the FASB issued Accounting Standards Update (ASU) No. 2010-06 (ASU 2010-06), Improving Disclosures About Fair Value Measurements, which requires reporting entities to make new disclosures about recurring or nonrecurring fair-value measurements including significant transfers into and out of Level 1 and Level 2 fair-value measurements and information on purchases, sales, issuances, and settlements on a gross basis in the reconciliation of Level 3 fair-value measurements. ASU 2010-6 is effective for annual reporting periods beginning after December 15, 2009, except for Level 3 reconciliation disclosures which are effective for annual periods beginning after December 15, 2010. The Company does not expect that the adoption of ASU 2010-06 will have a material impact on its financial statements.
In February 2010, the FASB issued ASU No. 2010-09 (ASU 2010-09), Subsequent Events (Topic 855). The amendments remove the requirements for an SEC filer to disclose a date, in both issued and revised financial statements, through which subsequent events have been reviewed. Revised financial statements include financial statements revised as a result of either correction of an error or retrospective application of U.S. GAAP. ASU 2010-09 is effective for interim or annual financial periods ending after June 15, 2010. The provisions of ASU 2010-09 are not expected to have a material effect on the financial position, results of operations or cash flows of the Company.
Quantitative and Qualitative Disclosures about Market Risk
Inflation
Since our inception, inflation in China has not materially impacted our results of operations. According to the National Bureau of Statistics of China, the change of consumer price index in China was 3.3% in 2010. Although we have not in the past been materially affected by inflation since our inception, we can provide no assurance that we will not be affected in the future by higher rates of inflation in China.

Foreign Currency Exchange Risk
Substantially all of our revenues and expenses are denominated in Renminbi. We do not believe that we currently have any significant direct foreign exchange risk and have not used any derivative financial instruments to hedge our exposure to such risk. Although in general, our exposure to foreign exchange risks should be limited, the value of your investment in our shares will be affected by the exchange rate between the U.S. dollar and the Renminbi because the value of our business is effectively denominated in Renminbi, while the shares will be traded in U.S. dollars.
The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions. The conversion of Renminbi into foreign currencies, including U.S. dollars, has been based on rates set by the People’s Bank of China. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under the revised policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy resulted in a more than 20% appreciation of the Renminbi against the U.S. dollar in the following three years. Since July 2008, however, the Renminbi has traded within a narrow range against the U.S. dollar. As a consequence, the Renminbi has fluctuated significantly since July 2008 against other freely traded currencies, in tandem with the U.S. dollar. On June 20, 2010, the People’s Bank of China announced that the PRC government would further reform the Renminbi exchange rate regime and increase the flexibility of the exchange rate. It is difficult to predict how this new policy may impact the Renminbi exchange rate. To the extent that we need to convert U.S. dollars into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we receive from the conversion. Conversely, if we decide to convert the Renminbi into U.S. dollars for the purpose of making payments for dividends on our common shares or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amounts available to us.
Interest Rate Risk
We are exposed to interest rate risk primarily with respect to our short-term bank loans. Although the interest rates, which are based on the banks’ prime rates with respect to our short-term loans, are fixed for the terms of the loans, the terms are typically three to twelve months for short-term bank loans and interest rates are subject to change upon renewal. There were no material changes in interest rates for short-term bank loans renewed during the year ended December 31, 2010.
Management monitors the banks’ prime rates in conjunction with our cash requirements to determine the appropriate level of debt balances relative to other sources of funds. We have not entered into any hedging transactions in an effort to reduce our exposure to interest rate risk.
We are also exposed to interest rate risk relating to the interest income generated by excess cash, which is mostly held in interest-bearing bank deposits. We have not used derivative financial instruments in our investment portfolio. Interest earning instruments carry a degree of interest rate risk. We have not been exposed to, nor do we anticipate being exposed to, material risks due to changes in market interest rates. However, our future interest income may fall short of expectations due to changes in market interest rates.
DESCRIPTION OF PROPERTY
Factories
Our production facilities are located in Dongping County, Shandong Province, and consists of a starch processing plant of 2,800 square meters, a glucose production plant of 4,140 square meters, a corn decontaminate plant of 480 square metes, a by-product plant of 1,120 square meters, a starch drying plant of 2,800 square meters, a sorbierite plant of 1,250 square meters, a power distribution room, weight house, finished product warehouse, cooling column and administrative offices.
The starch processing plant is used for producing corn starch which contributed to 78.4% of our total revenues in the 2010 fiscal year. The glucose production plant is used for producing glucose products which contributed to 21.2% of our total revenues in the 2010 fiscal year. The following table sets forth the actual production capacity and the utilization rate of each of our production plants during the 2009 and 2010 fiscal years.

	Fiscal year ended December 31,
	2009		2010
	Production	Average	Production	Average
	capacity	utilization	capacity	utilization
Production Facilities	(tonnes)	(%)	(tonnes)	(%)
Corn starch processing plant	50,000	61.2%	63,000	100%
Glucose production plant	15,000	65.4%	18,000	90%

We plan to further expand our corn starch processing capacity to 240,000 tonnes by the end of 2011. The planned expansion does not require material capital expenditures outside of the $12 million we have estimated. For a discussion on how we will fund our $12 million expansion refer to the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Overview.” The new investment will not have any material impact on the nature of our principal production facilities.
Land Use Rights
There is no private land ownership in China. Individuals and companies are permitted to acquire land use rights for specific purposes. We were granted land use rights from the PRC government for two plots of land for industrial use with 123,820 and 43,249 square meters, respectively, located at Pengji Town, Dongping County, Shandong Province, China. The land use rights for these two plots of land will expire on September 18, 2056 and November 14, 2051 respectively.
As of December 31, 2010, Shandong Xiangrui pledged its land use right to the 43,249 square meter plot of land, with a net book value of US$768,827 to Citibank (China) Co., Ltd., Shanghai Branch to secure a long term bank loan for Runyin Bio-chemical, an affiliate of Shandong Xiangrui. We believe that all our properties have been adequately maintained, are generally in good condition and are suitable and adequate for our business.
Buildings
As of December 31, 2010, we have the lawful rights to four buildings located at Western State Road 105, Pengji Town, Dongping County, Shandong Province, three of which are used for production and one of which is used as a warehouse. The buildings are subject to mortgage to Citibank (China) Co., Ltd., Shanghai Branch.
Leased Property
We have entered into a lease with our affiliated company Runyin Bio-chemical, for a plant located in Ruixing Industry Park, Dongping County, Shandong Province, for a lease term from December 1, 2008 to November 30, 2011.
Transportation Vehicles
We do not currently own any transportation vehicles. In order to meet our transportation needs we have entered into a vehicle lease contract with our affiliated company Runyin Bio-chemical, for vehicle rental, in which we pay a rental fee per vehicle and per kilometer for each day of use.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding beneficial ownership of our common stock as of July 20, 2011 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

			Amount and Nature
Name and Address of			of Beneficial
Beneficial Owner	Office, If Any	Title of Class	Ownership		Percent of Class
	Officers and Directors

Guangyin Meng*	Director				0
Dianshun Zhang*	Director				0
Guo Wang	CEO	Common	247,277	*(1)	2%
Wencai Pan*	CFO				0
Qingtai Wang*	Former CFO				0

	5% Security Holders

Chongxin Xu Flat 10, 84-88 Pitt St. Mortdale NSW 2223		Common	12,363,885		93%

Xuchun Wang 17 Guo Dao Road, 6-3-206 Pengji Town, Dongping County, Shandong Province, China 271509		Common	10,880,219	*(2)	81%

Lingfa Huang 17 Guo Dao Road, 7-3-205 Pengji Town, Dongping County, Shandong Province, China 271509		Common	989,112	*(3)	8%

*	Mr. Guangyin Meng, Mr. Dianshun Zhang and Mr. Wencai Pan do not hold any shares in our company as of the date of this Current Report. While Mr. Qingtai Wang served as our CFO, he did not hold any shares in our Company.

Under applicable SEC rules, a person is deemed the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose, or direct the disposition, of the security, in each case irrespective of the person’s economic interest in the security. Under SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of another security.

*(1)	Mr. Guo Wang has an option to acquire 247,277 shares of our common stock currently owned by Mr. Chongxin Xu. For details regarding this option agreement, see our disclosures under “Business — Option Agreements.”

*(2)	Mr. Xuchin Wang has an option to acquire 10,880,219 shares of our common stock currently owned by Mr. Chongxin Xu. For details regarding this option agreement, see our disclosures under “Business — Option Agreements.”

*(3)	Mr. Lingfa Huang has an option to acquire 989,112 shares of our common stock currently owned by Mr. Chongxin Xu. For details regarding this option agreement, see our disclosures under “Business — Option Agreements.”
Changes in Control
Pursuant to an option agreement, dated May 13, 2011, between Mr. Xuchun Wang and Mr. Chongxin Xu, Mr. Wang was granted an option to acquire 10,880,219 shares of Xiangrui owned by Mr. Xu. Based on the current number of our shares that are issued and outstanding, Mr. Wang will hold 81% of the total issued and outstanding shares of our Company upon exercise of such option. For details regarding this option agreement, see our disclosures under “Business — Option Agreements.” Other than the foregoing, we do not currently have any arrangements which if consummated may result in a change of control of our Company.
DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth the names, ages and positions of our executive officers and directors as of July 20, 2011:

Name	Age	Position
Guangyin Meng	46	Chairman
Dianshun Zhang	56	Director
Guo Wang	37	Chief Executive Officer
Qingtai Wang*	45	Former Chief Financial Officer
Wencai Pan	34	Chief Financial Officer
Shoubing Tang	44	Vice President of Sales
Our directors serve in such capacity until the next annual meeting of our stockholders and until their successors have been elected and qualified. Our executive officers serve at the discretion of our Board of Directors until they resign or have been removed from office.
For a discussion of the relationship between the various affiliates and our Company, please see our discussion in the section above entitled “Business — Our Corporate History.”
Guangyin Meng. Mr. Meng became our chairman on May 13, 2011, the day that we consummated our reverse acquisition of Xiangrui. Prior to the reverse acquisition, Mr. Meng has served as a director of Shandong Xiangrui since 2005, a position that he still currently holds. Mr. Meng spends approximately 20% of his time on our business affairs. Mr. Meng has also served as the chairman and CEO, since 2003, of Ruixing Group, positions that he still currently holds. Mr. Meng spends approximately 30% of his time on the business affairs of Ruixing Group. Mr. Meng has served as the chairman of Runyin Bio-chemical since 2002, a position that he still currently holds. Mr. Meng spends approximately 40% of his time on the business affairs of Runyin Bio-chemical. Furthermore, Mr. Meng has served as the director of Xinrui Chemical since 2006, a position that he still currently holds. Mr. Meng spends approximately 10% of his time on the business affairs of Xinrui Chemical. Mr. Meng has nearly 20 years of corporate management experience and nearly 20 years of experience in the agricultural industry. He holds a bachelors degree in chemical engineering from East China University of Science and Technology.

Dianshun Zhang. Mr. Zhang became our director on May 13, 2011, the day that we consummated our reverse acquisition of Xiangrui. Mr. Zhang spends approximately 50% of his time on our business affairs. Mr. Zhang has also served as a director since 2003 and vice president since 1997 in Ruixing Group, positions that he still currently holds. Mr. Zhang spends approximately 30% of his time on the business affairs of Ruixing Group. Mr. Zhang has been a director of Runyin Bio-chemical since 1997, a position that he still currently holds. Mr. Zhang spends approximately 20% of his time on the business affairs of Runyin Bio-chemical. Mr. Zhang has over 20 years of corporate management experience and machinery technician experience in the agricultural industry. Mr. Zhang is an expert in quantitative and statistical analysis. He has been awarded honors from the Tai’an Bureau of Technical Supervision and the Shandong Chemical Bureau. He holds a bachelors degree in equipment manufacturing from Shandong Dianshi University.
Guo Wang. Mr. Wang became our CEO on May 13, 2011, the day that we consummated our reverse acquisition of Xiangrui. Mr. Wang has served as the CEO of Shandong Xiangrui since 2005, a position that he still currently holds. Mr. Wang spends 100% of his time on our business affairs. Mr. Wang has also served as an engineer in the research and development department of Ruixing Group, from 1997 until 2005. Mr. Wang has over 10 years of agricultural industry experience and over 10 years of management experience in the engineering sector. He holds a masters degree in chemistry from Shandong Agricultural University.
*Qingtai Wang. Mr. Wang became our CFO on May 13, 2011, the day that we consummated our reverse acquisition of Xiangrui. Prior to the reverse acquisition, Mr. Wang served as the CFO of Shandong Xiangrui from 2009 until July 12, 2011 when we appointed Mr. Wencai Pan as our full time CFO. Mr. Wang has also served as an accounting manager in Ruixing Group from 1999 to 2009. Mr. Wang has over ten years of experience in accounting and finance where he has specialized in providing book-keeping and accounting management. He holds a bachelors degree in accounting from Shandong University of Finance.
Wencai Pan. Mr. Pan became our CFO on July 12, 2011 replacing Mr. Qingtai Wang. Mr. Pan obtained a Masters in Professional Accountancy from the University of Utah in 2003. In 1998, Mr. Pan received a bachelor’s degree in Economics from The University of International Business & Economics, Beijing, China. Mr. Pan passed the Chinese CPA exams in 1997 and passed the Uniform CPA exams in the United States in 2002. Prior to joining the Company, Mr. Pan had been employed at Aramex Express Logistics Services (Shanghai) Co. Ltd., a global logistics and transportation company, since 2007, as controller for its China operations and was based out of Shanghai. During 2006, Mr. Pan had been employed as a consultant by the Centergate Securities Bankruptcy Committee, which was set up by the China Securities Regulatory Commission, where he assisted on bankruptcy audits on Centergate Securities Ltd. Co. Previously, Mr. Pan served as the finance manager for Shera International Limited, a technology product development, production and distribution company, from 2004 until the end of 2005 and was based out of Shanghai. Mr. Pan was employed as an internal auditor by Valley National Bank, located in Wayne, New Jersey, U.S., from 2003 to 2004. None of Mr. Pan’s previous employers is a parent, subsidiary or other affiliate of the Company.
Shoubing Tang. Mr. Tang has served as the vice president of sales of Shandong Xiangrui since 2009, a position that he still currently holds. Mr. Tang has also served as a manager and a vice president in the sales department of Ruixing Group from 1999 until 2009. Mr. Tang devotes 100% of his time on our business affairs. Mr. Tang has 20 years of comprehensive sales and marketing experience in the agricultural and chemicals industry and is well positioned to lead our sales function.
Family Relationships
Our chairman Mr. Guangying Meng and an option holder Mr. Xuchun Wang are brother-in-laws. Other than the foregoing, there are no family relationships among our directors or officers.
Involvement in Certain Legal Proceedings
Over the past ten years, to our knowledge, none of our directors or executive officers has been (i) involved in any petition under Federal bankruptcy laws or any state insolvency law, convicted, (ii) convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses), (iii) subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from (a) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity, (b) engaging in any type of business practice, or (c) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws, or (d) subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in (iii)(a), (iv) found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated, (v) found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated. (vi) subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation, (b) any law or regulation respecting financial institutions or insurance companies, or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity, or (vii) the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. § 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. §1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member. Except as set forth in our discussion below in “Transactions with Related Persons and Director Independence,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Background and Compensation Philosophy
Prior to our reverse acquisition of SMSA in 2011, Xiangrui was a privately-held BVI company that had no operations or assets other than its ownership of the capital stock of the WFOE.
Following the reverse acquisition of SMSA, our named executive officers included Mr. Guo Wang, Mr. Shoubing Tang and Mr. Qingtai Wang. Mr. Wencai Pan replaced Mr. Qingtai Wang as our CFO on July 12, 2011. From and after our reverse acquisition of SMSA, our board of directors became responsible for determining the compensation of our named executive officers, based on our financial and operating performance and prospects and the contributions made by each of the executive officers to our success. In determining the compensation paid to our officers, our board of directors will make reference to similarly-sized manufacturing companies operating in our geographic region.
We do not currently have a compensation committee. As the membership of our board of directors increases, our board of directors expects to form a compensation committee charged with the oversight of our executive compensation plans, policies and programs and the authority to determine and approve the compensation of our Chief Executive Officer and make recommendations with respect to the compensation of our other executive officers.
Our board of director’s goal in determining compensation levels is to adequately reward the efforts and achievements of executive officers in the management of our company. The objective of our compensation program is to incentivize our employees and to retain employees and avoid employee turnover. We currently have no pension plan, stock option plan, non-equity incentive plan or deferred compensation arrangement. We have not used a compensation consultant in any capacity but believe that our executive compensation package is comparable to similar businesses in the areas where we operate.
Elements of Compensation
We provide our executive officers with a base salary and discretionary bonuses to compensate them for services rendered during the year. We believe that our policy of compensating our executives in this way has served the company well and does not encourage unreasonable risk-taking.
•	Base Salary. The base salary we provide is intended to equitably compensate the named executive officers based upon their level of responsibility, complexity and importance of role, leadership and growth potential, and experience. The base salary paid to our named executive officers is governed by their respective employment agreements and is reflected in the Summary Compensation Table below.

•	Equity Incentives. Presently, we do not have an equity based incentive program. In the future, we may adopt and establish an equity incentive plan pursuant to which awards may be granted and which will provide us with the ability to provide to our eligible employees, including each of our named executive officers, grants of stock compensation awards based on our shares if our compensation committee determines that such awards are in our and our stockholders’ best interests.

Summary Compensation Table — Fiscal Year Ended December 31, 2010
The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No executive officer received total annual salary and bonus compensation in excess of $100,000.

							Non-
						Non-Equity	Qualified
						Incentive Plan	Deferred
				Stock	Option	Compensation	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Earnings	Earnings	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Timothy P. Halter* Former Principal Executive Officer	2010	0	0	0	0	0	0	0	0
Guo Wang* CEO	2010	7,168	0	0	0	0	0	0	7,168
Qingtai Wang* Former CFO	2010	4,533	0	0	0	0	0	0	4,533

*	Mr. Timothy P. Halter resigned from all offices he held with us and his position as our director upon closing of the share exchange transaction on May 13, 2011.

*	On May 13, 2011, in connection with the reverse acquisition of SMSA, Mr. Guo Wang became our chief executive officer. Prior to the effective date of the reverse acquisition, Mr. Wang served at our subsidiary Shandong Xiangrui as its chief executive officer, a position that he still currently holds. In 2010, Mr. Wang was compensated in full by Shandong Xiangrui. Now that our Company is a public reporting company, Mr. Wang will be paid an annual cash compensation of $50,000. He will be compensated in full by Shandong Xiangrui.

*	On May 13, 2011, in connection with the reverse acquisition of SMSA, Mr. Qingtai Wang became our chief financial officer. Prior to the effective date of the reverse acquisition, Mr. Wang served at our subsidiary Shandong Xiangrui as its chief financial officer from 2009 until his appointment as our chief financial officer on May 13, 2011. In 2010, Mr. Wang was compensated in full by Ruixing Group, an affiliate of Shandong Xiangrui. Mr. Wang resigned from his position as our chief financial officer on July 12, 2011. The announcement was made on the Company’s Current Report on Form 8-K filed on July 13, 2011.
Employment and Change of Control Severance Agreements
During the year ended December 31, 2010, none of our named executive officers have been part of employment and change of control severance agreements.
Outstanding Equity Awards at Fiscal Year End
None of our named executive officers received any equity awards, including options, restricted stock or other equity incentives during the fiscal year ended December 31, 2010.
Option Exercises and Stock Vested
During the year ended December 31, 2010, there were no option exercises or vesting of stock awards to our named executive officers.
Non-qualified Deferred Compensation
During the year ended December 31, 2010, there was no non-qualified deferred compensation of any of our named executive officers.
Potential Payments on Termination or Change in Control
During the year ended December 31, 2010, there were no payments on termination or change of control to any of our named executive officers.
Audit and Compensation Committee
We do not have a standing audit, compensation or nominating committee. Our entire board of directors acts in such capacities. The board of directors of our company does believe that it is necessary to have an audit committee because we believe that shareholder value will be better protected with an independent audit committee. We plan to recruit an experienced independent director who has a financial reporting background and is familiar with U.S. GAAP to join our board. In the long term, we plan to set up an audit committee and a compensation committee.

TRANSACTIONS WITH RELATED PERSONS AND DIRECTOR INDEPENDENCE
In addition to the director and executive compensation arrangements discussed above in “Executive Compensation,” we have been a party to the following transactions since the beginning of the 2009 fiscal year in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer or holder of more than 5% of our common stock, or any member of the immediate family of any of them, had or will have a material interest. We believe that the terms obtained or the consideration paid or received, as applicable, in connection with the transactions described below were comparable to the terms available or the amounts paid or received, as applicable, in arm’s-length transactions.
Mr. Lingfa Huang and Mr. Xuchun Wang, two of Shandong Xiangrui’s shareholders, are beneficial owners of our Company as of the date of this Current Report. Mr. Guangyin Meng is our chairman and also holds equity interests and holds executive positions in Shandong Xiangrui and in our affiliates Ruixing Group, Runyin-bio Chemical and Xinrui Chemical. For details on the nature of the relationships among Mr. Huang, Mr. Wang and our Company, see our disclosures under the sections entitled “Business — Option Agreements”. Our other directors and officers also hold equity interests or executive positions in Shandong Xiangrui and our affiliates. For details, refer to our disclosure under the section entitled “Directors and Executive Officers.” For details on the nature of the relationships that we have with our operating entity Shandong Xiangrui and our affiliates, see our disclosure under the section entitled “Our Corporate History.”
Contractual Arrangements with Shandong Xiangrui and its Shareholders
Due to certain restrictions under PRC law on foreign ownership of companies within the corn refinery industry, we conduct our operations in China through contractual arrangements among our wholly foreign owned PRC subsidiary, Tai’ an Yisheng Management & Consulting Co., Ltd., or the WFOE, Shandong Xiangrui, and the shareholders of Shandong Xiangrui. Please refer to the section entitled “Our Corporate History — VIE Arrangements” for a description of these contractual arrangements.
Transactions with Entities Controlled by Certain Directors, Officers or Shareholders
On January 1, 2009, Shandong Xiangrui entered into a Patent License Agreement with Ruixing Group. Under this agreement, Ruixing Group has licensed the right to use its patent for the Upflow Anaerobic Sludge Blanket from January 1, 2009 to January 1, 2019 to Shandong Xiangrui free of charge. For a description of this license please refer to the section entitled “Our Business — Patents.”
On January 1, 2008, Shandong Xiangrui entered into a Trademark License Agreement with Ruixing Group. Under this agreement, Ruixing Group has licensed the right to use its trademark “Ruixing Pinghu” and the following logo from January 1, 2008 to January 1, 2018 to Shandong Xiangrui free of charge. For a description of this license please refer to the section entitled “Our Business — Trademarks.”
In December 2008, Shandong Xiangrui entered into a Plant Lease Agreement with Runyin Bio-chemical. Under this agreement Shandong Xiangrui leases a 2,717 square meter plant located in Ruixing Industry Park from Runyin Bio-chemical. The term of the lease is from December 1, 2008 to November 30, 2011. The annual rental, which includes water, electricity, heating and office appliances, is RMB 61,902 (approximately $9,676). As of the date of this Current Report, Shandong Xiangrui has paid Runyin Bio-chemical approximately RMB 116,357 ($18,209) under this lease agreement. This lease is renewable annually upon mutual agreement by the parties.
On January 1, 2009, Shandong Xiangrui entered into a Steam the Purchase Agreement with Runyin Bio-chemical. Under this agreement, Runyin Bio-chemical agrees to supply steam to Shandong Xiangrui at the price of RMB 113 ($17.67) per tonne from January 1, 2009 to December 31, 2014. As of the date of this Current Report, Shandong Xiangrui has paid Runyin Bio-chemical approximately RMB 19.6 million ($2.9 million) for the supply of steam.
On January 1, 2009, Shandong Xiangrui entered into a Steam Sales Agreement with Xinrui Chemical. Under this agreement, Shandong Xiangrui agrees to supply steam to Xinrui Chemical at the price of RMB 113 ($17.7) per tonne from January 1, 2009 to December 31, 2014. As of the date of this Current Report, Xinrui Chemical has paid Shandong Xiangrui approximately RMB 19.6 million ($2.9 million) for the supply of steam.
On January 1, 2009, Shandong Xiangrui entered into an Electricity Purchase Agreement with Runyin Bio-chemical. Under this agreement, Runyin Bio-chemical agrees to supply electricity to Shandong Xiangrui at the price of RMB 0.68/KWH ($0.1) from January 1, 2009 to December 31, 2014. As of the date of this Current Report, Shandong Xiangrui has paid Runyin Bio-chemical approximately RMB 17.2 million ($2.5 million) for the supply of electricity.
On January 1, 2009, Shandong Xiangrui entered into an Electricity Sales Agreement with Xinrui Chemical. Under this agreement, Shandong Xiangrui agrees to supply electricity to Xinrui Chemical at the price of RMB 0.68/KWH ($0.1) from January 1, 2009 to December 31, 2014. As of the date of this Current Report, Xinrui Chemical has paid Shandong Xiangrui RMB 3.98 million ($0.58 million) for the supply of electricity.

On January 1, 2009, Shandong Xiangrui entered into an Auxiliary Material Purchase Agreement with Runyin Bio-chemical Co. Under this agreement, Runyin Bio-chemical supplies H2, coal, soft water and sulfur, to Shandong Xiangrui. H2 is sold for RMB 60 ($9.4) per tonne. Coal is sold for RMB 585 ($91.4) per tonne. Soft water is sold for RMB 1.77 ($0.3) per cubic meter. Sulfur is sold for RMB 351 ($54.9) per tonne. As of the date of this Current Report, Shandong Xiangrui paid Runyin Bio-chemical approximately RMB 9.4 million ($1.4 million) for the supply of auxiliary materials.
Loans and Guarantees Involving Entities Controlled by Certain Directors, Officers or Shareholders
On July 13, 2009, Citibank (China) Co., Ltd., Shanghai Branch, or Citibank Shanghai, extended a RMB 80 million ($12.5 million) revolving credit to Runyin Bio-chemical. The loan period is from August 10, 2009 to August 10, 2014. Xinrui Chemical, Shandong Xiangrui, Runyin Bio-chemical, Ruixing Group, and our chairman Mr. Guangyin Meng provided guarantees for this loan. Shandong Xiangrui used its land use right and its properties which were valued at RMB 20 million ($3.1 million) and RMB 14.9 million ($2.3 million), respectively, to guarantee this loan. The interest rate on the loan is 4.86%. Approximately RMB 72 million ($11.3 million) of the principal was outstanding during the disclosure period. Approximately RMB 73.5 million ($11.5 million) of the principal is outstanding as of the date of this Current Report. Approximately RMB 3 million ($0.46 million) interest has been paid on this loan. Approximately RMB 18.5 million ($2.9 million) of the principal has been paid on this loan.
On June 11, 2010, Agricultural Development Bank extended a RMB 30 million ($4.7 million) one year loan to Shandong Xiangrui at the interest rate of 5.31%. Ruixing Group provided the guarantee for this loan. The loan was fully paid off on June 10, 2011 and was not renewed. Approximately RMB 0.89 million ($0.14 million) interest was paid on this loan.
On June 17, 2010, Bank of Communications Tai’an Branch extended a RMB 5 million ($0.8 million) one year loan to Shandong Xiangrui at an interest rate 20% higher than the benchmark borrowing rate published by the People’s Bank of China. Runyin Bio-chemical and Mr. Xuchun Wang provided the guarantee for this loan. The loan was fully paid off on June 16, 2011 and was not renewed. Approximately RMB 0.14 million ($0.02 million) interest was paid on this loan.
On November 24, 2010, Rural Cooperative Bank of Dongping County extended a RMB 8.5 million ($1.3 million) one year loan to Shandong Xiangrui at the interest rate of 9.452%. Runyin Bio-chemical provided a guarantee for this loan. The full amount of the principal is outstanding as of the date of this Current Report. Approximately RMB 0.08 million ($0.01 million) interest has been paid on this loan.
On April 15, 2011, China Merchants Bank Jinan Branch extended a RMB 10 million ($1.6 million) six-month loan to Shandong Xiangrui at the interest rate of 7.02%. Runyin Bio-chemical, Shandong Dongshun Group (an unrelated party) and Mr. Xuchun Wang provided guarantees for this loan. As of the date of this Current Report, no interest or principal has been paid on this loan.
On July 6, 2011, Shandong Xiangrui obtained a RMB 20 million ($3.1 million) bank draft from the Agricultural Development Bank of China Dongping Branch. The bank draft will be due in six months from July 6, 2011. Runyin Bio-chemical is the beneficiary. Shandong Xiangrui is required to keep RMB 10 million ($1.6 million) in the bank as a deposit. Ruixing Group, Mr. Lingfa Huang and Mr. Xuchun Wang provided guarantees for this bank draft. There is not interest charged on this bank draft. As of the date of this Current Report, no interest or principal has been paid on this bank draft.
On August 3, 2011, Agriculture Development Bank of China, Dongping Branch extended a RMB 30 million ($4.7 million) one year loan to Shandong Xiangrui at an interest rate of 6.56%. Ruixing Group and Mr. Lingfa Huang provided the guarantee for this loan. As of the date of this Current Report, no interest or principal has been paid on this loan.
On August 23, 2011, Bank of Communications Tai’an Branch extended a RMB 5 million ($0.8 million) one year loan to Shandong Xiangrui at an interest rate 30% higher than the benchmark borrowing rate published by the People’s Bank of China. Runyin Bio-chemical and Mr. Xuchun Wang provided the guarantee for this loan. As of the date of this Current Report, no interest or principal has been paid on this loan.

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five years.
Director Independence
We currently do not have any independent directors, as the term “independent” is defined by the rules of the Nasdaq Stock Market.

LEGAL PROCEEDINGS
From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.
MARKET PRICE OF AND DIVIDENDS ON OUR COMMON
EQUITY AND RELATED STOCKHOLDER MATTERS
Market Information
Our common stock is eligible to trade under the symbol “SAQU,” however there is not currently, and there has never been, an active trading market for our common stock, and no information is available for the prices of our common stock.
Approximate Number of Holders of Our Common Stock
As of May 13, 2011, there were approximately 570 stockholders of record of our common stock, as reported by our transfer agent. In computing the number of holders of record, each broker-dealer and clearing corporation holding shares on behalf of its customers is counted as a single stockholder.
Dividends
We have never declared dividends or paid cash dividends. Our board of directors will make any future decisions regarding dividends. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the near future. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our shareholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.
Securities Authorized for Issuance Under Equity Compensation Plans
We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.
RECENT SALES OF UNREGISTERED SECURITIES
Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated herein by reference.
DESCRIPTION OF SECURITIES
Common Stock
Our authorized capital stock consists of 100,000,000 shares of $0.001 par value common stock and 10,000,000 shares of $0.001 par value preferred stock. Each share of common stock entitles a stockholder to one vote on all matters upon which stockholders are permitted to vote. No stockholder has any preemptive right or other similar right to purchase or subscribe for any additional securities issued by us, and no stockholder has any right to convert the common stock into other securities. No shares of common stock are subject to redemption or any sinking fund provisions. Subject to the rights of the holders of the preferred stock, if any, our stockholders of common stock are entitled to dividends when, as and if declared by our board from funds legally available therefore and, upon liquidation, to a pro-rata share in any distribution to stockholders. We do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future.
Preferred Stock
The Company is authorized to issue up to 10,000,000 shares of $0.001 par value preferred stock.
Pursuant to our Articles of Incorporation, our board has the authority, without further stockholder approval, to provide for the issuance of up to 10,000,000 million shares of our preferred stock in one or more series and to determine the dividend rights, conversion rights, voting rights, rights in terms of redemption, liquidation preferences, the number of shares constituting any such series and the designation of such series. Our Board has the power to afford preferences, powers and rights (including voting rights) to the holders of any preferred stock preferences, such rights and preferences being senior to the rights of holders of common stock. No shares of our preferred stock are currently outstanding. Although we have no present intention to issue any shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, may have the effect of delaying, deferring or preventing a change in control of our company.

PROVISIONS HAVING A POSSIBLE ANTI-TAKEOVER EFFECT
Our Articles of Incorporation and Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board and in the policies formulated by our board and to discourage certain types of transactions which may involve an actual or threatened change of our control. Our board is authorized to adopt, alter, amend and repeal our Bylaws or to adopt new Bylaws. In addition, our board has the authority, without further action by our stockholders, to issue up to 10 million shares of our preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. The issuance of our preferred stock or additional shares of common stock could adversely affect the voting power of the holders of common stock and could have the effect of delaying, deferring or preventing a change in our control.
INDEMNIFICATION OF DIRECTORS AND OFFICERS
Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Nevada Revised Statutes and may, if and to the extent authorized by our board of directors, so indemnify our officers and any other person whom we have the power to indemnify against liability, reasonable expense or other matter. This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.
Insofar as indemnification by us for liabilities arising under the Exchange Act may be permitted to our directors, officers and controlling persons pursuant to provisions of our Articles of Incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.
At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE
Reference is made to the disclosure set forth under Item 4.01 of this report, which disclosure is incorporated herein by reference.
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES
On May 13, 2011, we issued 12,363,885 shares of our common stock to Mr. Xu, the sole shareholder of Xiangrui. The total consideration for the 12,363,885 shares of our common stock was 1 share of Xiangrui, which is all the issued and outstanding capital stock of Xiangrui. The number of our shares issued to Mr. Xu was determined based on an arms-length negotiation. The issuance of our shares to Mr. Xu was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering.
ITEM 4.01 CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT
On May 13, 2011 concurrent with the share exchange transaction, our board of directors recommended and approved the dismissal of S.W. Hatfield CPA, or S.W. Hatfield, as our independent auditor, effective upon the filing of the consummation of the share exchange transaction.
SW Hatfield’s reports on our financial statements as of and for the fiscal years ended December 31, 2009 and December 31, 2010 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that its report for the fiscal year ended December 31, 2010 contained a going concern qualification as to the ability of us to continue.
During our two most recent fiscal years ended 2009 and 2010 and during the subsequent interim period through the date of this report, there were (1) no disagreements with S.W. Hatfield on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of S.W. Hatfield, would have caused S.W. Hatfield to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.
Concurrent with the decision to dismiss S.W. Hatfield as our independent auditor, our board of directors elected to continue the existing relationship of our new subsidiary Xiangrui with BDO China Shu Lun Pan CPAs and appointed BDO China Shu Lun Pan CPAs as our independent registered public accounting firm.

During the fiscal years ended 2009 and 2010 and through the date hereof, neither us nor anyone acting on our behalf consulted BDO China Shu Lun Pan CPAs with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us or oral advice was provided that BDO China Shu Lun Pan CPAs concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.
We furnished S.W. Hatfield with a copy of this disclosure on May 13, 2011, providing S.W. Hatfield with the opportunity to furnish us with a letter addressed to the SEC stating whether it agrees with the statements made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. A letter from S.W. Hatfield, dated May 16, 2011 is filed as Exhibit 16.1 to this report.
ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT
Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

As a result of the closing of the reverse acquisition with Xiangrui, the former shareholder of Xiangrui owns 93% of the total outstanding shares of our capital stock and 93% total voting power of all our outstanding voting securities.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
In connection with the closing of the reverse acquisition on May 13, 2011, Mr. Timothy P. Halter, our sole director and officer, submitted a resignation letter pursuant to which he resigned from all offices of that he held effective immediately and from his position as our director that will become effective on the tenth day following the mailing by us of the Information Statement to our stockholders, which will be mailed out on or about May 17, 2011. The resignation of Mr. Timothy P. Halter is not in connection with any known disagreement with us on any matter.
Guangyin Meng and Dianshun Zhang were appointed to our board of directors effective as of the closing of the reverse acquisition on May 13, 2011.
A copy of this report has been provided to Mr. Timothy P. Halter. Mr. Timothy P. Halter has been provided with the opportunity to furnish us as promptly as possible with a letter addressed to us stating whether he agrees with the statements made by us in this report, and if not, stating the respects in which he does not agree. No such letter has been received by us.
Effective July 12, 2011, Mr. Qingtai Wang resigned from his position as Chief Financial Officer of our Company and was replaced by Mr. Wencai Pan. The announcement was made on the Company’s Current Report on Form 8-K filed on July 13, 2011.
For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under Item 2.01 of this report, which disclosure is incorporated herein by reference.
ITEM 5.06 CHANGE IN SHELL COMPANY STATUS
Reference is made to the disclosure set forth under Item 2.01 and 5.01 of this report, which disclosure is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(a) Financial Statements of Business Acquired
Filed herewith are the following:
1.	Unaudited financial statements of Shandong Xiangrui for the period ended June 30, 2011.

2.	Unaudited financial statements of Shandong Xiangrui for the period ended March 31, 2011.

3.	Audited financial statements of Shandong Xiangrui for the fiscal years ended December 31, 2009 and 2010.

4.	Unaudited Pro Forma Financial Information.
(d) Exhibits

Exhibit No.		Description

2.1	**	Share Exchange Agreement, dated May 13, 2011, among the Company, Xiangrui and Mr. Chongxin Xu.

2.2		First Amended, Chapter 11 Plan of Reorganization [Incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form 10 filed on August 27, 2010].

2.3		Order Confirming First Amended, Chapter 11 Plan of Reorganization [Incorporated by reference to Exhibit 2.2 to the Company’s Registration Statement on Form 10 filed on August 27, 2010].

3.1	*	Agreement and Plan of Merger by and between Senior Management Services of Treemont, Inc. and SMSA Treemont Acquisition Corp., dated May 3, 2010.

3.2	*	Articles of Merger as filed with the Secretary of State of the State of Nevada on May 12, 2010.

3.3	*	Certificate of Merger as filed with the Secretary of State of the State of Texas on May 12, 2010.

3.4	*	Corporate Charter as filed with the Secretary of State of the State of Nevada on May 3, 2010.

3.5	*	Certificate of Correction in relation to the correction of authorised shares of preferred stock as filed with the Secretary of State of the State of Nevada on July 14, 2010.

3.6	*	Articles of Incorporation of the Company as filed as Exhibit 3.4 to the Company’s Registration Statement on Form 10 on August 27, 2010.

3.7	*	Bylaws of the Company as filed as Exhibit 3.6 to the Company’s Registration Statement on Form 10 on August 27, 2010.

10.1	*	Trademark License Agreement, dated January 1, 2008, between Shandong Xiangrui and Ruixing Group Co., Ltd. [English Translation]

10.2	*	Patent License Agreement, dated January 1, 2009, between Shandong Xiangrui and Ruixing Group Co. [English Translation]

10.3	*
Maximum Property Guarantee Contract, dated July 13, 2009, by and among Shandong Xiangrui, Shandong Xinrui Chemical Devices Co., Ltd., and Citibank Shanghai, for a RMB 80 million loan. [English Translation of Summary]

10.4	**
Loan Agreement, dated June 11, 2010, between Shandong Xiangrui and Agricultural Development Bank of China, Dongping Branch, for RMB 30 million. [English Translation of Summary] [previously filed as Exhibit 10.9]

10.5	**
Guarantee Contract, dated June 11, 2010, between Ruixing Group Co., Ltd. and Agricultural Development Bank of China, Dongping Branch, for RMB 30 million. [English Translation of Summary] [previously filed as Exhibit 10.10]

10.6	**	Loan Agreement, dated June 17, 2010, between Shandong Xiangrui and Bank of Communications, Tai’an Branch, for RMB 5 million. [English Translation of Summary] [previously filed as Exhibit 10.1]

10.7	**
Guarantee Contract, dated June 17, 2010, between Shandong Runyin Biochemical Co., Ltd. and Bank of Communications, Tai’an Branch, for a RMB 5 million loan. [English Translation of Summary] [previously filed as Exhibit 10.2]

10.8	*	Guarantee Contract, dated June 17, 2010, between Mr. Xuchun Wang and Bank of Communications, for a RMB 5 million loan. [English Translation]

10.9	**
Loan Agreement, dated November 24, 2010, between Shandong Xiangrui and Rural Cooperative Bank of Dongping, Shandong, for RMB 8.5 million. [English Translation of Summary] [previously filed as Exhibit 10.7]

Exhibit No.		Description

10.10	**
Maximum Amount Mortgage Contract, dated November 24, 2010, between Shandong Runyin Biochemical Co., Ltd. and Rural Cooperative Bank of Dongping, Shandong, for RMB 8.5 million. [English Translation of Summary] [previously filed as Exhibit 10.8]

10.11	*	Loan Agreement, dated December 29, 2010, between Shandong Xiangrui and Rural Cooperative Bank of Dongping County, for RMB 10 million [English Translation of Summary]

10.12	**	Loan Agreement, dated March 15, 2011, between Shandong Xiangrui and Rural Cooperative Bank of Dongping, Shandong, for RMB 5 million. [English Translation of Summary] [previously filed as Exhibit 10.4]

10.13	**	Loan Agreement, dated March 16, 2011, between Shandong Xiangrui and Rural Cooperative Bank of Dongping, Shandong, for RMB 5 million. [English Translation of Summary] [previously filed as Exhibit 10.5]

10.14	**
Guarantee Agreement, dated March 15, 2011, between Shandong Guangda Sun & Moon Grease Co., Ltd. and Rural Cooperative Bank of Dong Ping, Shandong for RMB 10 million loan. [English Translation of Summary] [previously filed as Exhibit 10.6]

10.15	*	Loan Agreement, dated April 15, 2011, between Shandong Xiangrui and China Merchant Bank, Jinan Branch, for RMB 10 million. [English Translation of Summary]

10.16	*	Irrevocable Maximum Guarantee Letter, dated April 15, 2011, issued to China Merchant Bank, Jinan Branch, by Shandong Runyin Bio-chemical, for a RMB 10 million loan. [English Translation of Summary]

10.17	*	Irrevocable Maximum Guarantee Letter, dated April 15, 2011, issued to China Merchant Bank, Jinan Branch, by Mr. Xuchun Wang, for a RMB 10 million loan. [English Translation]

10.18	*	Acceptance Agreement, dated July 6, 2011, between Shandong Xiangrui and Agriculture Development Bank of China, Dongping Branch, for a RMB 20 million loan.[English Translation of Summary]

10.19	*	Guarantee Contract, dated July 6, 2011, between Ruixing Group and Agriculture Development Bank of China Dongping Branch, for a RMB 20 million loan. [English Translation of Summary]

10.20	*
Guarantee Contract, dated July 6, 2011, between Mr. Xuchun Wang (and his wife Ms. Meng Guangxiang) and Agriculture Development Bank of China, Dongping Branch, for a RMB 20 million loan. [English Translation]

10.21	*
Guarantee Agreement, dated July 6, 2011, between Mr. Lingfa Huang (and his wife Ms. Ma Hong) and Agriculture Development Bank of China, Dongping Branch, for a RMB 20 million loan. [English Translation]

10.22	**
Contract of Offering Technology Design, Key Equipments, Materials and Technique Service for Effluent Disposal Project, dated February 1, 2011, between Shandong Xiangrui and Park Environment Protection Technology (Shanghai) Co., Ltd. [English Translation of Summary] [previously filed as Exhibit 10.24]

10.23	*	Corn Kernels Purchase Agreement, dated April 1, 2011, between Shandong Xiangrui and Ji’nan Jingliang Grains Storage Co., Ltd. [English Translation]

10.24	*	Corn Kernels Purchase Agreement, dated May 6, 2011, between Shandong Xiangrui and Zhongjiao Grain and Oil Storage Center, Qingdao Tariff-free Area. [English Translation]

10.25	*	Corn Kernels Purchase Agreement, dated May 9, 2011, between Shandong Xiangrui and Tai’an Branch of China Grain Reserves Corporation. [English Translation]

10.26	*	Corn Kernels Purchase Agreement, dated May 11, 2011, between Shandong Xiangrui and Shanghai Yihai Commerce & Trade Co., Ltd. [English Translation]

10.27	**	Exclusive Technical and Consulting Service Agreement, dated May 9, 2011, between the WFOE and Shandong Xiangrui. [previously filed as Exhibit 10.33]

Exhibit No.		Description

10.28	**	Management Fee Payment Agreement, dated May 9, 2011, among the WFOE, Shandong Xiangrui and the Shandong Xiangrui Shareholders. [previously filed as Exhibit 10.34]

10.29	**	Equity Interest Pledge Agreement, dated May 9, 2011, between the WFOE and the Shandong Xiangrui Shareholders. [previously filed as Exhibit 10.35]

10.30	**	Exclusive Equity Interest Purchase Agreement, dated May 9, 2011, among the WFOE, Shandong Xiangrui and the Shandong Xiangrui Shareholders. [previously filed as Exhibit 10.36]

10.31	**	Operating Agreement, dated May 9, 2011, among the WFOE, Shandong Xiangrui and the Shandong Xiangrui Shareholders. [previously filed as Exhibit 10.37]

10.32	**	Proxy Agreement, dated May 9, 2011, among the WFOE, Shandong Xiangrui and the Shandong Xiangrui Shareholders. [previously filed as Exhibit 10.38]

10.33	**	Option Agreement, dated May 13, 2011, between Mr. Chongxin Xu and Mr. Binglong Qiao. [previously filed as Exhibit 10.39]

10.34	**	Option Agreement, dated May 13, 2011, between Mr. Chongxin Xu and Mr. Guo Wang. [previously filed as Exhibit 10.40]

10.35	**	Option Agreement, dated May 13, 2011, between Mr. Chongxin Xu and Mr. Lingfa Huang. [previously filed as Exhibit 10.41]

10.36	**	Option Agreement, dated May 13, 2011, between Mr. Chongxin Xu and Mr. Xuchun Wang. [previously filed as Exhibit 10.42]

10.37	**	Form of Labor Contract for contracts signed by and between Shandong Xiangrui and its employees. [English Translation] [previously filed as Exhibit 10.25]

10.38	***	Plant Lease Agreement, dated December 1, 2008, between Shandong Xiangrui and Runyin Bio-chemical. [English Translation]

10.39	***	Transportation Lease Agreement, dated January 1, 2009, between Shandong Xiangrui and Runyin Bio-chemical. [English Translation of Summary]

10.40	***	Steam Purchase Agreement, dated January 1, 2009, between Shandong Xiangrui and Runyin Bio-chemical. [English Translation of Summary]

10.41	***	Electricity Purchase Agreement, dated January 1, 2009, between Shandong Xiangrui and Runyin Bio-chemical. [English Translation of Summary]

10.42	***	Auxiliary Materials Purchase Agreement, dated January 1, 2009, between Shandong Xiangrui and Runyin Bio-chemical. [English Translation of Summary]

10.43	***	Steam Sales Agreement, dated January 1, 2009, between Shandong Xiangrui and Xinrui Chemical. [English Translation of Summary]

10.44	***	Electricity Sales Agreement, dated January 1, 2009, between Shandong Xiangrui and Xinrui Chemical. [English Translation of Summary]

10.45	***	Loan Agreement, dated August 23, 2011, between Shandong Xiangrui and Bank of Communications Tai’an Branch for RMB 5 million. [English Translation of Summary]

10.46	***	Guaranty Contract, dated August 23, 2011, between Runyin Bio-chemical and Bank of Communications, Tai’an Branch, for a RMB 5 million loan. [English Translation of Summary]

10.47	***	Guaranty Contract, dated August 23, 2011, between Mr. Xuchun Wang and Bank of Communications Tai’an Branch, for a RMB 5 million loan. [English Translation]

Exhibit No.		Description

10.48	***	Loan Agreement, dated August 3, 2011, between Shandong Xiangrui and Agriculture Development Bank of China, Dongping Branch, for RMB 30 million. [English Translation of Summary]

10.49	***	Guarantee Contract, dated August 3, 2011, between Ruixing Group and Agriculture Development Bank of China, Dongping Branch, for a RMB 30 million loan. [English Translation of Summary]

10.50	***	Guarantee Contract, dated August 3, 2011, between Mr. Lingfa Huang (and his wife Ma Hong) and Agriculture Development Bank of China, Dongping Branch, for a RMB 30 million loan. [English Translation]

16.1	**	Letter, dated May 16, 2011, from S.W. Hatfield CPA regarding change in certifying accountant.

20	**	Press Release.

21	**	Subsidiaries of the Registrant.

*	Previously filed in the Company’s Current Report on Amendment No. 1 to Form 8-K filed on July 20, 2011.

**	Previously filed in the Company’s Current Report on Form 8-K filed on May 16, 2011.

***	Filed herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMSA TREEMONT ACQUISITION CORP.
By:	/s/ Guo Wang
Chief Executive Officer
Dated: September 6, 2011

SMSA TREEMONT ACQUISITION CORP.
UNAUDITED CONDENSED FINANCIAL STATEMENTS
Six-month period ended 30 June 2011

1

INDEPENDENT AUDITORS’ REPORT
Board of Directors and Shareholders of
SMSA TREEMONT ACQUISITION CORP.
We have reviewed the accompanying consolidated balance sheet of SMSA Treemont Acquisition Corp. (the “Company”) and its subsidiaries (the “Group”) as of 30 June 2011 and the related consolidated income statement and cash flow statement for the six-month period then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these consolidated financial statements is the representation of the management of the Group.
A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.
Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements in order for them to be in conformity with generally accepted accounting principles.
BDO China Shu Lun Pan Certified Public Accountants LLP
Shanghai, China
15 July 2011

2

SMSA TREEMONT ACQUISITION CORP.
CONDENSED CONSOLIDATED BALANCE SHEET
(UNAUDITED)

		30 JUNE	31 DECEMBER
	Notes	2011	2010
		US$	US$
ASSETS

Current Assets
Cash		2,698,647	6,634,012
Restricted Cash		—	226,494
Notes receivable	3	175,560	2,236,468
Accounts receivable, net	3	884,824	255,870
Inventories, net		2,114,662	1,954,879
Advances to third party suppliers		501,444	907,796
Other receivables		294,376	105,081
Amounts due from related parties	11	980,517	—
Deferred tax assets	7	271,447	265,254

Total Current Assets		7,921,477	12,585,854

Non-current Assets
Property, plant and equipment, net	4	10,043,430	2,973,276
Land use rights, net	5	2,510,867	2,542,749

Total Non-current Assets		12,554,297	5,516,025

TOTAL ASSETS		20,475,774	18,101,879

The accompanying notes are integral part of the financial statements.

3

SMSA TREEMONT ACQUISITION CORP.
CONDENSED CONSOLIDATED BALANCE SHEET (continued)
(UNAUDITED)

		30 JUNE	31 DECEMBER
	Notes	2011	2010
		US$	US$
LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Short-term bank borrowings	6	5,949,069	8,078,276
Accounts payable to third parties		1,410,429	827,993
Notes payable		1,545,213	—
Advance from third party customers		347,616	167,704
Payroll and welfare payable		36,074	19,305
Accrued expenses		132,425	106,179
Amounts due to related parties	11	2,340,448	2,249,526
Income tax payable	7	402,076	150,218
VAT and miscellaneous taxes payable	8	136,267	948,065
Other payables to third parties	9	94,120	205,481

Total Current Liabilities		12,393,737	12,752,747

Non-current liabilities
Deferred tax liabilities	7	164,609	172,363

Total Non-current Liabilities		164,609	172,363

Total Liabilities		12,558,346	12,925,110

Shareholders’ Equity
Common stock, $.0001 par value, 13,294,500 shares authorized, issued and outstanding		13,295	13,295
Additional paid-in capital		2,440,323	2,416,446
Statutory reserves	10	966,648	522,591
Accumulated other comprehensive income		(481,718)	(427,019)
Retained earnings		4,978,880	2,651,456

Total Shareholders’ Equity		7,917,428	5,176,769

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		20,475,774	18,101,879

The accompanying notes are integral part of the financial statements.

4

SMSA TREEMONT ACQUISITION CORP.
CONDENSED CONSOLIDATED INCOME STATEMENT
(UNAUDITED)

		THREE MONTHS ENDED		SIX MONTHS ENDED
		30 JUNE		30 JUNE
	Notes	2011	2010	2011	2010
		US$	US$	US$	US$
Revenues
Cornstarch		16,572,603	8,511,331	29,723,798	15,414,788
Glucose		2,906,547	2,188,986	5,818,429	4,259,224
Others		30,087	42,176	88,846	52,394

Total Revenues		19,509,237	10,742,493	35,631,073	19,726,406

Cost of Sales
Cornstarch		14,697,383	7,438,699	25,871,925	13,484,608
Glucose		2,219,458	1,909,866	4,399,795	3,591,133
Others		30,533	33,673	89,292	43,891

Total Cost of Sales		16,947,374	9,382,238	30,361,012	17,119,632

Gross Profit		2,561,863	1,360,255	5,270,061	2,606,774

Operating expenses
Selling and distribution		247,862	264,209	541,383	506,816
General and administrative		371,567	63,358	488,014	118,703

Total Operating Expenses		619,429	327,567	1,029,397	625,519

Interest income		1,034	—	2,344	—
Interest expenses		223,345	45,979	398,519	132,326
Other expenses, net		80,415	19,248	121,704	13,637

Income Before Income Tax Expenses		1,639,708	967,461	3,722,785	1,835,292

Income tax expenses	7	404,798	261,634	951,304	481,610

NET INCOME		1,234,910	705,827	2,771,481	1,353,682

Basic and diluted weighted average shares outstanding		13,294,500	13,294,500	13,294,500	13,294,500
Basic net earnings per share		0.09	0.05	0.21	0.10
The accompanying notes are integral part of the financial statements.

5

SMSA TREEMONT ACQUISITION CORP.
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
(UNAUDITED)

					Accumulated
					other	Total
	Common	Additional	Statutory	Retained	comprehensive	shareholders’
	Stock	Paid-in capital	reserves	earnings	loss	equity
	US$	US$	US$	US$	US$	US$
	(Note 1)
Balance at 31 December 2010	13,295	2,416,446	522,591	2,651,456	(427,019)	5,176,769

Net income	—	—	—	2,771,481	—	2,771,481
Foreign currency translation adjustment	—	—	—	—	(54,699)	(54,699)

Total comprehensive income	—	—	—	2,771,481	(54,699)	2,716,782

Appropriation of statutory reserve	—	—	444,057	(444,057)	—	—
Contribution from shareholders		23,877	—	—	—	23,877

Balance at 30 June 2011	13,295	2,440,323	966,648	4,978,880	(481,718)	7,917,428

The accompanying notes are integral part of the financial statements.

6

SMSA TREEMONT ACQUISITION CORP.
CONDENSED CONSOLIDATED CASH FLOW STATEMENT
(UNAUDITED)

	SIX MONTHS ENDED
	30 JUNE
	2011	2010
	US$	US$
CASH FLOWS FROM OPERATING ACTIVITIES

Net income	2,771,481	1,353,682

Adjustment to reconcile net income to net cash provided by operating activities

Depreciation of property, plant and equipment	383,091	381,217
Amortization of land use rights	31,882	30,885
Gain from disposals of fixed assets and other	48,518	—

Changes in operating assets and liabilities

Accounts receivable to third parties	(628,954)	(1,688,502)
Notes receivable	2,060,907	224,966
Advances to third party suppliers, net	406,352	12,085
Other receivables	(189,295)	1,260,224
Amounts due from related parties	(980,517)	(2,577,344)
Inventories	(159,783)	38,127
Accounts payable to third parties	582,436	(418,112)
Notes payable	1,545,213	(2,196,772)
Tax payable	251,858	609,812
Advances from third party customers	179,912	19,667
Payroll and welfare payable	16,768	—
Other payables to third parties	(923,159)	830,092
Amounts due to related parties	90,922	(160,411)
Accrued expenses	26,246	81,839
Deferred tax assets	13,208	19,656
Deferred tax liabilities	(27,155)	(26,868)

Net cash provided by /(used in) operating activities	5,499,932	(2,205,757)

The accompanying notes are integral part of the financial statements.

7

SMSA TREEMONT ACQUISITION CORP.
CONDENSED CONSOLIDATED CASH FLOW STATEMENT (continued)
(UNAUDITED)

	SIX MONTHS ENDED
	30 JUNE
	2011	2010
	US$	US$
CASH FLOWS FROM INVESTING ACTIVITIES

Release of restricted cash	226,494	2,416,449
Purchases of property and equipment	(7,501,763)	(150,814)

Net cash provided by (used in) investing activities	(7,275,269)	2,265,636

CASH FLOWS FROM FINANCING ACTIVITIES

Bank loan repaid	(5,349,520)	(5,922,557)
Proceeds from additional paid-in capital	23,877	—
Proceeds from short-term bank borrowings	3,056,868	6,440,781

Net cash provided by (used in) financing activities	(2,268,775)	518,224

Effect of foreign exchange rate changes	108,747	(46,378)

Net increase/(decrease) in cash	(3,935,365)	531,725

Cash, beginning of year	6,634,012	881,229

Cash, end of year	2,698,647	1,412,954

Supplementary disclosure of cash flow information:
Interest expense paid	398,519	132,326
Income taxes paid	713,393	120,989

The accompanying notes are integral part of the financial statements.

8

SMSA TREEMONT ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
1.	CORPORATE INFORMATION AND BASIS OF PRESENTATION
a)	Corporate information

SMSA Treemont Acquisition Corp. (the “Company”) was originally incorporated in the State of Nevada on 3 May 2010 to effect the reincorporation of Treemont Management Services, Inc., a Texas corporation, mandated by the plan of reorganization as discussed below.

On 17 January 2007, Treemont Management Services, Inc. and its affiliated companies (collectively “SMS Companies”), filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code. On 1 August 2007, the bankruptcy court confirmed the First Amended, Modified Chapter 11 Plan (the “Plan”), as presented by SMS Companies and their creditors. The effective date of the Plan was 10 August 2007.

Xiangrui Pharmaceutical International Limited (“Xiangrui”) was incorporated in the British Virgin Islands on 29 November 2010. Tai’an Yisheng Management & Consulting Co., Ltd (“WFOE”) was incorporated by Xiangrui on 6 May 2011 as a wholly foreign owned enterprise in China. Xiangrui is a holding company that has no operations or assets other than its ownership of all of the capital stock of the WFOE.

On 9 May 2011, the WFOE entered into a series of variable interest entity contractual agreements (the “VIE Agreements”) with Shandong Xiangrui Pharmacy Co., Ltd., (“Shandong Xiangrui”), a PRC company and its shareholders. The VIE Agreements are comprised of a series of agreements, including an Exclusive Technical and Consulting Service Agreement, Management Fee Payment Agreement, Equity Interest Pledge Agreement, Exclusive Equity Interest Purchase Agreement, Operating Agreement and Proxy Agreement, through which the WFOE has the right to advise, consult, manage and operate the Company for an annual consulting services fee in the amount of the Company’s yearly net income before tax. In order to further reinforce the WFOE’s rights to control and operate the Company, the Company’s shareholders have entrusted their shareholder’s rights in the Company to a person designated by the WFOE.

As a result of entering the abovementioned agreements, the WFOE deems to control Shandong Xiangrui as a Variable Interest Entity as required by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810-10 Consolidated of Variable Interest Entities.

On 13 May 2011, the Company entered into the Share Exchange Agreement with Xiangrui and its sole shareholder, Mr. Xu. Pursuant to the Share Exchange Agreement the Company issued 12,363,885 newly created shares to Mr. Xu, and became the sole shareholder of Xiangrui. The shares the Company issued to Mr. Xu constitute 93% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Share Exchange Agreement. Meantime, the Company issued 400,000 shares at par value to New Fortress Group Ltd., a British Virgin Islands entity, and the consideration had not been received.

9

SMSA TREEMONT ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
1.	CORPORATE INFORMATION AND BASIS OF PRESENTATION (CONTINUED)
Following table illustrates the equity transactions of the Company during the six months period ended 30 June 2011:

	Common Stock
	Shares	Amount(US$)

Shares issued as of 31 December 2010	530,615	531
New shares issued	400,000	400
Recapitalization for reverse acquisition	12,363,885	12,364

Balance as at 30 June 2011	13,294,500	13,295

This transaction has been accounted as a reverse acquisition and recapitalization of the Company whereby Xiangrui is deemed to be the accounting acquirer (legal acquiree) and the Company the accounting acquiree (legal acquirer). The historical financial statements for periods prior to 13 May 2011 are those of consolidated results of Xiangrui and the Company.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
a)	Principles of Consolidation
The accompanying consolidated financial statements include the financial statements of the Company, Xiangrui, WFOE and Shandong Xiangrui (the “Group”)
All significant inter-company accounts and transactions have been eliminated in consolidation.

The Group has adopted FIN 46R which requires a VIE to be consolidated by a company if that company is subject to a majority of the risk of loss for the VIE or is entitled to receive a majority of the VIE’s residual returns.

b)	Basis of preparation

In the opinion of management, the unaudited condensed financial statements have been prepared and presented in accordance with the accounting principles generally accepted in the United States of America (US GAAP) for interim financial information and with the instruction to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes required by US GAAP. However, the information included in these interim financial statements reflects all adjustments (consisting solely normal recurring adjustments) which are, in the opinion of management, necessary for the fair presentation of financial position and the results of operations. Results shown for interim periods are not necessarily indicative of the results to be obtained for the full year.

10

SMSA TREEMONT ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(UNAUDITED)
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
c)	Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the balance sheet dates and the reported amounts of revenues and expenses during the reporting periods. Significant estimates and assumptions reflected in the financial statements include, but are not limited to, revenue recognition, allowance for doubtful accounts, provision for inventories, useful lives of property and equipment and intangible assets, income tax and tax related valuation allowance, and contingencies. Actual results could differ significantly from those estimates.

d)	Foreign currency

The functional currency of Shandong Xiangrui is Chinese Renminbi (RMB), as determined based on the criteria of FASB ASC 830 Foreign Currency Matters. The Group uses the U.S. dollar for financial reporting purpose.

Shandong Xiangrui translates assets and liabilities into U.S. dollars using the applicable exchange rate quoted by the People’s Bank of China at the balance sheet date. The income and expenses items are translated using average rates during the reporting period. Adjustments resulting from the translation of financial statements from RMB into U.S. dollars are recorded in shareholders’ equity as part of accumulated other comprehensive income — translation adjustments. The exchange rates used for the translation are listed below.

	Period end exchange rate	Year end exchange rate
	US$:RMB	US$:RMB

June 30, 2011	6.4716	N/A
December 31,2010	N/A	6.6227

	Three months average	Six months average
	US$:RMB	US$:RMB

Second quarter of 2011	6.4850	N/A
First half of 2011	N/A	6.5426
Second quarter of 2010	6.8151	N/A
First half of 2010	N/A	6.7538

11

SMSA TREEMONT ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(UNAUDITED)
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
e)	Fair value of financial instruments

The Group adopted ASC 820 Fair Value Measurements and Disclosures. ASC 820 defines fair value, establishes a framework for measuring fair value, and requires disclosures to be provided on fair value measurement.

ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:
•	Level 1 — Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.
•	Level 2 — Include other inputs that are directly or indirectly observable in the marketplace; and
•	Level 3 — Unobservable inputs which are supported by little or no market activity, therefore requiring an entity to develop its own assumptions.

The carrying values of cash and cash equivalents, accounts receivable, other current assets, accounts payable, other current liabilities, and amounts due to employees approximate their fair value due to their short-term maturities.

f)	Cash
The Group considers all cash on hand and demand deposits as cash.
g)	Restricted cash
Restricted cash represents amounts held by banks, which are not available for the Group use, as secure for issuance of letters of credit.
h)	Notes and accounts receivable

Notes receivable represent bank notes which are paid by third party commercial banks upon due thus are believed to have low credit risk. Provisions are made against notes and accounts receivable for estimated losses resulting from the inability of collecting payments from our customers. The Group periodically assesses notes and accounts receivable balances to determine whether an allowance for doubtful accounts should be made based upon historical bad debt analysis, specific customer creditworthiness, and current economic trends. Notes and accounts receivable in the balance sheets are stated net of such provision, if any.

12

SMSA TREEMONT ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(UNAUDITED)
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
i)	Inventories

Inventories are stated at the lower of cost or net realizable value at balance sheet date. Cost of inventories is determined using the weighted average method. Provisions are made for excessive, slow moving and obsolete inventories as well as inventories whose carrying value exceeds their net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less estimated costs and expenses and related taxes necessary to make the sale. Provision for inventories is determined on an individual item basis. Raw material costs are based on purchase costs while work-in-progress and finished goods comprise direct materials, direct labor and an allocation of manufacturing overhead costs.

j)	Property, plant and equipment
Property, plant and equipment are stated at cost less accumulated depreciation and are depreciated on a straight-line basis over the estimated useful lives detailed as follows:

	Estimated	Estimated	Annual
Category	useful life	residual value	depreciation rate

Buildings	20 years	5%	4.75%

Machinery	5-10 years	5%	9.5%-19%

Office equipments	5-10 years	5%	9.5%-19%

Vehicles	10 years	5%	9.5%

Expenditures for major additions or improvement that extend the useful lives of property and equipment are capitalized as additions to the related assets. Expenditure for minor replacements, maintenance and repairs that do not improve or extend the lives of the assets are charged to expense when incurred. Retirement, sales and disposals of assets are recorded by removing the cost and accumulated depreciation, with any resulting gain or loss reflected in the statements of income.

All direct and indirect costs that are related to the construction of property and equipment and incurred before the assets are ready for their intended use are capitalized as construction in progress. Construction in progress is transferred to specific property and equipment accounts and commences depreciation when these assets are ready for their intended use. Interest costs are capitalized if they are incurred during the acquisition, construction or production of a qualifying asset and such costs could have been avoided if expenditures for the assets have not been made. Capitalization of interest costs commences when the activities to prepare the asset are in progress and expenditures and borrowing costs are being incurred. Interest costs are capitalized until the assets are ready for their intended use. Capitalization of interest costs is suspended during extended periods in which activities related to the acquisition or construction of the qualifying assets are interrupted.

13

SMSA TREEMONT ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(UNAUDITED)
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
k)	Land use rights

Prepayments for land use rights represent amounts paid for the right to use land in China and are recorded at cost less accumulated amortization. Amortization is recorded on a straight-line basis over the terms of the respective land use rights agreements, which are 50 years.

l)	Revenue recognition

The Group recognizes revenue pursuant to ASC 605 Revenue Recognition, where persuasive evidence of an arrangement exists (demonstrated via contract with purchasers), delivery has occurred, the seller’s price is fixed or determinable and collectibility is reasonably assured. This generally occurs when the customer receives the product or at the time title passes to the customer. Customers generally do not have the right to return product unless damaged or defective. The Group does not provide discount for early payments or any other allowances on sales.

m)	Shipping and handling costs
Shipping and handling costs are included in selling expenses. The shipping and handling costs for the six-month period ended June 30, 2011 and 2010 were US$317,347 and US$236,833, respectively.
n)	Cost of goods sold
Cost of goods sold consists primarily of purchase costs of raw material, direct labor costs and overhead expenses attributable to production and machine depreciation.
o)	Advertising expenditures
Advertising expenditures are expensed as incurred. There were no advertising costs incurred in the reporting period.
p)	Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, ASC 220 Comprehensive Income requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Group has chosen to report comprehensive income in the Statements of Stockholders’ Equity. The Group’s other comprehensive income represents foreign currency translation adjustments.

14

SMSA TREEMONT ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(UNAUDITED)
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
q)	Income taxes

The Group uses the accrual method of accounting to determine income taxes for the year. The Group has implemented Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Income tax liabilities computed according to the United States and People’s Republic of China (PRC) tax laws are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to accumulated depreciation, allowance for doubtful accounts as well as the potential impact of any net operating loss carryforwards and their potential utilization. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will be either taxable or deductible when the assets and liabilities are recovered or settled. A valuation allowance is created to evaluate deferred tax assets if it is more likely than not that these items will either expire before the Group is able to realize that tax benefit, or that future realization is uncertain.

The Group’s operation in U.S. files income tax returns in the United States of America and various states, as appropriate and applicable. As a result of the Company’s bankruptcy action, the Company’s operation in U.S. is no longer subject to U.S. federal, state and local, as applicable, income tax examinations by regulatory taxing authorities for any period prior to 1 August 2008. The Company does not anticipate any examinations of returns filed for periods ending after 1 August 2008.

All of Shandong Xiangrui’s operations are in China. According to relevant laws and regulation, the Company is subject a statutory tax rate of 25 percent.
r)	Value-added tax (VAT)

In accordance with the relevant tax laws of China, value-added taxes (VAT) are levied on the invoiced value of sales and are payable by the purchaser. The Company is required to remit the VAT it collects to the tax authority, but can deduct the VAT it has paid on eligible purchases. The difference between the amounts collected and paid is presented as VAT recoverable or payable balance on the balance sheets.

s)	Employee benefits

Full-time employees of Shandong Xiangrui participate in a government-mandated multi-employee defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require Shandong Xiangrui make contributions to the government for these benefits based on a specific percentage of the employees’ salaries up to a maximum of three times the average annual salary for the city in which Shandong Xiangrui operates for the prior year. Shandong Xiangrui has no legal obligation for the benefits beyond the contributions made.

15

SMSA TREEMONT ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(UNAUDITED)
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
t)	Impairment of long-lived assets

The Group evaluates its long-lived assets, including property and equipment for impairment whenever events or changes in circumstances, such as a significant adverse change to market conditions that will impact the future use of the assets, indicate that the carrying amount of an asset may not be recoverable in accordance with ASC 360 Property, Plant and Equipment. When these events occur, the Group assesses the recoverability of long-lived assets by comparing the carrying amount of the assets to the expected future undiscounted cash flows resulting from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Group recognizes an impairment loss based on the excess of the carrying amount of the assets over their fair value. Fair value is generally determined by discounting the cash flows expected to be generated by the assets, when the market prices are not readily available. No impairment of long-lived assets was recognized for any of the years presented.

u)	Government grants

We receive grants from the government. The grants received from government are recorded in the financial statements in accordance with the purpose and the nature of the grant, either as other income, a reduction of expenses, or a reduction of the cost of the capital investment. The benefit of grants is recorded when performance is complete and all conditions as specified in the agreement are fulfilled. Any refundable grant is accounted for as a liability.

v)	Income (Loss) per share

Basic earnings (loss) per share is computed by dividing the net income (loss) available to common stockholders by the weighted-average number of common shares outstanding during the respective period presented in our accompanying financial statements.

Fully diluted earnings (loss) per share is computed similar to basic income (loss) per share except that the denominator is increased to include the number of common stock equivalents (primarily outstanding options and warrants).

Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method, at either the beginning of the respective period presented or the date of issuance, whichever is later, and only if the common stock equivalents are considered dilutive based upon the Group’s net income (loss) position at the calculation date.

As of 30 June 2011, the Group had no outstanding stock warrants, options or convertible securities which could be considered as dilutive for purposes of the loss per share calculation.

16

SMSA TREEMONT ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(UNAUDITED)
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
w)	Recently issued accounting pronouncements

In July 2010, the FASB issued ASU 2010-20 an accounting update to provide guidance to enhance disclosures related to the credit quality of a company’s financing receivables portfolio and the associated allowance for credit losses (“FASB ASC Topic 310”). Pursuant to this accounting update, a company is required to provide a greater level of disaggregated information about its allowance for credit loss with the objective of facilitating users’ evaluation of the nature of credit risk inherent in the Group’s portfolio of financing receivables, how that risk is analyzed and assessed in arriving at the allowance for credit losses, and the changes and reasons for those changes in the allowance for credit losses. The revised disclosures as of the end of the reporting period are effective for the Group beginning in the second quarter of fiscal 2011, and the revised discourses related to activities during the reporting period are effective for the Group beginning in the third quarter of fiscal 2011. The adoption of such standard did not have a material impact on the Group’s consolidated financial statements and disclosures.

In December 2010, the FASB issued ASU 2010-28 an accounting pronouncement related to intangibles — goodwill and other (“FASB ASC Topic 350”), which requires a company to consider whether there are any adverse qualitative factors indicating that an impairment may exist in performing step 2 of the impairment test for reporting units with zero or negative carrying amounts. The provisions for this pronouncement are effective for fiscal years, and interim periods within those years, beginning after December 15, 2010, with no early adoption. We will adopt this pronouncement for our fiscal year beginning July 1, 2011. The adoption of this pronouncement is not expected to have a material impact on our consolidated financial statements.

In December 2010, the FASB issued ASU 2010-29 an accounting pronouncement related to business combinations (“FASB ASC Topic 815”), which specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. It also expands the supplemental pro forma disclosures under Topic 805 to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amendments in this Update are effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted. The adoption of this pronouncement is not expected to have a material impact on our consolidated financial statements.

In January 2011, the FASB issued ASU 2011-01 an accounting pronouncement related to receivables (“FASB ASC Topic 310”). The amendments in this update temporarily delay the effective date of the disclosures about troubled debt restructurings in ASU 2010-20 for public entities. The delay is intended to allow the Board time to complete its deliberations on what constitutes a troubled debt restructuring. The effective date of the new disclosures about troubled debt restructurings for public entities and the guidance for determining what constitutes a troubled debt restructuring will then be coordinated. Currently, that guidance is anticipated to be effective for interim and annual periods ending after 15 June 2011. The adoption of this pronouncement is not expected to have a material impact on our consolidated financial statements.

17

SMSA TREEMONT ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(UNAUDITED)
3.	NOTES AND ACCOUNTS RECEIVABLE, NET
Accounts receivable is stated at net value. As of 30 June 2011, the allowance for doubtful accounts recorded by the Group amounted to US$936,669.

Notes receivable represent bank drafts that are non-interest bearing and due within six months. Such bank drafts have been arranged with third party financial institutions by certain customers to settle their purchases from us. The carrying amount of notes receivable approximate their fair values due to their short maturities.

4.	PROPERTY , PLANT AND EQUIPMENT, NET

	30 JUNE	31 DECEMBER
	2011	2010
	US$	US$
Buildings	2,368,933	2,368,933
Machinery	6,652,819	6,934,521
Office equipment	32,636	18,911
Motor vehicles	60,172	59,098

Total	9,114,560	9,381,463
Less: Accumulated depreciation	(6,625,076)	(6,484,434)

Subtotal	2,489,484	2,897,029
Construction in progress	7,553,946	76,247

Property, plant and equipment, net	10,043,430	2,973,276

As of 30 June 2011, Shandong Xiangrui pledged its building with net book value of US$1,152,612 to Citibank (China) Co., Ltd., Shanghai Branch to secure a long term bank loan provided by the bank to Shandong RunYin Bio-Chemical Co., Ltd., a related party (Note 11).

Depreciation expenses for the three months ended 30 June 2011 and 2010 were $254,304 and $184,370 and for the six months ended 30 June 2011 and 2010 were $383,091 and $381,217, respectively.
5.	LAND USE RIGHTS, NET

As of 30 June 2011, Shandong Xiangrui pledged its land use rights with net book value of US$646,372 to Citibank (China) Co., Ltd., Shanghai Branch to secure a long term bank loan provided by the bank to Shandong RunYin Bio-Chemical Co., Ltd, a related party.

Land use rights are summarized as follows:

	30 JUNE	31 DECEMBER
	2011	2010
	US$	US$
Land use rights, cost	2,766,860	2,766,860
Less: accumulated amortization	(255,993)	(224,111)

Land use rights, net	2,510,867	2,542,749

18

SMSA TREEMONT ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(UNAUDITED)
6.	BANK BORROWINGS
The Group had the following outstanding short-term loans with banks:

	30 JUNE	31 DECEMBER
	2011	2010
	US$	US$
Rural Cooperative Bank of Dongping, Shandong	4,403,856	2,793,422
China Merchant Bank	1,545,213	—
Agricultural Develop Bank	—	4,529,875
Bank of Communications	—	754,979

Total	5,949,069	8,078,276

The Group’s bank borrowings are RMB denominated loans with fixed interest rates ranging from 4.86% to 7.02%. Interest expense on bank borrowings for the three months ended 30 June 2011 and 2010 was $223,345 and $38,650 and for six months ended 30 June 2011 and 2010 was $398,519 and $124,997, respectively. All bank loans are due within one year from balance sheet date.

7.	INCOME TAXES

On 13 May 2011, income from the Company’s foreign subsidiaries became subject to U.S. income tax liability; however, this tax is deferred until foreign source income is repatriated to the Company from earnings and profits after foreign income taxes, which has not yet occurred.

All of Shandong Xiangrui’s operations are in the PRC, and in accordance with the relevant tax laws and regulations of PRC, the corporate income tax rate is 25%.
Income before taxes and the provision for taxes consists of the following:

	THREE MONTHES ENDED 30 JUNE
	2011	2010
	US$	US$
Income before taxes:
US Federal	—	—
US State	—	—
BVI	—	—
PRC	1,639,708	967,461

Total income before taxes	1,639,708	967,461

19

SMSA TREEMONT ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(UNAUDITED)
7.	INCOME TAXES (CONTINUED)

	THREE MONTHES ENDED 30 JUNE
	2011	2010
	US$	US$
Provision for income taxes:
Current:
US Federal	—	—
US State	—	—
BVI	—	—
PRC	402,440	255,845

Current income taxes	402,440	255,845

Deferred:
US Federal	—	—
US State	—	—
BVI	—	—
PRC	2,358	5,789

Deferred income taxes	2,358	5,789

Total provision for income taxes	404,798	261,634

	SIX MONTHES ENDED 30 JUNE
	2011	2010
	US$	US$
Income (loss) before taxes:
US Federal	—	—
US State	(3,877)	(6,095)
BVI	—	—
PRC	3,726,662	1,841,387

Total income (loss) before taxes	3,722,785	1,835,292

20

SMSA TREEMONT ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(UNAUDITED)
7.	INCOME TAXES (CONTINUED)

	SIX MONTHES ENDED 30 JUNE
	2011	2010
	US$	US$
Provision for income taxes:
Current:
US Federal	—	—
US State	—	—
BVI	—	—
PRC	965,251	488,822

Current income taxes	965,251	488,822

Deferred:
US Federal	—	—
US State	—	—
BVI	—	—
PRC	(13,947)	(7,212)

Deferred income taxes	(13,947)	(7,212)

Total provision for income taxes	951,304	481,610

A reconciliation for the provision for income taxes with amounts determined by applying the statutory income tax rate to income before income tax is as follows:

	THREE MONTHES ENDED 30 JUNE
	2011	2010
	US$	US$
Profit before income tax	1,639,708	967,461
Corporate income tax rate	25%	25%
Computed tax at statutory rate	409,927	241,865
Income exempted from taxation	(5,129)	—
Expenses not deductible for tax purposes	—	19,769

Provision for income taxes	404,798	261,634

	SIX MONTHES ENDED 30 JUNE
	2011	2010
	US$	US$
Profit before income tax	3,722,785	1,835,292
Corporate income tax rate	25%	25%
Computed tax at statutory rate	930,696	458,823
Income exempted from taxation	(6,098)
Expenses not deductible for tax purposes	26,706	22,787

Provision for income taxes	951,304	481,610

21

SMSA TREEMONT ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(UNAUDITED)
7.	INCOME TAXES (CONTINUED)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Components of the Group’s deferred tax assets and liabilities are as follows:

	30 JUNE	31 DECEMBER
	2011	2010
	US$	US$
Deferred tax assets
Allowance for doubtful accounts	271,447	265,254

Total deferred tax assets	271,447	265,254

Deferred tax liabilities
Depreciation of property, plant and equipments	164,609	172,363

Total deferred tax liabilities	164,609	172,363

Deferred assets are current assets while deferred liabilities are non-current liabilities. No valuation allowance was provided for deferred tax assets in the periods presented.
8.	VAT AND MISCELLANEOUS TAXES PAYABLE

Miscellaneous tax payables mainly comprise local supplementary taxes that levied as a percentage of the total income tax and VAT tax paid. Details of VAT and miscellaneous taxes payable are set forth in the following table:

	30 JUNE	31 DECEMBER
	2011	2010
	US$	US$
VAT	111,293	859,128
Urban construction tax	6,415	46,064
Education tax	3,849	25,837
Local supplementary tax	2,566	8,613
Land use tax	2,905	3,918
Real estate tax	4,010	2,838
Stamp duty	2,829
Personal income tax payable on behalf of staffs	2,400	1,667

Total	136,267	948,065

22

SMSA TREEMONT ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(UNAUDITED)
9.	OTHER PAYABLE TO THIRD PARTIES
Other payables to third parties consist of the following:

	30 JUNE	31 DECEMBER
	2011	2010
	US$	US$
Purchases of property and equipment	77,884	111,535
Others	16,236	93,946

Total	94,120	205,481

10.	STATUTORY RESERVES

In accordance with the Company Law of the People’s Republic of China, Shandong Xiangrui should make appropriations from after-tax profit to non-distributable reserve funds. These reserve funds include (i) a general reserve and (ii) a discretionary fund. Shandong Xiangrui adds an annual statutory common reserve of at least 10% of its annual after-tax profit until such reserve has reached 50% of its respective registered capital based on the enterprise’s statutory accounts. The appropriations to discretionary fund are at Shandong Xiangrui’s discretion. These reserve funds can only be used for specific purposes of enterprises expansion and not distributable as cash dividends. Shandong Xiangrui provided 10% of statutory reserve and 6% of discretionary reserve upon distributable profit. Details of those reserves are presented as follows:

	30 JUNE	31 DECEMBER
	2011	2010
	US$	US$

Statutory reserve	604,154	326,619
Discretionary reserve	362,494	195,972

Total	966,648	522,591

11.	RELATED PARTY TRANSACTIONS
The principal related parties with which the Group had transactions are listed as follows:

Name	Relationship

Shandong Runyin Bio-chemical Co., Ltd.	Affiliates under common control
Ruixing Group Co., Ltd.	Affiliates under common control
Shandong Xinrui Chemical Devices Co., Ltd.	Affiliates under common control

23

SMSA TREEMONT ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(UNAUDITED)
11.	RELATED PARTY TRANSACTIONS (CONTINUED)
For the six months ended 30 June 2011, and 2010, the Group engaged in the following significant related party transactions:
(a)	Utility (steam and electricity) supply
Steam supply received from

		SIX MONTHS ENDED 30 JUNE
		2011	2010
		US$	US$
Shandong Runyin Bio-chemical Co., Ltd.	(i)	982,686	834,695

Electricity supply received from

		SIX MONTHS ENDED 30 JUNE
		2011	2010
		US$	US$
Shandong Runyin Bio-chemical Co., Ltd.	(i)	998,990	763,044

Electricity supplied to

		SIX MONTHS ENDED 30 JUNE
		2011	2010
		US$	US$
Shandong Xinrui Chemical Devices Co., Ltd.	(i)	—	273,167

(b)	Raw materials purchased from

	SIX MONTHS ENDED 30 JUNE
	2011	2010
	US$	US$
Shandong Runyin Bio-chemical Co., Ltd.	1,362,750	373,535

(c)	Plant facility lease from

		SIX MONTHS ENDED 30 JUNE
		2011	2010
		US$	US$
Shandong Runyin Bio-chemical Co., Ltd.	(ii)	4,700	4,574

(i)
In January 2009, the Company entered into a non-cancelable contract with Shandong Runyin Bio-chemical Co., Ltd. to secure the steam and electricity supply for the Company’s cornstarch and glucose production. The non-cancelable utility supply contract with the Shandong Runyin Bio-chemical Co., Ltd. expires in December 2014 whose price was determined by reference to market price.

(ii)
In December 2008, the Company entered into a rental contract with the Shandong Runyin Bio-chemical Co., Ltd. for leasing two plants. The lease contract was renewed on annual basis with yearly payment of US$9,000, which was determined by reference to market price.

24

SMSA TREEMONT ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(UNAUDITED)
11.	RELATED PARTY TRANSACTIONS (CONTINUED)
As of 30 June 2011 and 31 December 2010, the Group had following balances with related parties:
(e)	Amounts due from related parties

	30 JUNE	31 DECEMBER
	2011	2010
	US$	US$

Shandong Runyin Bio-chemical Co., Ltd.	980,517	—

Total	980,517	—

(f)	Amounts due to related parties

	JUNE 30,	DECEMBER 31
	2011	2010
	US$	US$
Ruixing Group Co., Ltd.	245,716	297,285
Shandong Runyin Bio-chemical Co., Ltd.	2,094,732	1,952,241

Total	2,340,448	2,249,526

Amounts due from and due to related parties are unsecured, interest-free and repayable on demand.
12.	COMMITMENTS AND CONTINGENCIES
(a)	Supply Commitment

In January 2009, Shandong Xiangrui entered into a non-cancelable contract with Shandong Runyin Bio-chemical Co., Ltd. to secure the steam and electricity supply for Shandong Xiangrui’s cornstarch and glucose production. The non-cancelable utility supply contract with the Shandong Runyin Bio-chemical Co., Ltd. expires in December 2014 with a price that approximates market price. Total amount of the contract per year would be determined by the actual quantity of utilities consumed by Shandong Xiangrui. Please refer to Note 11 for the actual value of supply consumed by Shandong Xiangrui in six months ended 30 June 2011 and 2010 respectively.

(b)	Loan Guarantee

As of 30 June 2011, Shandong Xiangrui pledged its building with net book value of US$2,510,867 to Citibank (China) Co., Ltd., Shanghai Branch to secure a long term bank loan provided by the bank to Shandong RunYin Bio-Chemical Co., Ltd.

As of 30 June 2011, Shandong Xiangrui pledged its land use rights with net book value of US$646,372 to Citibank (China) Co., Ltd., Shanghai Branch to secure a long term bank loan provided by the bank to Shandong RunYin Bio-Chemical Co., Ltd, a related party (Note 11).

25

SMSA TREEMONT ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(UNAUDITED)
12.	COMMITMENTS AND CONTINGENCIES (CONTINUED)
(c)	Capital Purchase Commitment

As of 30 June 2011, Shandong Xiangrui entered into non-cancellable contracts with some constructor and machinery suppliers for purchase of plant and machinery with amount of US$793,576.

(d)	Contingencies

The Group had no material contingent events during the reporting period.
13.	SEGMENT AND GEOGRAPHIC INFORMATION
Business segments

The main products of the Company are cornstarch and glucose, which have almost the same production process. Both are produced from corn kernels as raw materials while the only minor difference is that glucose is further processed from cornstarch by simply mixing up a few auxiliaries. The two products are sold to same type of customers with same distribution method. As such, the cornstarch and glucose production are not individually assessed when the Company’s chief operating decision maker reviews the operation results and make resources allocation. Therefore, the management believes the two products should be aggregated into one reporting segment to better reflect the Company’s economic activities.

Geographical segments
All the revenue is attributed to the revenue from China.
14.	SUBSEQUENT EVENTS
In the opinion of the management, the Group had no significant subsequent events.

26

SHANDONG XIANGRUI PHARMACY CO., LTD.
UNAUDITED CONDENSED FINANCIAL STATEMENTS
Period ended 31 March, 2011

CONTENTS

Page

Independent Auditors’ Report	2

Balance Sheets	3 – 4

Statements of Income	5

Statements of Cash Flows	6 – 7

Notes to Unaudited Condensed Financial Statements	8 – 21

1

INDEPENDENT AUDITORS’ REPORT
PCPAR[2011]-[B073]
Board of Directors and Shareholders of
Shandong Xiangrui Pharmacy Co., Ltd.
Shandong, China
We have reviewed the accompanying balance sheets of Shandong Xiangrui Pharmacy Co., Ltd. (the “Company”) as of March 31, 2011 and 2010, and the related statements of income, and cash flows for the periods then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of the Company.
A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.
Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.
BDO China Shu Lun Pan Certified Public Accountants LLP
Shanghai, China
April 22, 2011

2

SHANDONG XIANGRUI PHARMACY CO., LTD.
CONDENSED BALANCE SHEETS
(UNAUDITED)

		MARCH 31,	DECEMBER 31,
	Notes	2011	2010
		US$	US$
ASSETS

Current Assets
Cash		5,838,523	6,634,012
Restricted Cash		—	226,494
Notes receivable	3	4,074,507	2,236,468
Accounts receivable, net	3	618,221	255,870
Inventories, net		2,787,813	1,954,879
Advances to third party suppliers		2,589,162	907,796
Other receivables		149,360	104,681
Amounts due from related parties	11	6,334	—
Deferred tax assets	7	267,936	265,254

Total Current Assets		16,331,856	12,585,454

Non-current Assets
Property, plant and equipment, net	4	2,943,717	2,973,276
Land use rights, net	5	2,526,883	2,542,749

Total Non-current Assets		5,470,600	5,516,025

TOTAL ASSETS		21,802,456	18,101,479

The accompanying notes are integral part of the financial statements.

3

SHANDONG XIANGRUI PHARMACY CO., LTD.
CONDENSED BALANCE SHEETS (continued)
(UNAUDITED)

		MARCH 31,	DECEMBER 31,
	Notes	2011	2010
		US$	US$
LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Short-term bank borrowings	6	9,685,193	8,078,276
Accounts payable to third parties		1,159,288	827,993
Advance from third party customers		348,326	167,704
Payroll and welfare payable		4,762	19,305
Accrued expenses		191,308	106,179
Amounts due to related parties	11	2,292,012	2,249,526
Income tax payable	7	715,043	150,218
VAT tax payable		414,377	859,128
Miscellaneous tax payables		38,105	88,937
Other payables to third parties	8	77,731	205,481

Total Current Liabilities		14,926,145	12,752,747

Non-current liabilities
Deferred tax liabilities	7	158,740	172,363

Total Non-current Liabilities		158,740	172,363

Total Liabilities		15,084,885	12,925,110

Shareholders’ Equity
Paid-in capital	9	2,416,480	2,416,480
Statutory reserves	10	522,591	522,591
Accumulated other comprehensive income		(426,267)	(427,019)
Retained earnings		4,204,767	2,664,317

Total Shareholders’ Equity		6,717,571	5,176,369

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		21,802,456	18,101,479

The accompanying notes are integral part of the financial statements.

4

SHANDONG XIANGRUI PHARMACY CO., LTD.
CONDENSED STATEMENTS OF INCOME
(UNAUDITED)

		THREE MONTHS ENDED
		MARCH 31,
	Notes	2011	2010
		US$	US$
Revenues
Cornstarch		13,151,195	6,903,457
Glucose		2,911,882	2,070,238
Others		58,759	10,218

Total Revenues		16,121,836	8,983,913

Cost of Sales
Cornstarch		(11,174,542)	(6,045,909)
Glucose		(2,180,337)	(1,681,267)
Others		(58,759)	(10,218)

Total Cost of Sales		(13,413,638)	(7,737,394)

Gross Profit		2,708,198	1,246,519

Operating Expenses		—	—
Selling and distribution		(293,519)	(242,607)
General and administrative		(112,570)	(55,345)

Total Operating Expenses		(406,089)	(297,952)

Interest Income		1,310	—
Interest Expenses		(175,174)	(86,347)
Other Income, net		(41,289)	5,611

Income Before Income Tax Expenses		2,086,956	867,831

Income Tax Expenses	7	(546,506)	(219,976)

NET INCOME		1,540,450	647,855

The accompanying notes are integral part of the financial statements.

5

SHANDONG XIANGRUI PHARMACY CO., LTD.
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	THREE MONTHS ENDED
	MARCH 31,
	2011	2010
	US$	US$
CASH FLOWS FROM OPERATING ACTIVITIES

Net income	1,540,450	647,855

Adjustment to reconcile net income to net cash provided by operating activities

Depreciation of property, plant and equipment	128,787	196,847
Amortization of land use rights	15,866	63,547
Allowance for doubtful accounts	—	—
Finance expense	175,174	86,347
Gain from disposal of fixed assets and other

Changes in operating assets and liabilities
Accounts receivable to third parties	(362,351)	(877,114)
Notes receivable	(1,838,039)	36,034
Advances to third party suppliers, net	(1,681,366)	12,592
Other receivables	(44,679)	(3,750)
Amounts due from related parties	(6,334)	(2,026,749)
Inventories	(832,934)	486,405
Accounts payable to third parties	331,295	(170,378)
Notes payable	—	611
Tax payable	564,825	(75,808)
Advances from third party customers	180,622	19,347
Payroll and welfare payable	(14,543)	—
Other payables to third parties	(623,333)	829,184
Amounts due to related parties	42,486	(189,168)
Accrued expenses	85,129	64,383
Deferred tax assets	(2,682)	20,962
Deferred tax liabilities	(13,623)	(33,963)

Net cash provided by operating activities	(2,355,250)	(912,816)

CASH FLOWS FROM INVESTING ACTIVITIES

Decrease of restricted cash	226,494	2,416,449
Purchase of property and equipment	(99,228)	(135,636)

Net cash provided by (used in) investing activities	127,266	2,280,813

The accompanying notes are integral part of the financial statements.

6

SHANDONG XIANGRUI PHARMACY CO., LTD.
CONDENSED STATEMENTS OF CASH FLOWS (continued)
(UNAUDITED)

	THREE MONTHS ENDED
	MARCH 31,
	2011	2010
	US$	US$

CASH FLOWS FROM FINANCING ACTIVITIES

Interest paid	(175,174)	(86,347)
Proceeds from short-term bank borrowings	1,606,917	1,246,815

Net cash provided by financing activities	1,431,743	1,160,468

Effect of foreign exchange rate changes	752	(110,199)

Net increase/(decrease) in cash	(795,489)	2,418,266

Cash, beginning of year	6,634,012	881,229

Cash, end of year	5,838,523	3,299,495

Supplementary disclosure of cash flow information:
Interest expense paid	(175,174)	(86,347)
Income taxes paid	(562,812)	(308,785)

The accompanying notes are integral part of the financial statements.

7

SHANDONG XIANGRUI PHARMACY CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)
1.	CORPORATE INFORMATION AND BASIS OF PRESENTATION
a)	Corporate information

Shandong Xiangrui Pharmacy Co., Ltd. (the “Company”) was incorporated in Dongping county of Shandong province, China on April 15, 2005 with a registered capital of RMB 20,000,000. The company is principally engaged in corn processing, manufacturing and sale of corn starch and pharmaceutical grade crystalline glucose. The Company is a single entity with no subsidiaries and operates its business in mainland China. Sales are virtually all attributable to domestic customers.

Xiangrui Pharmaceutical International Limited (“Xiangrui”) was incorporated in the British Virgin Islands on November 29, 2010. Tai’an Yisheng Management & Consulting Co., Ltd (“WFOE”) was incorporated by Xiangrui on May 6, 2011 as a wholly foreign owned enterprise in China. Xiangrui is a holding company that has no operations or assets other than its ownership of all of the capital stock of the WFOE.

On May 9, 2011, the WFOE entered into a series of variable interest entity contractual agreements (the “VIE Agreements”) with the Company and its shareholders. The VIE Agreements are comprised of a series of agreements, including an Exclusive Technical and Consulting Service Agreement, Management Fee Payment Agreement, Equity Interest Pledge Agreement, Exclusive Equity Interest Purchase Agreement, Operating Agreement and Proxy Agreement, through which the WFOE has the right to advise, consult, manage and operate the Company for an annual consulting services fee in the amount of the Company’s yearly net income before tax. In order to further reinforce the WFOE’s rights to control and operate the Company, the Company’s shareholders have entrusted their shareholder’s rights in the Company to a person designated by the WFOE.

The following chart reflects the Company’s organizational structure after the date of VIE Agreements:
b)	Basis of preparation

The unaudited condensed financial statements have been prepared and presented in accordance with the accounting principles generally accepted in the United States of America (US GAAP) for interim financial information and with the instruction to Form [10-Q] and Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes required by US GAAP. However, the information included in these interim financial statements reflects all adjustments (consisting solely normal recurring adjustments) which are, in the opinion of management, necessary for the fair presentation of financial position and the results of operations. Results shown for interim periods are not necessarily indicative of the results to be obtained for the full year.

8

SHANDONG XIANGRUI PHARMACY CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS (continued)
(UNAUDITED)
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Significant accounting policies in the preparation of the accompanying financial statements are as follows:
a)	Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the balance sheet dates and the reported amounts of revenues and expenses during the reporting periods. Significant estimates and assumptions reflected in the financial statements include, but are not limited to, revenue recognition, allowance for doubtful accounts, provision for inventories, useful lives of property and equipment and intangible assets, income tax and tax related valuation allowance, and contingencies. Actual results could differ significantly from those estimates.

b)	Foreign currency

The functional currency of the Company is Chinese Renminbi (RMB), as determined based on the criteria of FASB ASC 830 Foreign Currency Matters. The Company uses the U.S. dollar for financial reporting purouse.

The Company translates assets and liabilities into U.S. dollars using the applicable exchange rate quoted by the People’s Bank of China at the balance sheet date. The income and expenses items are translated using average rates during the reporting period. Adjustments resulting from the translation of financial statements from RMB into U.S. dollars are recorded in shareholders’ equity as part of accumulated other comprehensive income — translation adjustments. The exchange rates used for the translation are listed below.

	Period end exchange rate	Average of first quarter
	US$:RMB	US$:RMB
March 31, 2011	6.5564	6.5736
March 31, 2010	6.8263	6.8267
December 31,2010	6.6227	N/A
c)	Fair value of financial instruments

The Company adopted ASC 820 Fair Value Measurements and Disclosures. ASC 820 defines fair value, establishes a framework for measuring fair value, and requires disclosures to be provided on fair value measurement.

ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:
•	Level 1 — Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

•	Level 2 — Include other inputs that are directly or indirectly observable in the marketplace; and

•	Level 3 — Unobservable inputs which are supported by little or no market activity, therefore requiring an entity to develop its own assumptions.

9

SHANDONG XIANGRUI PHARMACY CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS (continued)
(UNAUDITED)
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
c)	Fair value of financial instruments (continued)

The carrying values of cash and cash equivalents, accounts receivable, other current assets, accounts payable, other current liabilities, and amounts due to employees approximate their fair value due to their short-term maturities.

d)	Cash
The Company considers all cash on hand and demand deposits as cash.
e)	Restricted cash
Restricted cash represents amounts held by banks, which are not available for the Company use, as security for issuance of letters of credit.
f)	Notes and accounts receivable

Notes receivable represent bank notes which are paid by third party commercial banks upon due thus are believed to have low credit risk. Provisions are made against notes and accounts receivable for estimated losses resulting from the inability of collecting payments from our customers. The Company periodically assesses notes and accounts receivable balances to determine whether an allowance for doubtful accounts should be made based upon historical bad debt analysis, specific customer creditworthiness, and current economic trends. Notes and accounts receivable in the balance sheets are stated net of such provision, if any.

g)	Inventories

Inventories are stated at the lower of cost or net realizable value at balance sheet date. Cost of inventories is determined using the weighted average method. Provisions are made for excessive, slow moving and obsolete inventories as well as inventories whose carrying value exceeds their net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less estimated costs and expenses and related taxes necessary to make the sale. Provision for inventories is determined on an individual item basis. Raw material costs are based on purchase costs while work-in-progress and finished goods comprise direct materials, direct labor and an allocation of manufacturing overhead costs.

10

SHANDONG XIANGRUI PHARMACY CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS (continued)
(UNAUDITED)
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
h)	Property, plant and equipment
Property, plant and equipment are stated at cost less accumulated depreciation and are depreciated on a straight-line basis over the estimated useful lives detailed as follows:

	Estimated	Estimated	Annual
Category	useful life	residual value	depreciation rate

Buildings	20 years	5%	4.75%

Machinery	5-10 years	5%	9.5%-19%

Office equipments	5-10 years	5%	9.5%-19%

Vehicles	10 years	5%	9.5%

Expenditures for major additions or improvement that extend the useful lives of property and equipment are capitalized as additions to the related assets. Expenditure for minor replacements, maintenance and repairs that do not improve or extend the lives of the assets are charged to expense when incurred. Retirement, sales and disposals of assets are recorded by removing the cost and accumulated depreciation, with any resulting gain or loss reflected in the statements of income.

All direct and indirect costs that are related to the construction of property and equipment and incurred before the assets are ready for their intended use are capitalized as construction in progress. Construction in progress is transferred to specific property and equipment accounts and commences depreciation when these assets are ready for their intended use. Interest costs are capitalized if they are incurred during the acquisition, construction or production of a qualifying asset and such costs could have been avoided if expenditures for the assets have not been made. Capitalization of interest costs commences when the activities to prepare the asset are in progress and expenditures and borrowing costs are being incurred. Interest costs are capitalized until the assets are ready for their intended use. Capitalization of interest costs is suspended during extended periods in which activities related to the acquisition or construction of the qualifying assets are interrupted. No interest costs were capitalized for the periods ended March 31, 2011 and 2010.

i)	Land use rights

Prepayments for land use rights represent amounts paid for the right to use land in China and are recorded at cost less accumulated amortization. Amortization is recorded on a straight-line basis over the terms of the respective land use rights agreements, which are 50 years.

11

SHANDONG XIANGRUI PHARMACY CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS (continued)
(UNAUDITED)
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
j)	Revenue recognition

The Company recognizes revenue pursuant to ASC 605 Revenue Recognition, where persuasive evidence of an arrangement exists (demonstrated via contract with purchasers), delivery has occurred, the seller’s price is fixed or determinable and collectibility is reasonably assured. This generally occurs when the customer receives the product or at the time title passes to the customer. Customers generally do not have the right to return product unless damaged or defective. The Company does not provide discount for early payments or any other allowances on sales.

k)	Shipping and handling costs
Shipping and handling costs are included in selling expenses. The shipping and handling costs for the three months period ended March 31, 2011 and 2010 were US$167,358 and US$110,794, respectively.
l)	Cost of goods sold
Cost of goods sold consists primarily of purchase costs of raw material, direct labor costs and overhead expenses attributable to production and machine depreciation.
m)	Advertising expenditures
Advertising expenditures are expensed as incurred. There were no advertising costs incurred in the reporting period.
n)	Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, ASC 220 Comprehensive Income requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company has chosen to report comprehensive income in the Statements of Stockholders’ Equity. The Company’s other comprehensive income represents foreign currency translation adjustments.

o)	Income taxes

Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax assets bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided to reduce the carrying amount of deferred tax assets if it is considered more likely than not that some portion, or all, of the deferred tax assets will not be realized.

12

SHANDONG XIANGRUI PHARMACY CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS (continued)
(UNAUDITED)
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
o)	Income taxes (continued)
The Company is subject to China’s New Corporate Income Tax (“CIT”) Law, which became effective on January 1, 2008 and has a uniform statutory tax rate of 25 percent.
p)	Value-added tax (VAT)

In accordance with the relevant tax laws of China, value-added taxes (VAT) are levied on the invoiced value of sales and are payable by the purchaser. The Company is required to remit the VAT it collects to the tax authority, but can deduct the VAT it has paid on eligible purchases. The difference between the amounts collected and paid is presented as VAT recoverable or payable balance on the balance sheets.

q)	Employee benefits

Full-time employees of the Company participate in a government-mandated multi-employee defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require the Company make contributions to the government for these benefits based on a specific percentage of the employees’ salaries up to a maximum of three times the average annual salary for the city in which the Company operates for the prior year. The Company has no legal obligation for the benefits beyond the contributions made. The total contribution for such employee benefits was US$39,798 and US$50,270 for the year ended March 31, 2011 and 2010, respectively.

r)	Impairment of long-lived assets

The Company evaluates its long-lived assets, including property and equipment for impairment whenever events or changes in circumstances, such as a significant adverse change to market conditions that will impact the future use of the assets, indicate that the carrying amount of an asset may not be recoverable in accordance with ASC 360 Property, Plant and Equipment. When these events occur, the Company assesses the recoverability of long-lived assets by comparing the carrying amount of the assets to the expected future undiscounted cash flows resulting from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company recognizes an impairment loss based on the excess of the carrying amount of the assets over their fair value. Fair value is generally determined by discounting the cash flows expected to be generated by the assets, when the market prices are not readily available. No impairment of long-lived assets was recognized for any of the years presented.

13

SHANDONG XIANGRUI PHARMACY CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS (continued)
(UNAUDITED)
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
s)	Government grants

We receive grants from the government. The grants received from government are recorded in the financial statements in accordance with the purpose and the nature of the grant, either as other income, a reduction of expenses, or a reduction of the cost of the capital investment. The benefit of grants is recorded when performance is complete and all conditions as specified in the agreement are fulfilled. Any refundable grant is accounted for as a liability.

t)	Recently issued accounting pronouncements

In January 2010, the FASB issued Accounting Standards Update (ASU) No. 2010-06 (ASU 2010-06), Improving Disclosures About Fair Value Measurements, which requires reporting entities to make new disclosures about recurring or nonrecurring fair-value measurements including significant transfers into and out of Level 1 and Level 2 fair-value measurements and information on purchases, sales, issuances, and settlements on a gross basis in the reconciliation of Level 3 fair-value measurements. ASU 2010-6 is effective for annual reporting periods beginning after December 15, 2009, except for Level 3 reconciliation disclosures which are effective for annual periods beginning after December 15, 2010. The Company does not expect that the adoption of ASU 2010-06 will have a material impact on its financial statements.

In February 2010, the FASB issued ASU No. 2010-09 (ASU 2010-09), Subsequent Events (Topic 855). The amendments remove the requirements for an SEC filer to disclose a date, in both issued and revised financial statements, through which subsequent events have been reviewed. Revised financial statements include financial statements revised as a result of either correction of an error or retrospective application of U.S. GAAP. ASU 2010-09 is effective for interim or annual financial periods ending after June 15, 2010. The provisions of ASU 2010-09 are not expected to have a material effect on the financial position, results of operations or cash flows of the Company.

3.	NOTES AND ACCOUNTS RECEIVABLE, NET
Accounts receivable is stated at net value. As of March 31, 2011 and December 31, 2010, the allowance for doubtful accounts recorded by the Company amounted to US$1,002,080.

Notes receivable represent bank drafts that are non-interest bearing and due within three months. Such bank drafts have been arranged with third party financial institutions by certain customers to settle their purchases from us. The carrying amount of notes receivable approximate their fair values due to their short maturities.

14

SHANDONG XIANGRUI PHARMACY CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS (continued)
(UNAUDITED)
4.	PROPERTY , PLANT AND EQUIPMENT, NET
Property, plant and equipment consist of the following:

	MARCH 31,	DECEMBER 31,
	2011	2010
	US$	US$
Buildings	2,427,597	2,368,933
Machinery	6,819,902	6,934,521
Office equipment	19,867	18,911
Motor vehicles	57,592	59,098

Total	9,324,958	9,381,463
Less: Accumulated depreciation	(6,613,222)	(6,484,434)

Subtotal	2,711,736	2,897,029
Construction in progress	231,981	76,247

Property, plant and equipment, net	2,943,717	2,973,276

As of March 31, 2011, the Company pledged its building with net book value of US$2,221,687 to Citibank (China) Co., Ltd., Shanghai Branch to secure a long term bank loan provided by the bank to Shandong RunYin Bio-Chemical Co., Ltd., a related party (Note 11).

Depreciation expenses amounted to US$128,787 and US$196,847 for the periods ended March 31, 2011 and 2010, respectively.
5.	LAND USE RIGHTS, NET

As of March 31, 2011, the Company pledged its land use right with net book value of US$2,526,883 to Dongping Branch of Industrial and Commercial Bank of China and Citibank (China) Co., Ltd., Shanghai Branch respectively to secure two long term bank loans provided by those banks to Shandong RunYin Bio-Chemical Co., Ltd., a related party.

Land use rights are summarized as follows:

	MARCH 31,	DECEMBER 31,
	2011	2010
	US$	US$
Land use rights, cost	2,766,860	2,766,860
Less: accumulated amortization	(239,977)	(224,111)

Land use rights, net	2,526,883	2,542,749

15

SHANDONG XIANGRUI PHARMACY CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS (continued)
(UNAUDITED)
6.	BANK BORROWINGS
The Company had the following outstanding short-term loans with banks:

	MARCH 31,	DECEMBER 31,
	2011	2010
	US$	US$
Agricultural Develop Bank, Dong Ping Branch	4,575,682	4,529,875
Rural Cooperative Bank of Dongping, Shandong	4,346,898	2,793,422
Bank of Communications	762,613	754,979

Total	9,685,193	8,078,276

The Company’s bank borrowings are RMB denominated loans with fixed interest rates ranging from 4.86% to 11.62%. Interest expense on bank borrowings was US$175,174 and US$86,347 for the periods ended March 31, 2011 and 2010, respectively. All bank loans are due within one year from balance sheet date.

7.	INCOME TAXES

Pursuant to the new China’s Corporate Income Tax Laws and relevant regulations that were applicable before January 1, 2008, the Company was subject to corporate income taxes (CIT) at a statutory rate of 25%.

The income tax provision is summarized as follows:

	Three Months Ended March 31
	2011	2010
	US$	US$
Current tax expense	562,811	232,977
Deferred tax expense	(16,305)	(13,001)

Total income tax provision	546,506	219,976

A reconciliation for the provision for income taxes with amounts determined by applying the statutory income tax rate to income before income tax is as follows:

	Three Months Ended December 31
	2011	2010
	US$	US$

Corporate income tax rate	25%	25%
Computed tax at statutory rate	521,739	224,208
Utilization of the accumulated tax loss	—	(4,232)
Expense not deductible for tax purposes	24,767	—

Provision for income taxes	546,506	219,976

16

SHANDONG XIANGRUI PHARMACY CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS (continued)
(UNAUDITED)
7.	INCOME TAXES (CONTINUED)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Components of the Company’s deferred tax assets and liabilities are as follows:

	MARCH 31,	DECEMBER 31,
	2011	2010
	US$	US$
Deferred tax assets
Allowance for doubtful accounts	267,936	265,254

Total deferred tax assets	267,936	265,254

Deferred tax liabilities
Depreciation of property, plant and equipments	158,740	172,363

Total deferred tax liabilities	158,740	172,363

Deferred assets are current assets while deferred liabilities are non-current liabilities. No valuation allowance was provided for deferred tax assets in the periods presented.
8.	OTHER PAYABLE TO THIRD PARTIES
Other payables to third parties consist of the following:

	MARCH 31,	DECEMBER 31,
	2011	2009
	US$	US$
Purchases of property and equipment	42,192	111,535
Others	35,539	93,946

Total	77,731	205,481

9.	PAID-IN CAPITAL
The Company’s paid-in capital was held by the following shareholders in each period as follows:

	MARCH 31,	DECEMBER 31,
	2011	2010
	US$	US$
Xuchun Wang	2,126,502	2,126,502
Lingfa Huang	193,318	193,318
Binglong Qiao	48,330	48,330
Guo Wang	48,330	48,330

Total	2,416,480	2,416,480

17

SHANDONG XIANGRUI PHARMACY CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS (continued)
(UNAUDITED)
10.	STATUTORY RESERVES

In accordance with the Company Law of the People’s Republic of China, the Company should make appropriations from after-tax profit to non-distributable reserve funds. These reserve funds include (i) a general reserve and (ii) a discretionary fund. The Company adds an annual statutory common reserve of at least 10% of its annual after-tax profit until such reserve has reached 50% of its respective registered capital based on the enterprise’s statutory accounts. The appropriations to discretionary fund are at the Company’s discretion. These reserve funds can only be used for specific purposes of enterprises expansion and not distributable as cash dividends. The Company provided 10% of statutory reserve and 6% of discretionary reserve upon distributable profit. Details of those reserves are presented as follows:

	MARCH 31,	DECEMBER 31,
	2011	2010
	US$	US$

Statutory reserve	326,619	326,619
Discretionary reserve	195,972	195,972

Total	522,591	522,591

11.	RELATED PARTY TRANSACTIONS
As of and for the three months ended March 31, 2011, and 2010, the principal related parties with which the Company had transactions are listed as follows:

Name	Relationship

Shandong Runyin Bio-chemical Co., Ltd.	Affiliates under common control
Ruixing Group Co., Ltd.	Affiliates under common control
Shandong Xinrui Chemical Devices Co., Ltd.	Affiliates under common control
For the three months ended March 31, 2011, and 2010, the Company engaged in the following significant related party transactions:
(a)	Utility (steam and electricity) supply
Steam supply received from

		Three Months Ended March 31
		2011	2010
		US$	US$
Shandong Runyin Bio-chemical Co., Ltd.	(i)	430,360	413,747

18

SHANDONG XIANGRUI PHARMACY CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS (continued)
(UNAUDITED)
11.	RELATED PARTY TRANSACTIONS (CONTINUED)
(a)	Utility (steam and electricity) supply (continued)
Electricity supply received from

		Three Months Ended March 31
		2011	2010
		US$	US$
Shandong Runyin Bio-chemical Co., Ltd.	(i)	382,509	352,252

Electricity supplied to

		Three Months Ended March 31
		2011	2010
		US$	US$
Shandong Xinrui Chemical Devices Co., Ltd.	(i)	—	124,762

(b)	Raw materials purchased from

	Three Months Ended March 31
	2011	2010
	US$	US$
Shandong Runyin Bio-chemical Co., Ltd.	236,999	171,012

(c)	Plant facility lease from

		Three Months Ended March 31
		2011	2010
		US$	US$
Shandong Runyin Bio-chemical Co., Ltd.	(ii)	2,350	2,287

(i)
In January 2009, the Company entered into a non-cancelable contract with Shandong Runyin Bio-chemical Co., Ltd. to secure the steam and electricity supply for the Company’s cornstarch and glucose production. The non-cancelable utility supply contract with the Shandong Runyin Bio-chemical Co., Ltd. expires in December 2014 whose price was determined by reference to market price.

(ii)
In December 2008, the Company entered into a rental contract with the Shandong Runyin Bio-chemical Co., Ltd. for leasing two plants. The lease contract was renewed on annual basis with yearly payment of US$9,000, which was determined by reference to market price.

19

SHANDONG XIANGRUI PHARMACY CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS (continued)
(UNAUDITED)
11.	RELATED PARTY TRANSACTIONS (CONTINUED)
(d)	Amounts due from related parties

	MARCH 31,	DECEMBER 31
	2011	2010
	US$	US$
Shandong Runyin Bio-chemical Co., Ltd.	599	—
Shandong Xinrui Chemical Devices Co., Ltd.	1,634	—
Ruixing Group Co.,Ltd	4,141	—

Total	6,334	—

(e)	Amounts due to related parties

	MARCH 31,	DECEMBER 31,
	2011	2010
	US$	US$
Ruixing Group Co., Ltd.	224,372	297,285
Shandong Runyin Bio-chemical Co., Ltd.	2,067,640	1,952,241

Total	2,292,012	2,249,526

Amounts due from and due to related parties are unsecured, interest-free and repayable on demand.
12.	COMMITMENTS AND CONTINGENCIES
(a)	Supply Commitment

In January 2009, the Company entered into a non-cancelable contract with Shandong Runyin Bio-chemical Co., Ltd. to secure the steam and electricity supply for the Company’s cornstarch and glucose production. The non-cancelable utility supply contract with the Shandong Runyin Bio-chemical Co., Ltd. expires in December 2014 with a price that approximates market price. Total amount of the contract per year would be determined by the actual quantity of utilities consumed by the Company. For the actual value of supply consumed by the Company in three months ended March 31, 2011 and 2010, please see Note 11.

(b)	Loan Guarantee

As of March 31, 2011, the Company pledged its building with net book value of US$2,221,687 to Citibank (China) Co., Ltd., Shanghai Branch to secure a long term bank loan provided by the bank to Shandong RunYin Bio-Chemical Co., Ltd.

As of March 31, 2011, the Company pledged its land use right with net book value of US$1,872,503 and US$654,380 to Dongping Branch of Industrial and Commercial Bank of China and Citibank (China) Co., Ltd., Shanghai Branch respectively to secure two long term bank loans provided by those banks to Shandong RunYin Bio-Chemical Co., Ltd, a related party (Note 11).

20

SHANDONG XIANGRUI PHARMACY CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS (continued)
(UNAUDITED)
12.	COMMITMENTS AND CONTINGENCIES (CONTINUED)
(c)	Capital Purchase Commitment

As of March 31, 2011, the Company entered into non-cancellable contracts with some machinery suppliers for purchase of machinery and equipment, which amounted to US$4,887,792.

(d)	Contingencies

The Company had no material contingent events during the reporting period.
13.	SEGMENT AND GEOGRAPHIC INFORMATION
Business segments

The main products of the Company are cornstarch and glucose, which have almost the same production process. Both are produced from corn kernels as raw materials while the only minor difference is that glucose is further processed from cornstarch by simply mixing up a few auxiliaries. The two products are sold to same type of customers with same distribution method. As such, the cornstarch and glucose production are not individually assessed when the Company’s chief operating decision maker reviews the operation results and make resources allocation. Therefore, the management believes the two products should be aggregated into one reporting segment to better reflect the Company’s economic activities.

Geographical segments
All the revenue is attributed to the revenue from China.
14.	SUBSEQUENT EVENTS
In the opinion of the management, the Company had no significant subsequent events except for the VIE Agreements described in Note 1(a).

21

SHANDONG XIANGRUI PHARMACY CO., LTD.
FINANCIAL STATEMENTS
Years ended December 31, 2010 and 2009

INDEPENDENT AUDITORS’ REPORT
Board of Directors and Shareholders of
Shandong Xiangrui Pharmacy Co., Ltd.
Shandong, China
We have audited the accompanying balance sheets of Shandong Xiangrui Pharmacy Co., Ltd. (the “Company”) as of December 31, 2010 and 2009, and the related statements of income, shareholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audits in accordance with the standards of Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shandong Xiangrui Pharmacy Co., Ltd. as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
BDO China Shu Lun Pan Certified Public Accountants LLP
Shanghai, China
March 22, 2011

SHANDONG XIANGRUI PHARMACY CO., LTD.
BALANCE SHEETS

		December 31
	Notes	2010	2009
		US$	US$
ASSETS

Current Assets
Cash		6,634,012	881,230
Restricted Cash		226,494	2,416,449
Notes receivable	3	2,236,468	273,045
Accounts receivable, net	3	255,870	1,463,431
Inventories, net	4	1,954,879	1,727,331
Advances to third party suppliers	5	907,796	674,821
Other receivables	5	104,681	103,664
VAT tax refundable		—	433,239
Amounts due from related parties	16	—	645,479
Deferred tax assets	9	265,254	250,520

Total Current Assets		12,585,454	8,869,209

Non-current Assets
Property, plant and equipment, net	6	2,973,276	2,630,076
Land use rights, net	7	2,542,749	2,604,400

Total Non-current Assets		5,516,025	5,234,476

TOTAL ASSETS		18,101,479	14,103,685

The accompanying notes are integral part of the financial statements.

SHANDONG XIANGRUI PHARMACY CO., LTD.
BALANCE SHEETS (continued)

		31 December
	Notes	2010	2009
		US$	US$
LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Short-term bank borrowings	8	8,078,276	5,858,059
Notes payable		—	2,196,772
Accounts payable to third parties		827,993	1,025,657
Advance from third party customers		167,704	41,899
Payroll and welfare payable		19,305	—
Accrued expenses	12	106,179	88,391
Amounts due to related parties	16	2,249,526	2,341,295
Income tax payable	9	150,218	118,855
VAT tax payable		859,128	—
Miscellaneous tax payables	11	88,937	5,644
Other payables to third parties	10	205,481	111,278

Total Current Liabilities		12,752,747	11,787,850

Non-current liabilities
Deferred tax liabilities	9	172,363	222,093

Total Non-current Liabilities		172,363	222,093

Total Liabilities		12,925,110	12,009,943

Shareholders’ Equity
Paid-in capital	13	2,416,480	2,416,480
Statutory reserves	14	522,591	44,098
Accumulated other comprehensive income		(427,019)	(596,965)
Retained earnings		2,664,317	230,129

Total Shareholders’ Equity		5,176,369	2,093,742

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		18,101,479	14,103,685

The accompanying notes are integral part of the financial statements.

SHANDONG XIANGRUI PHARMACY CO., LTD.
STATEMENTS OF INCOME

		Years Ended December 31
	Notes	2010	2009
		US$	US$
Revenues
Cornstarch		32,989,848	12,779,162
Glucose		8,934,164	4,336,391
Others		129,117	—

Total Revenues		42,053,129	17,115,553

Cost of Sales
Cornstarch		(28,754,128)	(11,489,453)
Glucose		(7,748,407)	(4,048,677)
Others		(83,978)	—

Total Cost of Sales		(36,586,513)	(15,538,130)

Gross Profit		5,466,616	1,577,423

Operating Expenses
Selling and distribution		(1,003,500)	(571,313)
General and administrative		(245,515)	(753,023)

Total Operating Expenses		(1,249,015)	(1,324,336)

Interest Income		30,316	28,982
Interest Expenses		(409,088)	(278,179)
Foreign Exchange Loss		(28)	—
Gain from disposal of fixed assets		90,663
Other Income, net		4,281	422,005

Income Before Income Tax Expenses		3,933,745	425,895

Income Tax Expenses	9	(1,021,064)	(127,261)

NET INCOME		2,912,681	298,634

The accompanying notes are integral part of the financial statements.

SHANDONG XIANGRUI PHARMACY CO., LTD.
STATEMENTS OF CASH FLOWS

	Years Ended December 31
	2010	2009
	US$	US$
CASH FLOWS FROM OPERATING ACTIVITIES

Net income	2,912,681	298,634

Adjustment to reconcile net income to net cash provided by operating activities

Depreciation of property, plant and equipment	686,746	784,829
Amortization of land use rights	61,652	51,421
Allowance for doubtful accounts	27,300	166,369

Gain from disposal of fixed assets and other	(90,635)	—

Changes in operating assets and liabilities
Accounts receivable to third parties	1,180,261	(1,211,195)
Notes receivable	(1,963,422)	(259,136)
Advances to third party suppliers, net	(232,974)	(2,620)
Other receivables	(1,019)	1,787,727
Amounts due from related parties	645,479	(645,479)
Inventories	(227,548)	(345,791)
Accounts payable to third parties	(197,664)	(610,135)
Notes payable	(2,196,772)	2,196,772
Tax payable	31,363	88,808
Advances from third party customers	125,805	26,530
Payroll and welfare payable	19,305	—
Other payables to third parties	1,469,863	(578,057)
Amounts due to related parties	(91,769)	200,978
Accrued expenses	17,788	(47,732)
Deferred tax assets	(13,103)	(1,509)
Deferred tax liabilities	(51,361)	9,950

Net cash provided by operating activities	2,111,976	1,910,364

CASH FLOWS FROM INVESTING ACTIVITIES

Decrease/(increase) of restricted cash	2,189,956	(2,416,449)
Purchase of property and equipment	(939,284)	(39,786)

Net cash provided by (used in) investing activities	1,250,672	(2,456,235)

The accompanying notes are integral part of the financial statements.

SHANDONG XIANGRUI PHARMACY CO., LTD.
STATEMENTS OF CASH FLOWS (continued)

	Years Ended December 31
	2010	2009
	US$	US$
CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from short-term bank borrowings	10,640,184	8,562,747
Repayment of short-term bank borrowings	(8,419,967)	(8,557,261)

Net cash provided by (used in) financing activities	2,220,217	5,486

Effect of foreign exchange rate changes	169,919	4,360

Net increase/(decrease) in cash	5,752,784	(536,025)

Cash, beginning of year	881,229	1,417,255

Cash, end of year	6,634,013	881,230

Supplementary disclosure of cash flow information:
Interest expense paid	378,772	278,179
Income taxes paid	1,085,528	30,012

The accompanying notes are integral part of the financial statements.

SHANDONG XIANGRUI PHARMACY CO., LTD.
STATEMENTS OF SHAREHOLDERS’ EQUITY

			(Accumulated	Accumulated
			deficits)	other	Total
		Statutory	Retained	comprehensive	shareholders’
	Paid-in capital	reserves	earnings	loss	equity
	US$	US$	US$	US$	US$

Balance at December 31, 2008	2,416,480	3,068	(27,475)	(601,326)	1,790,747

Net income	—	—	298,634	—	298,634
Foreign currency translation adjustment	—	—		4,361	4,361

Total comprehensive income	—	—	298,634	4,361	302,995

Appropriation of statutory reserve	—	41,030	(41,030)	—	—

Balance at December 31, 2009	2,416,480	44,098	230,129	(596,965)	2,093,742

Net income	—	—	2,912,681	—	2,912,681
Foreign currency translation adjustment	—	—	—	169,946	169,946

Total comprehensive income	—	—	2,912,681	169,946	3,082,627

Appropriation of statutory reserve	—	478,493	(478,493)	—	—

Balance at December 31, 2010	2,416,480	522,591	2,664,317	(427,019)	5,176,369

The accompanying notes are integral part of the financial statements.

SHANDONG XIANGRUI PHARMACY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
1.	CORPORATE INFORMATION AND BASIS OF PRESENTATION
a)	Corporate information

Shandong Xiangrui Pharmacy Co., Ltd. (the “Company”) was incorporated in Dongping county of Shandong province, China on April 15, 2005 with a registered capital of RMB 20,000,000. The company is principally engaged in corn processing, manufacturing and sale of corn starch and pharmaceutical grade crystalline glucose. The Company is a single entity with no subsidiaries and operates its business in mainland China. Sales are virtually all attributable to domestic customers.

b)	Basis of preparation
The financial statements have been prepared and presented in accordance with the accounting principles generally accepted in the United States of America (US GAAP).
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Significant accounting policies in the preparation of the accompanying financial statements are as follows:
a)	Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the balance sheet dates and the reported amounts of revenues and expenses during the reporting periods. Significant estimates and assumptions reflected in the financial statements include, but are not limited to, revenue recognition, allowance for doubtful accounts, provision for inventories, useful lives of property and equipment and intangible assets, income tax and tax related valuation allowance, and contingencies. Actual results could differ significantly from those estimates.

b)	Foreign currency

The functional currency of the Company is Chinese Renminbi (RMB), as determined based on the criteria of FASB ASC 830 Foreign Currency Matters. The Company uses the U.S. dollar for financial reporting purposes.

SHANDONG XIANGRUI PHARMACY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
b)	Foreign currency (continued)

The Company translates assets and liabilities into U.S. dollars using the applicable exchange rate quoted by the People’s Bank of China at the balance sheet date. The income and expenses items are translated using average rates during the reporting period. Adjustments resulting from the translation of financial statements from RMB into U.S. dollars are recorded in shareholders’ equity as part of accumulated other comprehensive income — translation adjustments. The exchange rates used for the translation are listed below.

	Year end exchange rate	Average yearly
	US$:RMB	US$:RMB
2009	6.8282	6.8319
2010	6.6227	6.7353
c)	Fair value of financial instruments

The Company adopted ASC 820 Fair Value Measurements and Disclosures. ASC 820 defines fair value, establishes a framework for measuring fair value, and requires disclosures to be provided on fair value measurement.

ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:
•	Level 1 — Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.
•	Level 2 — Include other inputs that are directly or indirectly observable in the marketplace; and
•	Level 3 — Unobservable inputs which are supported by little or no market activity, therefore requiring an entity to develop its own assumptions.

The carrying values of cash and cash equivalents, accounts receivable, other current assets, accounts payable, other current liabilities, and amounts due to employees approximate their fair value due to their short-term maturities.

d)	Cash
The Company considers all cash on hand and demand deposits as cash.
e)	Restricted cash
Restricted cash represents amounts held by banks, which are not available for the Company use, as security for issuance of letters of credit.
f)	Notes and accounts receivable

Notes receivable represent bank notes which are paid by third party commercial banks upon due thus are believed to have low credit risk. Provisions are made against notes and accounts receivable for estimated losses resulting from the inability of collecting payments from our customers. The Company periodically assesses notes and accounts receivable balances to determine whether an allowance for doubtful accounts should be made based upon historical bad debt analysis, specific customer creditworthiness, and current economic trends. Notes and accounts receivable in the balance sheets are stated net of such provision, if any.

SHANDONG XIANGRUI PHARMACY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
g)	Inventories

Inventories are stated at the lower of cost or net realizable value at balance sheet date. Cost of inventories is determined using the weighted average method. Provisions are made for excessive, slow moving and obsolete inventories as well as inventories whose carrying value exceeds their net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less estimated costs and expenses and related taxes necessary to make the sale. Provision for inventories is determined on an individual item basis. Raw material costs are based on purchase costs while work-in-progress and finished goods comprise direct materials, direct labor and an allocation of manufacturing overhead costs.

h)	Property, plant and equipment
Property, plant and equipment are stated at cost less accumulated depreciation and are depreciated on a straight-line basis over the estimated useful lives detailed as follows:

	Estimated	Estimated	Annual
Category	useful life	residual value	depreciation rate

Buildings	20 years	5%	4.75%

Machinery	5-10 years	5%	9.5%-19%

Office equipments	5-10 years	5%	9.5%-19%

Vehicles	10 years	5%	9.5%

Expenditures for major additions or improvement that extend the useful lives of property and equipment are capitalized as additions to the related assets. Expenditure for minor replacements, maintenance and repairs that do not improve or extend the lives of the assets are charged to expense when incurred. Retirement, sales and disposals of assets are recorded by removing the cost and accumulated depreciation, with any resulting gain or loss reflected in the statements of income.

All direct and indirect costs that are related to the construction of property and equipment and incurred before the assets are ready for their intended use are capitalized as construction in progress. Construction in progress is transferred to specific property and equipment accounts and commences depreciation when these assets are ready for their intended use. Interest costs are capitalized if they are incurred during the acquisition, construction or production of a qualifying asset and such costs could have been avoided if expenditures for the assets have not been made. Capitalization of interest costs commences when the activities to prepare the asset are in progress and expenditures and borrowing costs are being incurred. Interest costs are capitalized until the assets are ready for their intended use. Capitalization of interest costs is suspended during extended periods in which activities related to the acquisition or construction of the qualifying assets are interrupted. No interest costs were capitalized for the years ended December 31, 2010 and 2009.

SHANDONG XIANGRUI PHARMACY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
i)	Land use rights

Prepayments for land use rights represent amounts paid for the right to use land in China and are recorded at cost less accumulated amortization. Amortization is recorded on a straight-line basis over the terms of the respective land use rights agreements, which are 50 years.

j)	Revenue recognition

The Company recognizes revenue pursuant to ASC 605 Revenue Recognition, where persuasive evidence of an arrangement exists (demonstrated via contract with purchasers), delivery has occurred, the seller’s price is fixed or determinable and collectibility is reasonably assured. This generally occurs when the customer receives the product or at the time title passes to the customer. Customers generally do not have the right to return product unless damaged or defective. The Company does not provide discount for early payments or any other allowances on sales.

k)	Shipping and handling costs
Shipping and handling costs are included in selling expenses. The shipping and handling costs for the years ended December 31, 2010 and 2009 were US$496,595 and US$303,341, respectively.
l)	Cost of goods sold
Cost of goods sold consists primarily of purchase costs of raw material, direct labor costs and overhead expenses attributable to production and machine depreciation.
m)	Advertising expenditures
Advertising expenditures are expensed as incurred. There were no advertising costs incurred in the reporting period.
n)	Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, ASC 220 Comprehensive Income requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company has chosen to report comprehensive income in the Statements of Stockholders’ Equity. The Company’s other comprehensive income represents foreign currency translation adjustments.

SHANDONG XIANGRUI PHARMACY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
o)	Income taxes

Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax assets bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided to reduce the carrying amount of deferred tax assets if it is considered more likely than not that some portion, or all, of the deferred tax assets will not be realized.

According to relevant laws and regulation, the Company is subject a statutory tax rate of 25 percent.
p)	Value-added tax (VAT)

In accordance with the relevant tax laws of China, value-added taxes (VAT) are levied on the invoiced value of sales and are payable by the purchaser. The Company is required to remit the VAT it collects to the tax authority, but can deduct the VAT it has paid on eligible purchases. The difference between the amounts collected and paid is presented as VAT recoverable or payable balance on the balance sheets.

q)	Employee benefits

Full-time employees of the Company participate in a government-mandated multi-employee defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require the Company make contributions to the government for these benefits based on a specific percentage of the employees’ salaries up to a maximum of three times the average annual salary for the city in which the Company operates for the prior year. The Company has no legal obligation for the benefits beyond the contributions made. The total contribution for such employee benefits was US$5,849 and US$16,203 for the year ended December 31, 2010 and 2009, respectively.

r)	Impairment of long-lived assets

The Company evaluates its long-lived assets, including property and equipment for impairment whenever events or changes in circumstances, such as a significant adverse change to market conditions that will impact the future use of the assets, indicate that the carrying amount of an asset may not be recoverable in accordance with ASC 360 Property, Plant and Equipment. When these events occur, the Company assesses the recoverability of long-lived assets by comparing the carrying amount of the assets to the expected future undiscounted cash flows resulting from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company recognizes an impairment loss based on the excess of the carrying amount of the assets over their fair value. Fair value is generally determined by discounting the cash flows expected to be generated by the assets, when the market prices are not readily available. No impairment of long-lived assets was recognized for any of the years presented.

SHANDONG XIANGRUI PHARMACY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
s)	Government grants

We receive grants from the government. The grants received from government are recorded in the financial statements in accordance with the purpose and the nature of the grant, either as other income, a reduction of expenses, or a reduction of the cost of the capital investment. The benefit of grants is recorded when performance is complete and all conditions as specified in the agreement are fulfilled. Any refundable grant is accounted for as a liability.

t)	Recently issued accounting pronouncements

In January 2010, the FASB issued Accounting Standards Update (ASU) No. 2010-06 (ASU 2010-06), Improving Disclosures About Fair Value Measurements, which requires reporting entities to make new disclosures about recurring or nonrecurring fair-value measurements including significant transfers into and out of Level 1 and Level 2 fair-value measurements and information on purchases, sales, issuances, and settlements on a gross basis in the reconciliation of Level 3 fair-value measurements. ASU 2010-6 is effective for annual reporting periods beginning after December 15, 2009, except for Level 3 reconciliation disclosures which are effective for annual periods beginning after December 15, 2010. The Company does not expect that the adoption of ASU 2010-06 will have a material impact on its financial statements.

In February 2010, the FASB issued ASU No. 2010-09 (ASU 2010-09), Subsequent Events (Topic 855). The amendments remove the requirements for an SEC filer to disclose a date, in both issued and revised financial statements, through which subsequent events have been reviewed. Revised financial statements include financial statements revised as a result of either correction of an error or retrospective application of U.S. GAAP. ASU 2010-09 is effective for interim or annual financial periods ending after June 15, 2010. The provisions of ASU 2010-09 are not expected to have a material effect on the financial position, results of operations or cash flows of the Company.

3.	NOTES AND ACCOUNTS RECEIVABLE, NET
Accounts receivable is stated at net value. As of December 31, 2010 and 2009, the allowance for doubtful accounts recorded by the Company amounted to US$1,002,080 and US$915,298, respectively.

Notes receivable represent bank drafts that are non-interest bearing and due within three months. Such bank drafts have been arranged with third party financial institutions by certain customers to settle their purchases from us. The carrying amount of notes receivable approximate their fair values due to their short maturities.

SHANDONG XIANGRUI PHARMACY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
4.	INVENTORIES, NET
Inventories are summarized as follows:

	December 31
	2010	2009
	US$	US$
Raw materials	1,206,001	1,026,025
Work-in-process	386,352	346,894
Finished goods	362,526	354,412

Total	1,954,879	1,727,331

No provision for inventory was necessary or made at December 31, 2010 and 2009.
5.	ADVANCE TO THIRD PARTY SUPPLIERS AND OTHER RECEIVABLES

Advances to suppliers represent cash advances paid to suppliers for future purchase of raw materials. Other receivables mainly include value added tax (VAT) benefit that is expected to be realized within three months from balance sheet date.

6.	PROPERTY , PLANT AND EQUIPMENT, NET
Property, plant and equipment consist of the following:

	December 31
	2010	2009
	US$	US$
Buildings	2,368,933	2,257,248
Machinery	6,934,521	6,702,356
Office equipment	18,911	17,129
Motor vehicles	59,098	9,341

Total	9,381,463	8,986,074
Less: Accumulated depreciation	(6,484,434)	(6,370,643)

Subtotal	2,897,029	2,615,431
Construction in progress	76,247	14,645

Property, plant and equipment, net	2,973,276	2,630,076

As of December 31, 2010, the Company pledged its building with net book value of US$2,332,480 to Citibank (China) Co., Ltd., Shanghai Branch to secure a long term bank loan provided by the bank to Shandong RunYin Bio-Chemical Co., Ltd., a related party (Note 16).

SHANDONG XIANGRUI PHARMACY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
6.	PROPERTY , PLANT AND EQUIPMENT, NET (CONTINUED)
Depreciation expenses amounted to US$695,703 and US$794,192 for the years ended December 31, 2010 and 2009, respectively. Depreciation expenses have been reported in the following accounts:

	Years Ended December 31
	2010	2009
	US$	US$
Cost of inventory	491,475	432,968
General and administrative expenses	195,271	351,861

Total	686,746	784,829

Depreciation expenses reported in cost of inventories are charged to cost of sales upon the sales.
7.	LAND USE RIGHTS, NET

As of December 31, 2010, the Company pledged its land use right with net book value of US$1,773,922 and US$768,827 to Dongping Branch of Industrial and Commercial Bank of China and Citibank (China) Co., Ltd., Shanghai Branch respectively to secure two long term bank loans provided by those banks to Shandong RunYin Bio-Chemical Co., Ltd., a related party (Note 16).

Land use rights are summarized as follows:

	December 31
	2010	2009
	US$	US$
Land use rights, cost	2,766,860	2,766,859
Less: accumulated amortization	(224,111)	(162,459)

Land use rights, net	2,542,749	2,604,400

8.	BANK BORROWINGS
The Company had the following outstanding short-term loans with banks:

	December 31
	2010	2009
	US$	US$
Agricultural Develop Bank, Dong Ping Branch	4,529,875	4,393,544
Rural Cooperative Bank of Dongping, Shandong	2,793,422	1,464,515
Bank of Communications	754,979	—

Total	8,078,276	5,858,059

The Company’s bank borrowings are RMB denominated loans with fixed interest rates ranging from 4.86% to 11.62%. Interest expense on bank borrowings was US$409,088 and US$278,179 for the years ended December 31, 2010 and 2009, respectively. All bank loans are due within one year from balance sheet date.

SHANDONG XIANGRUI PHARMACY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
9.	INCOME TAXES

Pursuant to the new China’s Corporate Income Tax Laws and relevant regulations that were applicable before January 1, 2008, the Company was subject to corporate income taxes (CIT) at a statutory rate of 25%.

The income tax provision is summarized as follows:

	Year Ended December 31
	2010	2009
	US$	US$
Current tax expense	1,085,528	118,820
Deferred tax expense	(64,464)	8,441

Total income tax provision	1,021,064	127,261

A reconciliation for the provision for income taxes with amounts determined by applying the statutory income tax rate to income before income tax is as follows:

	Year Ended December 31
	2010	2009
	US$	US$

Corporate income tax rate	25%	25%
Computed tax at statutory rate	983,436	106,474
Expense not deductible for tax purposes	37,628	20,787

Provision for income taxes	1,021,604	127,261

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Components of the Company’s deferred tax assets and liabilities are as follows:

	December 31
	2010	2009
	US$	US$
Deferred tax assets
Allowance for doubtful accounts	265,254	250,520

Total deferred tax assets	265,254	250,520

Deferred tax liabilities
Depreciation of property, plant and equipments	172,363	222,093

Total deferred tax liabilities	172,363	222,093

Deferred assets are current assets while deferred liabilities are non-current liabilities. No valuation allowance was provided for deferred tax assets in the periods presented.

SHANDONG XIANGRUI PHARMACY CO., LTD.

NOTES TO FINANCIAL STATEMENTS
10.	OTHER PAYABLE TO THIRD PARTIES
Other payables to third parties consist of the following:

	December 31
	2010	2009
	US$	US$
Purchases of property and equipment	111,535	92,654
Others	93,946	18,624

Total	205,481	111,278

11.	MISCELLANEOUS TAX PAYABLES

Miscellaneous tax payables mainly comprise local supplementary taxes that levied as a percentage of the total income tax and VAT tax paid. Details of miscellaneous tax payables are depicted in the following table:

	December 31
	2010	2009
	US$	US$
Urban construction tax	46,064	3,135
Education tax	25,837	1,881
Local supplementary tax	8,613	628
Land use tax	3,918	—
Real estate tax	2,838	—
Personal income tax payable on behalf of staffs	1,667	—

Total	88,937	5,644

12.	ACCRUED EXPENSES
Accrued expenses included the following:

	December 31
	2010	2009
	US$	US$
Bonus	49,944	40,841
Freight	56,235	47,550

Total	106,179	88,391

SHANDONG XIANGRUI PHARMACY CO., LTD.

NOTES TO FINANCIAL STATEMENTS
13.	PAID-IN CAPITAL
The Company’s paid-in capital was held by the following shareholders in each period as follows:

	December 31
	2010	2009
	US$	US$
Xuchun Wang	2,126,502	2,126,502
Lingfa Huang	193,318	193,318
Binglong Qiao	48,330	48,330
Guo Wang	48,330	48,330

Total	2,416,480	2,416,480

14.	STATUTORY RESERVES

In accordance with the Company Law of the People’s Republic of China, the Company should make appropriations from after-tax profit to non-distributable reserve funds. These reserve funds include (i) a general reserve and (ii) a discretionary fund. The Company adds an annual statutory common reserve of at least 10% of its annual after-tax profit until such reserve has reached 50% of its respective registered capital based on the enterprise’s statutory accounts. The appropriations to discretionary fund are at the Company’s discretion. These reserve funds can only be used for specific purposes of enterprises expansion and not distributable as cash dividends. The Company provided 10% of statutory reserve and 6% of discretionary reserve upon distributable profit. Details of those reserves are presented as follows:

	December 31
	2010	2009
	US$	US$

Statutory reserve	326,619	27,561
Discretionary reserve	195,972	16,537

Total	522,591	44,098

15.	GOVERNMENT GRANTS

The local government granted US$ 76,113 to the Company in year 2009 to subsidize the Company’s operating expenditure. The amount was recorded as other income in current period. There is no such government grant received by the Company in year 2010. There are no contingencies that relate to such government grant.

SHANDONG XIANGRUI PHARMACY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
16.	RELATED PARTY TRANSACTIONS
As of and for the years ended December 31, 2010, and 2009, the principal related parties with which the Company had transactions are listed as follows:

Name	Relationship

Shandong Runyin Bio-chemical Co., Ltd.	Affiliates under common control
Ruixing Group Co., Ltd.	Affiliates under common control
Shandong Xinrui Chemical Devices Co., Ltd.	Affiliates under common control
For the years ended December 31, 2010, and 2009, the Company engaged in the following significant related party transactions:
(a)	Utility (steam and electricity) supply
Steam supply received from

			Years Ended December 31
			2010	2009
			US$	US$
Shandong Runyin Bio-chemical Co., Ltd.	(i	)	1,661,430	1,228,118

Electricity supply received from

			Years Ended December 31
			2010	2009
			US$	US$
Shandong Runyin Bio-chemical Co., Ltd.	(i	)	1,568,885	959,893

Electricity supplied to

			Years Ended December 31
			2010	2009
			US$	US$
Shandong Xinrui Chemical Devices Co., Ltd.	(i	)	414,969	169,598

(b)	Raw materials purchased from

	Years Ended December 31
	2010	2009
	US$	US$
Shandong Runyin Bio-chemical Co., Ltd.	902,054	474,192

SHANDONG XIANGRUI PHARMACY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
16.	RELATED PARTY TRANSACTIONS (CONTINUED)
(c)	Plant facility lease from

		Years Ended December 31
		2010	2009
		US$	US$
Shandong Runyin Bio-chemical Co., Ltd.	(ii)	9,148	9,061

(d)	Guarantee

On June 17, 2010, Shandong Runyin Bio-chemical Co., Ltd. entered into a guaranty contract with Bank of Communications, to guarantee payment obligations under a five million RMB loan agreement between the Company and Bank of Communications dated as of June 17, 2010.

On November 24, 2010, Shandong Runyin Bio-chemical Co., Ltd., entered into a maximum amount mortgage agreement with Rural Cooperative Bank for a ten million RMB mortgage. Under the agreement Shandong Runyin Bio-chemical Co., Ltd. guarantees the Company’s mortgage over land, houses and equipment valued at RMB 23,110,000 for securing the Company’s debt under a loan agreement amounted to RMB 8,500,000.

On June 11, 2010, Ruixing Group Co., Ltd., entered into a guarantee agreement with Agricultural Development Bank to guarantee payment obligations under a thirty million RMB loan agreement between the Company and Agricultural Development Bank dated as of June 11, 2010.

On July 13, 2009, the Company, Shandong Xinrui Chemical Devices Co., Ltd., Shandong Runyin Bio-chemical Co., Ltd., Ruixing Group Co., Ltd., and Mr. Guangyin Meng, entered into a guarantee agreement to guarantee payment obligations under an eighty million RMB uncommitted short term cycling finance agreement between Shandong Runyin Bio-chemical Co., Ltd. and Citibank (China) Co., Ltd., Shanghai Branch dated as of July 13, 2009. The Company used its land use right and its properties to guarantee this loan.

(i)
In January 2009, the Company entered into a non-cancelable contract with Shandong Runyin Bio-chemical Co., Ltd. to secure the steam and electricity supply for the Company’s cornstarch and glucose production. The non-cancelable utility supply contract with the Shandong Runyin Bio-chemical Co., Ltd. expires in December 2014 whose price was determined by reference to market price.

(ii)
In December 2008, the Company entered into a rental contract with the Shandong Runyin Bio-chemical Co., Ltd. for leasing two plants. The lease contract was renewed on annual basis with yearly payment of US$9,000, which was determined by reference to market price.

(e)	Amounts due from related parties

	December 31
	2010	2009
	US$	US$
Shandong Runyin Bio-chemical Co., Ltd.	—	477,728
Shandong Xinrui Chemical Devices Co., Ltd.	—	167,751

Total	—	645,479

SHANDONG XIANGRUI PHARMACY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
16.	RELATED PARTY TRANSACTIONS (CONTINUED)
(f)	Amounts due to related parties

	December 31
	2010	2009
	US$	US$
Ruixing Group Co., Ltd.	297,285	244,817
Shandong Runyin Bio-chemical Co., Ltd.	1,952,241	2,096,478

Total	2,249,526	2,341,295

Amounts due from and due to related parties are unsecured, interest-free and repayable on demand.
17.	COMMITMENTS AND CONTINGENCIES
(a)	Supply Commitment

In January 2009, the Company entered into a non-cancelable contract with Shandong Runyin Bio-chemical Co., Ltd. to secure the steam and electricity supply for the Company’s cornstarch and glucose production. The non-cancelable steam and utility supply contract with the Shandong Runyin Bio-chemical Co., Ltd. expires in December 2014 with a price determined by reference to market price. Total amount of the contract per year would be determined by the actual quantity of utilities consumed by the Company. Please refer to Note 16 for the actual amount of the utility supply consumed by the Company in 2010 and 2009.

(b)	Loan Guarantee

As of December 31, 2010, the Company pledged its building with net book value of US$2,332,480 to Citibank (China) Co., Ltd., Shanghai Branch to secure a long term bank loan provided by the bank to Shandong RunYin Bio-Chemical Co., Ltd.

As of December 31, 2010, the Company pledged its land use right with net book value of US$1,773,922 and US$768,827 to Dongping Branch of Industrial and Commercial Bank of China and Citibank (China) Co., Ltd., Shanghai Branch respectively to secure two long term bank loans provided by those banks to Shandong RunYin Bio-Chemical Co., Ltd, a related party (Note 16).

(c)	Capital Purchase Commitment

In 2010, the Company entered into non-cancellable contracts with some machinery suppliers for purchase of machinery and equipment, which amounted to US$4,709,815. In 2009, the Company also entered into non-cancellable contracts with some machinery suppliers for purchase of machinery and equipment, which amounted to US$545,967. All these contracts will be settled in 2011.

(d)	Contingencies

The Company had no material contingent events during the reporting period.

SHANDONG XIANGRUI PHARMACY CO., LTD.

NOTES TO FINANCIAL STATEMENTS
18.	SEGMENT AND GEOGRAPHIC INFORMATION
Business segments

The main products of the Company are cornstarch and glucose, which have almost the same production process. Both are produced from corn kernels as raw materials while the only minor difference is that glucose is further processed from cornstarch by simply mixing up a few auxiliaries. The two products are sold to same type of customers with same distribution method. As such, the cornstarch and glucose production are not individually assessed when the Company’s chief operating decision maker reviews the operation results and make resources allocation. Therefore, the management believes the two products should be aggregated into one reporting segment to better reflect the Company’s economic activities.

Geographical segments
All the revenue is attributed to the revenue from China.
19.	SUBSEQUENT EVENTS

In accordance with ASC 855 Subsequent Events, the Company evaluated subsequent events through March 22, 2011, which was the date that the financial statements were issued. In the opinion of the management, the Company had no significant subsequent events.

SMSA TREEMONT ACQUISITION CORP.
UNAUDITED PRO FORMA FINANCIAL INFORMATION
(Amounts in U.S. dollar (“US$”), except for number of shares)
Shandong Xiangrui Pharmacy Co., Ltd. (the “Company”) was incorporated in Dongping county of Shandong province, China on April 15, 2005 with a registered capital of RMB 20,000,000. The company is principally engaged in corn processing, manufacturing and sale of corn starch and pharmaceutical grade crystalline glucose. The Company is a single entity with no subsidiaries and operates its business in mainland China. Sales are virtually all attributable to domestic customers.
Xiangrui Pharmaceutical International Limited (“Xiangrui”) was incorporated in the British Virgin Islands on November 29, 2010. Tai’an Yisheng Management & Consulting Co., Ltd (“WFOE”) was incorporated by Xiangrui on May 6, 2011 as a wholly foreign owned enterprise in China. Xiangrui is a holding company that has no operations or assets other than its ownership of all of the capital stock of the WFOE.
On May 9, 2011, the WFOE entered into a series of variable interest entity contractual agreements (the “VIE Agreements”) with the Company and its shareholders. The VIE Agreements are comprised of a series of agreements, including an Exclusive Technical and Consulting Service Agreement, Management Fee Payment Agreement, Equity Interest Pledge Agreement, Exclusive Equity Interest Purchase Agreement, Operating Agreement and Proxy Agreement, through which the WFOE has the right to advise, consult, manage and operate the Company for an annual consulting services fee in the amount of the Company’s yearly net income before tax. In order to further reinforce the WFOE’s rights to control and operate the Company, the Company’s shareholders have entrusted their shareholder’s rights in the Company to a person designated by the WFOE.
On May 13, 2011, Xiangrui and its sole shareholder, Mr. Chongxin Xu, entered into the Share Exchange Agreement with SMSA Treemont Acquisition Corp. (“SMSA”). Pursuant to the Share Exchange Agreement, SMSA issued 12,363,885 newly created shares to Mr. Chongxin Xu, and became the sole shareholder of Xiangrui. The shares issued to Mr. Chongxin Xu constitute 93% of SMSA’s issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Share Exchange Agreement.
The following chart reflects the organizational structure after May 13, 2011:
For accounting purposes, the share exchange transaction was treated as a reverse acquisition with Xiangrui as the acquirer and SMSA as the acquired party.
The following unaudited pro forma financial information is provided to demonstrate the effect of the formation of Xiangrui and the reverse acquisition between Xiangrui and SMSA, which includes balance sheet data and results of operation, and is prepared with the assumption that the formation and acquisition were completed at the beginning of the reporting period.

SMSA TREEMONT ACQUISITION CORP.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
(Amounts in U.S. dollar (“US$”), except for number of shares)
31 DECEMBER 2010

				Shandong
	SMSA	Xiangrui	WFOE	Xiangrui	Combined	Elimination	Consolidated
	US$	US$	US$	US$	US$	US$	US$
ASSETS	—	—	—	6,634,012	6,634,012	—	6,634,012
Current assets:	—	—	—	226,494	226,494	—	226,494
Cash	—	—	—	2,236,468	2,236,468	—	2,236,468
Restricted cash	—	—	—	255,870	255,870	—	255,870
Notes receivable	—	—	—	1,954,879	1,954,879	—	1,954,879
Accounts receivable, net	—	—	—	907,796	907,796	—	907,796
Inventories, net	—	—	—	104,681	104,681	—	104,681
Advances to third party suppliers	—	—	—	—	—	—	—
Other receivables	—	—	—	265,254	265,254	—	265,254
Amounts due from related parties	—	—	—	—	—	—	—
Deferred tax assets
Other current assets	—	—	—	12,585,454	12,585,454	—	12,585,454

Total current assets

	—	—	—	2,973,276	2,973,276	—	2,973,276
Non-current assets:	—	—	—	2,542,749	2,542,749	—	2,542,749
Property and equipment, net
Land use rights, net	—	—	—	5,516,025	5,516,025	—	5,516,025

Total non-current assets	—	—	—	18,101,479	18,101,479	—	18,101,479

	—	—	—	6,634,012	6,634,012	—	6,634,012
TOTAL ASSETS	—	—	—	226,494	226,494	—	226,494

3

SMSA TREEMONT ACQUISITION CORP.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS (CONTINUED)
(Amounts in U.S. dollar (“US$”), except for number of shares)
31 DECEMBER 2010

				Shandong
	SMSA	Xiangrui	WFOE	Xiangrui	Combined	Elimination	Consolidated
	US$	US$	US$	US$	US$	US$	US$
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term bank borrowings	—	—	—	8,078,276	8,078,276	—	8,078,276
Accounts payable to third parties	—	—	—	827,993	827,993	—	827,993
Notes payable	—	—	—	—	—	—	—
Advances from third party customers	—	—	—	167,704	167,704	—	167,704
Accrued expenses and other current liabilities	—	—	—	106,179	106,179	—	106,179
Payroll and welfare payable	—	—	—	19,305	19,305	—	19,305
Amounts due to related parties	—	—	—	2,249,526	2,249,526	—	2,249,526
Taxes payable	—	—	—	1,098,283	1,098,283	—	1,098,283
Other payables to third parties	—	—	—	205,481	205,481	—	205,481

Total current liabilities	—	—	—	12,752,747	12,752,747	—	12,752,747

Deferred tax Liabilities	—	—	—	172,363	172,363	—	172,363

Total liabilities	—	—	—	12,925,110	12,925,110	—	12,925,110

Shareholders’ equity:
Common stock-0.001 per value; 13,294,500 shares issued and outstanding	531	—	—	2,416,480	2,417,011	2,403,717	13,295
Additional paid-in capital	12,330	—	—		12,330	(2,403,717)	2,416,047
Statutory reserves	—	—	—	522,591	522,591	—	522,591
Accumulated other comprehensive income	—	—	—	(427,019)	(427,019)	—	(427,019)
Retained earnings	(12,861)	—	—	2,664,317	2,651,456	—	2,651,455

Total shareholders’ equity	—	—	—	5,176,369	5,176,369	—	5,176,369

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		—	—	18,101,479	18,101,479	—	18,101,479

4

SMSA TREEMONT ACQUISITION CORP.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
(Amounts in U.S. dollar (“US$”), except for number of shares)
31 MARCH 2011

				Shandong
	SMSA	Xiangrui	WFOE	Xiangrui	Combined	Elimination	Consolidated
	US$	US$	US$	US$	US$	US$	US$
ASSETS
Current assets:
Cash	—	—	—	5,838,523	5,838,523	—	5,838,523
Restricted cash	—	—	—	—	—	—	—
Notes receivable	—	—	—	4,074,507	4,074,507	—	4,074,507
Accounts receivable, net	—	—	—	618,221	618,221	—	618,221
Inventories, net	—	—	—	2,787,813	2,787,813	—	2,787,813
Advances to third party suppliers	—	—	—	2,589,162	2,589,162	—	2,589,162
Other receivables	—	—	—	149,360	149,360	—	149,360
Amounts due from related parties	—	—	—	6,334	6,334	—	6,334
Deferred tax assets	—	—	—	267,936	267,936	—	267,936
Other current assets	—	—	—	—	—	—	—

Total current assets	—	—	—	16,331,856	16,331,856	—	16,331,856

Non-current assets:
Property and equipment, net	—	—	—	2,943,717	2,943,717	—	2,943,717
Land use rights, net	—	—	—	2,526,883	2,526,883	—	2,526,883

Total non-current assets	—	—	—	5,470,600	5,470,600	—	5,470,600

TOTAL ASSETS	—	—	—	21,802,456	21,802,456	—	21,802,456

5

SMSA TREEMONT ACQUISITION CORP.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS (CONTINUED)
(Amounts in U.S. dollar (“US$”), except for number of shares)
31 MARCH 2011

				Shandong
	SMSA	Xiangrui	WFOE	Xiangrui	Combined	Elimination	Consolidated
	US$	US$	US$	US$	US$	US$	US$
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term bank borrowings	—	—	—	9,685,193	9,685,193	—	9,685,193
Accounts payable to third parties	—	—	—	1,159,288	1,159,288	—	1,159,288
Notes payable	—	—	—	—	—	—	—
Advances from third party customers	—	—	—	348,326	348,326	—	348,326
Accrued expenses and other current liabilities	—	—	—	191,308	191,308	—	191,308
Payroll and welfare payable	—	—	—	4,762	4,762	—	4,762
Amounts due to related parties	—	—	—	2,292,012	2,292,012	—	2,292,012
Taxes payable	—	—	—	1,167,525	1,167,525	—	1,167,525
Other payables to third parties	—	—	—	77,731	77,731	—	77,731

Total current liabilities	—	—	—	14,926,145	14,926,145	—	14,926,145

Deferred tax Liabilities	—	—	—	158,740	158,740	—	158,740

Total liabilities	—	—	—	15,084,885	15,084,885	—	15,084,885

Shareholders’ equity:
Common stock-0.001 per value; 13,294,500 shares issued and outstanding	531	—	—	2,416,480	2,417,011	2,403,717	13,295
Additional paid-in capital	16,207	—	—	—	16,207	(2,403,717)	2,419,924
Statutory reserves	—	—	—	522,591	522,591	—	522,591
Accumulated other comprehensive income	—	—	—	(426,267)	(426,267)	—	(426,267)
Retained earnings	(16,738)	—	—	4,204,767	4,188,029	—	4,188,028

Total shareholders’ equity	—	—	—	6,717,571	6,717,571	—	6,717,571

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	—	—	—	21,802,456	21,802,456	—	21,802,456

6

SMSA TREEMONT ACQUISITION CORP.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
(Amounts in U.S. dollar (“US$”), except for number of shares)
YEAR ENDED 31 DECEMBER 2010

				Shandong
	SMSA	Xiangrui	WFOE	Xiangrui	Combined	Elimination	Consolidated
	US$	US$	US$	US$	US$	US$	US$
Revenues:
Cornstarch	—	—	—	32,989,848	32,989,848	—	32,989,848
Glucose	—	—	—	8,934,164	8,934,164	—	8,934,164
Others	—	—	—	129,117	129,117	—	129,117

	—	—	—	42,053,129	42,053,129	—	42,053,129

Cost of sales:
Cornstarch	—	—	—	(28,754,128)	(28,754,128)	—	(28,754,128)
Glucose	—	—	—	(7,748,407)	(7,748,407)	—	(7,748,407)
Others	—	—	—	(83,978)	(83,978)	—	(83,978)

	—	—	—	(36,586,513)	(36,586,513)	—	(36,586,513)

Gross profit	—	—	—	5,466,616	5,466,616	—	5,466,616

Operating expenses:
Selling and distribution	—	—	—	(1,003,500)	(1,003,500)	—	(1,003,500)
General and administrative expenses	(6,095)	—	—	(245,515)	(251,610)	—	(251,610)

Total operating expenses	(6,095)	—	—	(1,249,015)	(1,255,110)	—	(1,255,110)

Operating income	(6,095)	—	—	4,217,601	4,211,506	—	4,211,506

7

SMSA TREEMONT ACQUISITION CORP.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME (CONTINUED)
(Amounts in U.S. dollar (“US$”), except for number of shares)
YEAR ENDED 31 DECEMBER 2010

				Shandong
	SMSA	Xiangrui	WFOE	Xiangrui	Combined	Elimination	Consolidated
	US$	US$	US$	US$	US$	US$	US$

Interest income	—	—	—	30,316	30,316	—	30,316
Interest expenses	—	—	—	(409,088)	(409,088)	—	(409,088)
Foreign exchange Gain	—	—	—	(28)	(28)	—	(28)
Investment loss	—	—	—	90,663	90,663	—	90,663
Other (expense) income, net	—	—	—	4,281	4,281	—	4,281

Income before income tax expenses	(6,095)	—	—	3,933,745	3,927,650	—	3,927,650
Income tax expenses	—	—	—	(1,021,064)	(1,021,064)	—	(1,021,064)

Net income attributable to ordinary shareholders	(6,095)	—	—	2,912,681	2,906,586	—	2,906,586

8

SMSA TREEMONT ACQUISITION CORP.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
(Amounts in U.S. dollar (“US$”), except for number of shares)
THREE MONTHS ENDED 31 MARCH 2011

				Shandong
	SMSA	Xiangrui	WFOE	Xiangrui	Combined	Elimination	Consolidated
	US$	US$	US$	US$	US$	US$	US$
Revenues:
Cornstarch	—	—	—	13,151,195	13,151,195	—	13,151,195
Glucose	—	—	—	2,911,882	2,911,882	—	2,911,882
Others	—	—	—	58,759	58,759	—	58,759

	—	—	—	16,121,836	16,121,836	—	16,121,836

Cost of sales:
Cornstarch	—	—	—	(11,174,542)	(11,174,542)	—	(11,174,542)
Glucose	—	—	—	(2,180,337)	(2,180,337)	—	(2,180,337)
Others	—	—	—	(58,759)	(58,759)	—	(58,759)

	—	—	—	(13,413,638)	(13,413,638)	—	(13,413,638)

Gross profit	—	—	—	2,708,198	2,708,198	—	2,708,198

Operating expenses:
Selling and distribution	—	—	—	(293,519)	(293,519)	—	(293,519)
General and administrative expenses	(3,877)	—	—	(112,570)	(116,447)	—	(116,447)

Total operating expenses	(3,877)	—	—	(406,089)	(409,966)	—	(409,966)

Operating income	(3,877)	—	—	2,302,109	2,298,232	—	2,298,232

9

SMSA TREEMONT ACQUISITION CORP.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME (CONTINUED)
(Amounts in U.S. dollar (“US$”), except for number of shares)
THREE MONTHS ENDED 31 MARCH 2011

				Shandong
	SMSA	Xiangrui	WFOE	Xiangrui	Combined	Elimination	Consolidated
	US$	US$	US$	US$	US$	US$	US$

Interest income	—	—	—	1,310	1,310	—	1,310
Interest expenses	—	—	—	(175,174)	(175,174)	—	(175,174)
Foreign exchange Gain	—	—	—	—	—	—	—
Investment loss	—	—	—	—	—	—	—
Other (expense) income, net	—	—	—	(41,289)	(41,289)	—	(41,289)

Income before income tax expenses	(3,877)	—	—	2,086,956	2,083,079	—	2,083,079
Income tax expenses	—	—	—	(546,506)	(546,506)	—	(546,506)

Net income attributable to ordinary shareholders	(3,877)	—	—	1,540,450	1,536,573	—	1,536,573

10

SMSA TREEMONT ACQUISITION CORP.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME (CONTINUED)
(Amounts in U.S. dollar (“US$”), except for number of shares)

		Three months
	December	ended March
	31,	31
	2010	2011
	US$	US$

Earnings per share:
Basic and diluted	—	—
Income from operations	2,906,586	1,536,573

Basic and diluted earnings per share	0.219	0.116

Weighted average ordinary shares outstanding:
Basic and diluted	13,294,500	13,294,500

11